Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228364 and 333-228364-17

PROSPECTUS

$1,800,000,000

Drive Auto Receivables Trust 2021-2

Issuing Entity

Central Index Key Number: 0001875229

Santander Drive Auto Receivables LLC	Santander Consumer USA Inc.
Depositor	Sponsor and Servicer
Central Index Key Number: 0001383094	Central Index Key Number: 0001540151

You should carefully read the risk factors set forth under “Risk Factors” beginning on page 13 of this prospectus.

The notes are asset-backed securities. The notes will be the obligation solely of the issuing entity and will not be obligations of or guaranteed by Santander Consumer USA Inc., Santander Drive Auto Receivables LLC, the underwriters or any of their affiliates.

Drive Auto Receivables Trust 2021-2 will issue the following asset-backed notes:

	Initial Principal Amount	Interest Rate	Final Scheduled Payment Date	Price to Public(1)	Underwriting Discount	Proceeds to the Depositor
Class A-1 Notes	$218,000,000	0.13789%	September 15, 2022	100.00000%	0.100%	99.90000%
Class A-2 Notes	593,000,000	0.36%	May 15, 2024	99.99552%	0.150%	99.84552%
Class A-3 Notes	219,100,000	0.35%	March 17, 2025	99.99272%	0.180%	99.81272%
Class B Notes	240,870,000	0.58%	December 15, 2025	99.99764%	0.300%	99.69764%
Class C Notes	253,760,000	0.87%	October 15, 2027	99.99649%	0.320%	99.67649%
Class D Notes	275,270,000	1.39%	March 15, 2029	99.98705%	0.320%	99.66705%

Total	$1,800,000,000			$1,799,907,244.15	$3,917,386.00	$1,795,989,858.15

(1)	Plus accrued interest, if any, from the closing date.
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The notes are payable solely from the assets of the issuing entity, which consist primarily of receivables, which are motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, SUVs and vans, substantially all of which are the obligations of “sub-prime” credit quality obligors, and funds on deposit in the reserve account.

•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th day is not a business day, the next business day, starting on September 15, 2021.
•

Credit enhancement for the notes will consist of overcollateralization, a reserve account funded with an initial amount of not less than 1.00% of the pool balance as of the cut-off date, excess interest on the receivables, and, in the case of each class of the offered notes, the subordination of certain payments to the noteholders of less senior classes of notes.

•	The issuing entity will also issue non-interest bearing certificates representing the equity interest in the issuing entity, which are not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

UNDERWRITERS

Citigroup	BMO Capital Markets	Santander

Solely with respect to the Class A notes:

Guzman & Company	Roberts & Ryan	Siebert Williams Shank

The date of this prospectus is August 17, 2021.

(continued)

(continued)

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity, Drive Auto Receivables Trust 2021-2, including terms and conditions that apply to the notes offered by this prospectus.

You should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus is accurate on any date other than the date stated on the cover.

We have started with two introductory sections in this prospectus describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•

Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page I-1 of this prospectus.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from the depositor or from the underwriters upon request.

In this prospectus, the terms “we,” “us” and “our” refer to Santander Drive Auto Receivables LLC.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Santander Consumer USA Inc. (“SC”), and sent on behalf of the issuing entity to the indenture trustee, which will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at http://www.wilmingtontrustconnect.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (866) 829-1928. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. SC, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Drive Auto Receivables Trust 2021-2” and file number 333-228364-17. The issuing entity incorporates by reference any current reports on Form 8-K filed after the date of this prospectus by or on behalf of the issuing entity before the termination of the offering of the notes. The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on SC’s website because those reports are made available to the public on the SEC website as described above.

The depositor has filed with the SEC a Registration Statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018, AS AMENDED (THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (“UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED), AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED), AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE UK WILL BE MADE ONLY TO A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

OTHER UK REGULATORY RESTRICTIONS

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED. NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UK AND NO ONE IN THE UK FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED) (THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE EEA WILL BE MADE ONLY TO AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

NOTICE TO RESIDENTS OF CANADA

THE NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THE NOTES MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE APPLICABLE LAWS AND REGULATIONS OF SOUTH KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT (“FSCMA”), THE FOREIGN EXCHANGE TRANSACTION LAW (“FETL”) AND THEIR SUBORDINATE DECREES AND REGULATIONS THEREUNDER. THE NOTES MAY NOT BE RE-SOLD TO ANY RESIDENT OF KOREA UNLESS THE PURCHASER OF THE NOTES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS FOR SUCH PURCHASE OF NOTES (INCLUDING BUT NOT LIMITED TO GOVERNMENT APPROVAL OR REPORTING REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS). THE NOTES HAVE NOT BEEN OFFERED OR SOLD BY WAY OF PUBLIC OFFERING UNDER THE FSCMA, NOR REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING. NONE OF THE NOTES HAS BEEN OR WILL BE LISTED ON THE KOREA EXCHANGE. IN THE CASE OF A TRANSFER OF THE NOTES TO ANY PERSON IN KOREA DURING A PERIOD ENDING ONE YEAR FROM THE ISSUANCE DATE, A HOLDER OF THE NOTES MAY TRANSFER THE NOTES ONLY BY TRANSFERRING SUCH HOLDER’S ENTIRE HOLDINGS OF NOTES TO ONLY “ACCREDITED INVESTORS” IN KOREA AS REFERRED TO IN ARTICLE 11(1) OF THE ENFORCEMENT DECREE OF THE FSCMA.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

Structural Diagram

(1)	The certificates are not being offered hereby.

Flow of Funds(1)

(Prior to an Acceleration after an Event of Default)

(1)	For further detail, see “The Notes—Payments of Principal” and “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

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SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus to understand all of the terms of this offering.

THE PARTIES

Issuing Entity

Drive Auto Receivables Trust 2021-2, a Delaware statutory trust, will be the “issuing entity” of the notes. The primary assets of the issuing entity will be a pool of receivables, which are motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, light-duty trucks, SUVs and vans.

Depositor

Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of SC, is the “depositor.” The depositor will sell the receivables to the issuing entity.

You may contact the depositor by mail at 1601 Elm Street, Suite 800, Dallas, Texas 75201, or by calling (214) 292-1930.

Sponsor

Santander Consumer USA Inc., an Illinois corporation known as “SC”, is the “sponsor” of the transaction described in this prospectus.

Servicer

SC, or the “servicer,” will service the receivables held by the issuing entity and the servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 4.00%; (2) one-twelfth; and (3) the pool balance as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account and the reserve account, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date prior to payments to the noteholders from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Originator

SC is the “originator” of the receivables. SC, as “seller,” will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

SC will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

Wells Fargo Delaware Trust Company, N.A. will be the “owner trustee.”

Wilmington Trust, National Association, a national banking association, will be the “indenture trustee.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be the “asset representations reviewer.”

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

Class	Initial Note Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$218,000,000	0.13789%	September 15, 2022
Class A-2 Notes	593,000,000	0.36%	May 15, 2024
Class A-3 Notes	219,100,000	0.35%	March 17, 2025
Class B Notes	240,870,000	0.58%	December 15, 2025
Class C Notes	253,760,000	0.87%	October 15, 2027
Class D Notes	275,270,000	1.39%	March 15, 2029

We refer to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes as the “Class A notes.” We refer to the Class A notes, the Class B notes, the Class C notes and the Class D notes, which are the only securities that are being offered by this prospectus, as the “notes” or the “offered notes.”

The offered notes are issuable in a minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof. See “The Notes—Delivery of Notes” in this prospectus.

The issuing entity expects to issue the notes on or about August 25, 2021, which we refer to as the “closing date.”

THE CERTIFICATES

On the closing date, the issuing entity will issue subordinated and non-interest bearing “certificates” in a nominal aggregate principal amount of $100,000, which represent the equity interest in the issuing entity and are not offered hereby. The holders of the certificates, or “certificateholders”, will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The certificates will initially be held by the depositor, but the depositor may transfer all or a portion of the certificates to one of its affiliates or sell all or a portion of the certificates on or after the closing date. However, the portion of the certificates retained by the depositor to satisfy U.S. credit risk retention rules and for purposes of the SR Rules will not be sold, transferred, subjected to any credit mitigation or hedged except as permitted under, or in accordance with, those rules. See “—U.S. Credit Risk Retention,” “—EU Securitization Regulation and UK Securitization Regulation” and “Legal Investment—Requirements for Certain EU and UK Regulated Persons and Affiliates.”

INTEREST AND PRINCIPAL

To the extent of funds available, the issuing entity will pay interest and principal on the notes monthly, on the 15th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date is September 15, 2021. On each payment date, payments on the notes will be made to holders of record as of the close of business on the business day immediately preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

Interest on the Class A-1 notes will accrue from and including the prior payment date (or with respect to the first payment date, from and including the closing date) to but excluding the following payment date and will be due and payable on each payment date.

Interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes and the Class D notes will accrue from and including the 15th day of the calendar month preceding a payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 15th day of the month in which the payment date occurs and will be due and payable on each payment date.

Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).

The issuing entity will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of: (i) the outstanding principal amount of the Class A-1 notes, (ii) the interest rate on the Class A-1 notes and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes and the Class D notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the

Class B notes, the Class C notes and the Class D notes will be the product of (i) the outstanding principal amount of the related class of notes, (ii) the related interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding the 15th day of the month in which the first payment date occurs (assuming a 30-day calendar month)), divided by 360. Interest payments on all Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes. Interest payments on the Class C notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes and the Class B notes. Interest payments on the Class D notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes, the Class B notes and the Class C notes.

A failure to pay the interest due on the notes of the Controlling Class (i.e., the senior most class of notes outstanding, with the Class A notes being the most senior and the Class D notes being the most junior) on any payment date that continues for a period of five business days or more will result in an event of default.

Principal Payments

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”

The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period. This prospectus describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

On each payment date prior to the acceleration of the notes following an event of default, the issuing entity will distribute funds available to pay principal of the notes as follows:

(1)	first, to the Class A-1 noteholders until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2 noteholders until the Class A-2 notes are paid in full;
(3)	third, to the Class A-3 noteholders until the Class A-3 notes are paid in full;

(4)	fourth, to the Class B noteholders until the Class B notes are paid in full;

(5)	fifth, to the Class C noteholders until the Class C notes are paid in full; and

(6)	sixth, to the Class D noteholders until the Class D notes are paid in full.

For a description of how principal will be distributed following acceleration of the notes after an event of default, see “—Payment of Principal and Interest after an Event of Default” below.

All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Payment of Principal and Interest after an Event of Default

After an event of default under the indenture occurs and the notes are accelerated, the priority of payments of principal and interest will change from the description in “—Interest Payments” above, “—Principal Payments” above and “—Priority of Payments” below. The priority of payments of principal and interest after an event of default under the indenture and acceleration of the notes will depend on the nature of the event of default.

On each payment date after an event of default under the indenture occurs and the notes are accelerated (as a result of a payment default or a bankruptcy event relating to the issuing entity), after payment of certain amounts to the trustees, the servicer and the asset representations reviewer, interest on the Class A notes will be paid ratably to each class of Class A notes and then principal payments will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the outstanding principal amount of each such class of notes until each such class of notes is paid in full. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes. After interest on and principal of all of the Class C notes are paid in full, interest and principal payments will be made to noteholders of the Class D notes.

On each payment date after an event of default under the indenture occurs and the notes are accelerated as a result of the issuing entity’s breach of a covenant (other than a payment default), representation or warranty, after payment of certain amounts to the trustees, the servicer and the asset representations reviewer, interest on the Class A notes will be paid ratably to each class of Class A notes followed by interest on the Class B notes, the Class C notes and the Class D notes, sequentially. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the outstanding principal amount of the Class A-2 notes and the Class A-3 notes until each such class is paid in full. Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full. After the Class B notes are paid in full, principal payments will be made to the Class C noteholders until the Class C notes are paid in full. After the Class C notes are paid in full, principal payments will be made to the Class D noteholders until the Class D notes are paid in full. Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account.

See “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Optional Redemption of the Notes

The servicer will have the right at its option to exercise a “clean-up call” to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if both of the following conditions are satisfied: (a) as of the last day of the related collection period, the pool balance has declined to 10% or less of the pool balance as of the cut-off date and (b) the sum of the purchase price (as described below) and the available funds for such payment date would be sufficient to pay the sum of (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) all fees, expenses and indemnities owed to the indenture trustee and the owner trustee and not previously paid, (iii) interest then due on the outstanding notes and (iv) the aggregate unpaid Note Balance of all of the outstanding notes. We use the term “pool balance” to mean, at any time, the aggregate outstanding principal balance of the receivables (other than defaulted receivables) at such time. If the servicer purchases the receivables and other issuing entity property (other than the reserve account), the purchase price will equal the greater of (a) the unpaid principal amount of all of the outstanding notes, plus accrued and unpaid interest on the outstanding notes at the applicable interest rate up to but excluding that payment date (after giving effect to all distributions to be made on that payment date) and (b) the fair market value of the receivables and the other issuing entity property (other than the reserve account). It is expected that at the time this clean-up call option becomes available to the servicer, only the Class D notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and remaining available funds after the payments under clauses first through tenth set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding notes as determined by the servicer. On such payment date, the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 5 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence and continuation of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five business days or more;

•	a default in the payment of principal of any note on the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class;

•	any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, light-duty trucks, SUVs and vans. We refer to these contracts and loans as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors.”

Substantially all of the receivables were underwritten in accordance with the originator’s underwriting criteria for “sub-prime” receivables. The receivables identified on the schedule of receivables delivered by SC on the closing date will be transferred by SC to the depositor and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the following:

•	the receivables, including collections on the receivables received after July 31, 2021, which we refer to as the “cut-off date”;

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sale contracts and/or installment loans evidencing the receivables;

•	rights to any proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles or any refunds in connection with any extended service agreements relating to receivables which become defaulted receivables after the cut-off date;

•	any other property securing the receivables;

•	rights to amounts on deposit in the reserve account, the collection account and any other account established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and all cash, investment property and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale and servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

Receivable Representations and Warranties

SC will make certain representations and warranties regarding the characteristics of the receivables as of the cut-off date. Breach of these representations may, subject to certain conditions, result in SC being obligated to repurchase the related receivable. See “The Transfer Agreements and the Administration Agreement—Representations and Warranties.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by SC of those representations and warranties.

If the depositor, the issuing entity, the owner trustee (in its discretion or at the direction of the certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) requests that SC repurchase any receivable due to a breach of a representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by SC, the requesting party will have the right to refer the matter, at its discretion, to either mediation (including nonbinding arbitration) or arbitration. The terms of the mediation or arbitration, as applicable, are described under “The Transfer Agreements and the Administration Agreement—Requests to Repurchase and Dispute Resolution” in this prospectus.

Review of Asset Representations

As more fully described in “The Transfer Agreements and the Administration Agreement—Asset Representations Review” in this prospectus, if the aggregate amount of delinquent receivables exceeds a specified threshold, then investors holding at least 5% of the aggregate outstanding principal amount of the notes may elect to initiate a vote to determine whether the asset representations reviewer will conduct a review. If investors representing at least a majority of the voting investors vote in favor of directing a review, then the asset representations reviewer will perform a review of specified delinquent receivables for compliance with the representations and warranties made by SC. See “The Transfer Agreements and the Administration Agreement—Asset Representations Review” in this prospectus.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on the pool of receivables as of the cut-off date.

Substantially all of the receivables are the obligations of obligors with credit histories that are below prime or otherwise considered “sub-prime.”

As of the close of business on the cut-off date, the receivables in the pool had an aggregate outstanding principal balance of $2,150,541,592.57 and had:

•	a weighted average contract rate of approximately 18.29%;

•	a weighted average original term of approximately 71 months;

•	a weighted average remaining term of approximately 66 months;

•	a weighted average loan-to-value ratio of approximately 107.51%;

•	a weighted average loan funded score of approximately 491;

•	a minimum non-zero FICO® score at origination of 371;

•	a maximum non-zero FICO® score at origination of 887; and

•	a non-zero weighted average FICO® score at origination of approximately 575.

For more information about the characteristics of the receivables in the pool as of the cut-off date, see “The Receivables Pool” in this prospectus. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus.

As described under “The Originator—Credit Risk Management and Underwriting”, SC utilizes a proprietary underwriting platform for loan originations. Under SC’s previous auto loan operating policy, authorized personnel could approve applications that fell within the applicable operating limits and also had discretion under SC’s origination guidelines, subject to certain policy limits, to approve contracts beyond the operating limits. Policy limits are parameter limits, such as maximum loan-to-value and maximum term, described below under “The Originator—Credit Risk Management and Underwriting—Application Decisioning and Underwriting.” Under some circumstances, contracts could be approved that were outside of both the operating limits and the policy limits. Such approvals were required to be rendered by a manager of credit team management or a more senior officer of SC. Under SC’s previous auto loan operating policy, any contract which exceeded a policy limit (as then in effect) at origination was considered an exception to SC’s underwriting guidelines. In August 2020, SC adopted a revised retail auto loan operating policy. In connection with the policy, SC revised its credit policy limit framework to focus on policy limits and compensating factors in lieu of operating limits. Under the current policy, an exception occurs when a policy limit is exceeded without adequate compensating factors and/or mitigants for the incremental risk, but does not include an originated loan that exceeded a single policy limit up to the policy limit cap if a compensating factor is present. From time to time, SC has revised, and in the future may further revise, the policy limits by adding or removing policy limit categories and/or revising the applicable policy limit threshold at which an exception occurs. As of the cut-off date, 1,870 of the receivables, having an aggregate initial principal balance of $51,971,871.34 (approximately 2.42% of the principal balance of receivables in the pool as of the cut-off date), were considered by SC to be exceptions to SC’s underwriting guidelines. Solely for determining whether a receivable was considered by SC to be an exception to its underwriting guidelines for purposes of the foregoing calculations, a receivable originated on or prior to August 31, 2017 with an exception to SC’s policy limits (as such policy limits are in effect as of the cut-off date, but without giving effect to any compensating factors) is deemed an exception even if that receivable was underwritten and originated prior to the implementation of the auto loan operating policy and the August 31, 2017 modifications to the credit risk management auto standard that preceded the auto loan operating policy. See “The Receivables Pool—Exceptions to Underwriting Criteria” in this prospectus.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “—Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the issuing entity by the sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables” in this prospectus.

PRIORITY OF PAYMENTS

Prior to the acceleration of the notes following an event of default, on each payment date, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account to the extent described in “The Transfer Agreements and the Administration Agreement—Reserve Account” in this prospectus) in the following amounts and order of priority:

•	first, to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts and, to the asset representations reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts to the extent not previously paid by the sponsor; provided, that such fees, expenses and indemnification amounts payable pursuant to this clause first may not exceed, in the aggregate, $300,000 per annum;

•	second, to the servicer, the servicing fee (including servicing fees not previously paid);

•	third, to the Class A noteholders, interest on the Class A notes, pro rata;

•	fourth, to the noteholders, the First Allocation of Principal;

•	fifth, to the Class B noteholders, interest on the Class B notes;

•	sixth, to the noteholders, the Second Allocation of Principal;

•	seventh, to the Class C noteholders, interest on the Class C notes;

•	eighth, to the noteholders, the Third Allocation of Principal;

•	ninth, to the Class D noteholders, interest on the Class D notes;

•	tenth, to the noteholders, the Fourth Allocation of Principal;

•	eleventh, to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

•	twelfth, to the noteholders, the Regular Allocation of Principal;

•	thirteenth, to the indenture trustee, the owner trustee and the asset representations reviewer, any accrued and unpaid fees, expenses and indemnification amounts not paid pursuant to clause first due solely to the per annum limitation set forth therein; and

•	fourteenth, any funds remaining, to the certificateholders, pro rata based on the percentage interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders.

The First Allocation of Principal, Second Allocation of Principal, Third Allocation of Principal, Fourth Allocation of Principal and Regular Allocation of Principal will be paid to the holders of the notes as described under “The Notes—Payments of Principal” in this prospectus.

CREDIT ENHANCEMENT

Credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, overcollateralization, the excess interest on the receivables and, in the case of the Class A notes, the Class B notes and the Class C notes, subordination of certain payments as described below. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See also “The Transfer Agreements and the Administration Agreement—Overcollateralization” and “—Excess Interest” in this prospectus.

The credit enhancement for the notes will be as follows:

Class A notes:	Subordination of payments on the Class B notes, the Class C notes and the Class D notes, overcollateralization, the reserve account and excess interest on the receivables.

Class B notes:	Subordination of payments on the Class C notes and the Class D notes, overcollateralization, the reserve account and excess interest on the receivables.

Class C notes:	Subordination of payments on the Class D notes, overcollateralization, the reserve account and excess interest on the receivables.

Class D notes:	Overcollateralization, the reserve account and excess interest on the receivables.

Subordination of Payments on the Class B Notes

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class C Notes

As long as the Class A notes and the Class B notes remain outstanding, payments of interest on any payment date on the Class C notes will be subordinated to payments of interest on the Class A notes and the Class B notes and certain other payments on that payment date (including principal payments of the Class A notes and the Class B notes in specified circumstances), and payments of principal of the Class C notes will be subordinated to all payments of principal of and interest on the Class A notes and the Class B notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class D Notes

As long as the Class A notes, the Class B notes and the Class C notes remain outstanding, payments of interest on any payment date on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes and the Class C notes in specified circumstances), and payments of principal of the Class D notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the aggregate outstanding principal amount of the notes. The initial overcollateralization level on the closing date will be approximately 16.30% of the pool balance as of the cut-off date and is expected to build to a targeted overcollateralization level on each payment date equal to the sum of 24.00% of the pool balance as of the last day of the related collection period and 3.50% of the pool balance as of the cut-off date. See “The Transfer Agreements and the Administration Agreement—Overcollateralization” in this prospectus.

Reserve Account

On the closing date, the reserve account will initially be funded by a deposit of proceeds from the sale of the notes in an amount not less than 1.00% of the pool balance as of the cut-off date.

On each payment date, after giving effect to any withdrawals from the reserve account, if the amount of cash on deposit in the reserve account is less than the specified reserve account balance, the deficiency will be funded by the deposit of available funds to the reserve account in accordance with the priority of payments described above. The “specified reserve account balance” will be, on any payment date, an amount not less than 1.00% of the pool balance as of the cut-off date.

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through tenth of the priority of payments described above.

On each payment date, after giving effect to any withdrawals from the reserve account on such payment date, any amounts of cash on deposit in the reserve account in excess of the specified reserve account balance for that payment date will constitute available funds and will be distributed in accordance with the priority of payments. See “The Transfer Agreements and the Administration Agreement—Reserve Account.”

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees, expenses and indemnity amounts, asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be “excess interest.” Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with “Priority of Payments” above.

TAX STATUS

On the closing date, Mayer Brown LLP, special federal tax counsel to the depositor, will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation, and the offered notes (other than notes, if any, owned by: (i) the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, (ii) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for United States federal income tax purposes), (iii) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in preceding clause (ii) or (iii)) will be treated as debt for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the considerations described in “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus, the offered notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the offered notes.

See “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus.

MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

U.S. CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), SC is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. SC intends to satisfy this obligation through the retention by one or more of its majority-owned affiliates of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity.

The retained eligible horizontal residual interest will take the form of the issuing entity’s certificates. SC expects the entire portion of the issuing entity’s certificates and the notes to have a fair value of approximately $2,051,151,475 and the issuing entity’s certificates to have a fair value of approximately $251,151,475, which is approximately 12.24% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity.

The portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR is expected to be approximately 40.83% Percentage Interest in the issuing entity’s certificates, which SC expects to have a fair value of approximately $102,557,574, which is expected to be at least 5% of the expected fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. SC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described below under “The Sponsor—U.S. Credit Risk Retention.” For a description of the valuation methodology used to calculate the fair values of the notes and certificates and of the eligible horizontal residual interest set forth in the second preceding sentence, see “The Sponsor—U.S. Credit Risk Retention” in this prospectus. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificates are described in this prospectus under “The Sponsor—U.S. Credit Risk Retention.”

SC does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR and in accordance with the SR Rules. See “The Sponsor—U.S. Credit Risk Retention” in this prospectus.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

On the closing date, SC will covenant and agree, with reference to the EU Securitization Regulation and the UK Securitization Regulation, in each case as in effect and applicable on the closing date, that it will, as “originator” (as such term is defined for the purposes of each of the EU Securitization Regulation and the UK Securitization Regulation), retain upon issuance of the notes, and on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus, in accordance with the text of paragraph (d) of Article 6(3) of the EU Securitization Regulation and paragraph (d) of Article 6(3) of the UK Securitization Regulation, in each case as in effect and applicable on the closing date, by holding all of the membership interests in the depositor (or one or more other wholly-owned special purpose subsidiaries of SC), which in turn will retain on an ongoing basis for as long as any notes remain outstanding a portion of the aggregate Percentage Interests in the certificates to be issued by the issuing entity, such retained portion of the Percentage Interests (i) being pro rata with the Percentage Interests not required to be retained and (ii) representing at least 5% of the aggregate nominal value of the receivables in the receivables pool transferred to the issuing entity.

The securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation. In particular, neither SC nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with any applicable Investor Requirements (as defined under “Legal Investment—Requirements for Certain EU and UK

Regulated Persons and Affiliates” below) or any corresponding national measures that may be relevant.

Any failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and have an adverse impact on the value and liquidity of the notes.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by SC to retain an economic interest as described above and the information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with any applicable Investor Requirements and any corresponding national measures that may be relevant.

See “The Sponsor—EU Securitization Regulation and UK Securitization Regulation” and “Legal Investment—Requirements for Certain EU and UK Regulated Persons and Affiliates” in this prospectus.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

RATINGS

The depositor expects that the offered notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the offered notes (the “Hired Agencies”).

Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes—The ratings of the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus.

REGISTRATION UNDER THE SECURITIES ACT

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the registrant requirements contained in General Instruction I.A.1 to Form SF-3.

CONFLICTS OF INTEREST

Our affiliate, Santander Investment Securities Inc., is participating in this offering as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Santander Investment Securities Inc. is not permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

THE CHARACTERISTICS, SERVICING AND PERFORMANCE OF THE RECEIVABLES POOL COULD RESULT IN DELAYS IN PAYMENT OR LOSSES ON YOUR NOTES.

Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.

An outbreak of Coronavirus Disease 2019 (“COVID-19”) has spread throughout the world, including in the United States. The outbreak has led, and will likely continue to lead, to disruptions in global financial markets and the economies of many nations and is resulting in adverse impacts on the economy of the United States (which include a general curtailment of business activity and a significant increase in unemployment) and the global economy in general. The long-term impacts of the social, economic and financial disruptions caused by the outbreak of COVID-19 are unknown. The United States economy has experienced a recession as a result of the outbreak and it is unclear if or when the economy will fully recover or how many obligors have been and will continue to be adversely affected by the outbreak and related efforts by the Federal government and state governments to slow the spread of COVID-19 throughout the nation or whether such efforts will be successful in preventing a resurgence of COVID-19. It is likely that a higher percentage of obligors will seek protection under bankruptcy or debtor relief laws as a result of the financial and economic disruptions related to the outbreak of COVID-19 than is reflected in the sponsor’s historical experience. See “—Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.” If an obligor were to seek protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligation to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible and you could suffer a loss if no funds are available from collections or from amounts on deposit in the reserve account to cover losses on the receivables.

It is unclear how many obligors have been and will continue to be adversely affected by the outbreak of COVID-19 and the related economic uncertainty, each of which could have a negative impact on the ability of obligors to make timely payments on the receivables and may result in losses on your notes. Further, certain governmental authorities, including Federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to forgo making scheduled payments for some period of time, require modifications to the receivables (e.g., waiving accrued interest), or preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the financed vehicles. The servicer has the discretion to implement a range of actions with respect to obligors affected by the outbreak or who are experiencing financial hardship, including the discretion to extend or modify the payment schedule of a receivable or to temporarily suspend involuntary repossession activity consistent with the servicer’s customary servicing practices. Across the nation, servicers of motor vehicle receivables, including SC, experienced a sharp increase in requests for extensions and modifications related to COVID-19 and a significant number of such extensions and modifications have been granted, including by SC. Although the frequency of requests for extensions and modifications has declined since the period immediately following the initial outbreak of COVID-19, there may be a future sharp increase in requests from obligors for extensions and modifications related to COVID-19 or general financial hardship.

Because a pandemic such as COVID-19 has not occurred in recent years, and is impacting obligors nationwide, historical loss experience is unlikely to accurately predict the performance of the receivables in the receivables pool. Further, the COVID-19 pandemic and related effects on the United States economy, global financial markets, and the business or operations of the sponsor or the servicer may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of obligors to make timely payments on the receivables, used vehicle values, the performance, market value, credit ratings and secondary market liquidity of your notes, and risks of geographic concentration of the obligors.

All of the foregoing could have a negative impact on the performance of the receivables or the liquidity and market value of your notes and, as a result, you may experience delays in payments or losses on your notes.

A receivables pool that includes substantially all receivables that are the obligations of sub-prime obligors will have higher default rates than a receivables pool that includes primarily obligations of prime obligors.

Substantially all of the receivables in the receivables pool are sub-prime receivables with obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels and/or the inability to provide adequate down payments. While the originator’s underwriting guidelines were designed to establish that, notwithstanding such factors, the obligor would be a reasonable credit risk, the receivables pool will nonetheless experience higher default rates than a portfolio of obligations of prime obligors. In the event of such defaults, generally, the most practical alternative is repossession of the financed vehicle. As a result, losses on the receivables are anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes.” in this prospectus.

There is a relatively high concentration of lower credit quality receivables in the receivables pool, which may affect the performance of the receivables and which could result in losses on your notes.

There is a higher concentration of lower credit quality receivables in the receivables pool than in the managed portfolio of auto receivables described in the loss and delinquency tables included in this prospectus under “The Receivables Pool—Delinquencies, Repossessions and Credit Losses.” As a result, you should generally expect that the receivables in the receivables pool will experience delinquencies, repossessions and credit losses that are greater than those experienced by the receivables in the managed portfolio of auto receivables described in such loss and delinquency tables. If delinquencies and losses create shortfalls which exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss on your notes.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.

The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions regardless of reason, or a natural disaster or civil unrest, in the states where obligors reside, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables of the obligors in such states. See “—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.” As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. See “—Certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.”

As of the cut-off date, based on the states of residence of the obligors, approximately 18.19%, 12.44%, 6.88%, 6.01% and 5.11% of the principal balance of the receivables in the pool were located in Texas, Florida, California, Pennsylvania and Georgia, respectively. No other state accounts for more than 5.00% of the principal balance of the receivables in the pool as of the cut-off date. Because of the concentration of the obligors in certain states, any adverse economic factors, natural disasters or civil unrest in those states may have a greater effect on the performance of the receivables than if the concentration did not exist, which may result in a greater risk of loss on your notes.

The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes.

As of the cut-off date, the majority of the receivables in the pool (by aggregate outstanding principal balance of the receivables in the pool) have a loan-to-value ratio greater than 100%, which means that the outstanding principal balance of the receivable is greater than the value of the related financed vehicle. Further, the rate of depreciation of a financed vehicle could exceed the amortization of the outstanding principal balance of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered to be new. The lack of any significant equity in their vehicles may make it more likely that the related obligors will default in their payment obligations if their personal financial conditions change. A default during the earlier years of a receivable’s term is more likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on that receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Additionally, obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above and the decline in used vehicle prices. Similarly, receivables with a higher loan-to-value ratio tend to have a higher severity of loss. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer, the termination of dealer franchises by a manufacturer or a product recall.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. If programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of used vehicles, resulting in increased losses that may result in losses on your notes. Further, the insolvency of a manufacturer or ratings downgrade of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. Additionally, the COVID-19 pandemic and the related economic and financial disruptions have affected both the supply and demand of new and used vehicles, and has affected repossession activity and the market and process for the sale of repossessed vehicles. As a result of the foregoing, the delinquency, repossession and credit loss figures, shown in the tables appearing under “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables in the receivables pool than would otherwise be the case.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.

Although the servicer is obligated to service the receivables in accordance with its customary servicing practices, the servicer has broad discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. The servicer, in its own discretion, may permit an extension on, or a deferral of, payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or public health emergency affecting a large group of obligors. See “Servicing by SC” in this prospectus. The servicer granted a significant number of extensions and modifications related to the COVID-19 outbreak, and temporarily suspended involuntary repossession activities nationwide. Although the frequency of extensions and modifications has declined since the period immediately following the initial outbreak of COVID-19 and the servicer has resumed involuntary repossessions and other collections activity where permitted by local law, the frequency of extensions and modifications may increase in the future and the servicer may again elect (or be required) to suspend repossession activity in the future. See “—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.” Payment deferrals or extensions or delays in initiating repossession activity may extend the maturity of the receivables, increase the weighted average life of any class of notes and reduce the yield on your notes.

In addition, the servicer’s customary servicing practices may change from time to time and those changes could reduce collections on the receivables. Although the servicer’s customary servicing practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to the issuing entity, the servicer is not obligated to maximize collections from receivables. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.

A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e. that a borrower with a higher score is statistically expected to be less likely to default on its payment obligations than a borrower with a lower score. SC developed its proprietary loan funded scoring model (formerly known as the loss forecasting scoring model) to try to assess the probability that a receivable will default based on the sponsor’s proprietary methods, and the range of scores for SC’s proprietary loan funded scoring system is not comparable to the credit bureau scores presented in this prospectus. Further, SC’s proprietary loan funded scoring model was built prior to the global outbreak of COVID-19; accordingly, the data used to develop the model may not reflect current economic conditions, and the model was not designed to take into account the longer-term impacts of social, economic and financial disruptions caused by the pandemic or other social, economic and financial conditions that differ significantly from those that prevailed at the inception or most recent refinement of the model. From time to time, the sponsor has refined and in the future may further refine its scoring model. Credit scores, including the credit score data presented in this prospectus, do not account for changes in obligors’ credit profiles subsequent to the date as of which such scores are obtained or calculated. Consequently, information regarding credit scores and loan funded scores for the receivables in the pool presented in “The Receivables Pool” should not be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Historical loss and delinquency information set forth in this prospectus under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that are expected to differ in the immediate future, and are likely to differ in the longer term future. Consequently, the net loss experience calculated and presented in this prospectus with respect to the sponsor’s managed portfolio of contracts may not reflect actual experience with respect to the receivables in the receivables pool. The sponsor has experienced variability (including increases) in delinquencies and repossessions on its auto loan portfolio, which variability may continue (including as a result of the COVID-19 outbreak). Further, the prices of used vehicles, including the prices at which the servicer is able to sell repossessed vehicles, are variable, and declines in used vehicle prices will result in increased credit losses on defaulted receivables. In addition, future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of the servicer with respect to the receivables may be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this prospectus.

The CARES Act (as defined below) provided for the creation of the Federal Pandemic Unemployment Compensation program, which provided an additional $600 per week to individuals collecting traditional unemployment compensation. This benefit was available for weeks of unemployment ending on or before July 31, 2020. The president of the United States has since authorized a similar benefit, at a reduced level, as well as a deferral of certain payroll tax collections through the end of 2020. The CARES Act also provided for $953 billion in business loans through the Paycheck Protection Program. In addition, the Appropriations Act (as defined below) restored the Federal Pandemic Unemployment Compensation program, which provides an additional $300 per week to individuals collecting traditional unemployment compensation. This benefit was available for weeks of unemployment beginning after December 26, 2020 and ending on March 14, 2021. On March 11, 2021, the president of the United States signed the American Rescue Plan Act of 2021 (the “American Rescue Plan Act”), which includes a $1.9 trillion economic stimulus package. The American Rescue Plan Act builds upon the CARES Act and the Appropriations Act by extending unemployment benefits through September 6, 2021 (though some states have already discontinued, and other states may discontinue, the additional federal unemployment benefits ahead of this date), providing stimulus checks to certain individuals and families up to $1,400 per adult and eligible dependent, making the Paycheck Protection Program more accessible to businesses and nonprofits, adding $7.25 billion of additional funding to the Paycheck Protection Program and providing additional relief to state and local communities. It is not known how many obligors of the receivables may have been receiving, or may in the future receive, any such additional unemployment benefits, or what the effect of any future reduction of such benefits may be on the ability of the obligors to meet their payment obligations under the receivables and, consequently, what impact such benefits have had on recent historical loss and delinquency information and static pool experience or what impact such benefits may have on the loss and delinquency performance of the receivables in the receivables pool.

In addition, the servicer’s customary servicing practices have changed over time and may change from time to time in the future, and those changes could reduce collections on the receivables. As a result, the delinquency and credit loss experience presented in this prospectus with respect to the sponsor’s managed portfolio of auto receivables or the static pool information may not reflect actual experience with respect to the receivables in the receivables pool. If the performance of the receivables in the receivables pool is worse than expected, the timing and amount of payments on the notes could be adversely affected.

Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, interest rates, housing prices, energy prices (including the price of gasoline), increased consumer indebtedness (including of obligors on the receivables), lack of available credit, the rate of inflation and consumer perceptions of the economy, as well as other factors, such as terrorist events, civil unrest, public health emergencies, extreme weather conditions or significant changes in the political environment and/or public policy, including increased state, local or federal taxation, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The issuing entity’s ability to make payments on the notes could be adversely affected if obligors were unable to make timely payments or if the servicer elected to, or was required to, implement forbearance programs in connection with obligors suffering a hardship (including hardships related to the COVID-19 pandemic).

The United States has experienced a recession as a result of the outbreak of COVID-19 and the outlook for the U.S. economy remains uncertain, which may adversely affect the performance of the receivables and the performance and market value of your notes. See “—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.” Periods of economic slowdown or recession are often characterized by high unemployment and diminished availability of credit, generally resulting in increases in delinquencies, defaults, repossessions and losses on automobile loans.

Further, periods of economic slowdown may also be accompanied by temporary or prolonged decreased consumer demand for motor vehicles and declining used vehicle prices. Significant increases in the inventory of used vehicles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

All of these factors could result in reduced or delayed payments on your notes. If an economic downturn is experienced for a prolonged period of time, it is expected that delinquencies will increase and losses on the receivables could increase, which could result in losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables, either because obligors elect to make payments more frequently or in larger-than-required amounts or because obligors sell the financed vehicles more frequently in connection with the purchase of new vehicles. As a result, you may receive principal payments of your notes earlier than anticipated, which could reduce the return on your notes.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes.

The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation, together with the servicer’s policies developed to comply with such legislation, as well as give additional benefits to active military personnel and, in some circumstances, their family members and certain other related parties (even where not required by law), could adversely affect the ability of the servicer to collect full amounts of interest on a receivable, as well as limit the ability to repossess the financed vehicle related to an affected receivable during and, for a certain time after, the obligor’s period of active military duty. These laws and the servicer’s policies may thus result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Failure to comply with consumer protection laws may result in losses on your investment.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Additionally, the CARES Act includes various provisions, such as new requirements affecting credit reporting, designed to protect consumers. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender or may affect the issuing entity’s ability to enforce its rights to collect under the receivable or to repossess the related financed vehicle. The sponsor may be obligated to repurchase from the issuing entity any receivable that fails to comply with federal and state consumer protection laws. To the extent that the sponsor fails to make (or is not required to make) such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

THE ISSUING ENTITY HAS LIMITED ASSETS, AND DELAYS IN PAYMENT OR LOSSES ON YOUR NOTES COULD ARISE FROM SHORTFALLS OR DELAYS IN AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE NOTES.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes.

Your notes are secured solely by the assets of the issuing entity. The sponsor, the servicer, the owner trustee, and the depositor are not obligated to make any payments to you on your notes and do not guarantee payments on the receivables. Further, neither the notes nor the receivables will be insured or guaranteed by the United States or any governmental entity. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the receivables and distributions from the reserve account. These amounts, together with other payments and collections in respect of the receivables, may not be sufficient to make full and timely distributions on your notes. If delinquencies and losses create shortfalls which exceed the available credit enhancement, you may experience delays or reductions in payments on your notes and you could suffer a loss.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.

If an event of default under the indenture occurs and the notes are accelerated, the indenture trustee may liquidate the assets of the issuing entity. As a result:

•	you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•	payments on your notes may be delayed until more senior classes of notes are repaid or until the liquidation of the assets is completed; and

•

your notes may be repaid earlier than scheduled, which will involve the prepayment risks described under “—Certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” in this prospectus.

The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal amount of the notes to be paid before the related final scheduled payment date will involve the prepayment risks described above.

Repurchase obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables.

The sponsor will make limited representations and warranties regarding the characteristics of the receivables to be transferred to the issuing entity. The sponsor will be obligated to repurchase from the issuing entity (as assignee of the depositor) a receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable). Additionally, SC, as servicer, will be obligated to repurchase a receivable from the issuing entity if the servicer makes certain modifications to the receivable or if the servicer breaches certain servicing covenants (and such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable). However, the representations and warranties made by the sponsor and the depositor are not a guarantee of performance and do not protect the issuing entity from all risks that could impact the performance of the receivables, including risks related to the outbreak of COVID-19. Further, the representations and warranties are made as of the cut-off date or closing date, as applicable, and are not ongoing representations or warranties with respect to the eligibility of the receivables. While the sponsor or servicer may be obligated to repurchase a receivable, the sponsor or servicer may not be financially in a position to fund its repurchase obligation and you could suffer a loss.

Interests of other persons in the receivables and financed vehicles could be superior to the interests of the issuing entity, which may result in losses on the receivables and reduced payments on your notes.

Generally, each receivable is secured at origination by the related financed vehicle. Although the receivables will be transferred to the issuing entity and pledged to the indenture trustee, the lien certificates or certificates of title relating to the financed vehicles securing the receivables will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. Additionally, the issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of the servicer, the sponsor, or any other person will have any obligation to purchase or repurchase a receivable if liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor result in the loss of the priority of the security interest in the financed vehicle.

If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. The servicer may not be able to repossess and liquidate a financed vehicle if the security interest in that vehicle created by the receivable is not perfected at the time of repossession, which could result in higher losses on defaulted receivables and reduced collections available to make payments on your notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

The servicer will maintain possession of the original contracts for each of the receivables in tangible form or “control” of the authoritative copies of the contracts in electronic form, and the original contracts and authoritative copies of electronic contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges the receivables and delivers the original contracts for the receivables to another party or permits another party to obtain control of the authoritative copies of the electronic contracts, in violation of its contractual obligations under the transaction documents, this party could acquire an interest in the receivable which may have priority over the issuing entity’s interest. The servicer could also lose possession or control of the contracts through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise (especially in a circumstance where the contracts are held in electronic form). Furthermore, if the servicer becomes the subject of an insolvency or receivership proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

The possibility that the issuing entity may not have a perfected security interest in the financed vehicles or in the receivables may affect the issuing entity’s ability to receive payments on the receivables or liquidation proceeds with respect to the financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your notes.

ADVERSE EVENTS AFFECTING THE SERVICER OR OTHER TRANSACTION PARTIES COULD RESULT IN LOSSES ON YOUR NOTES OR REDUCE THE MARKET VALUE OR LIQUIDITY OF YOUR NOTES.

Adverse events with respect to the sponsor, the servicer or their affiliates could affect the timing of payments on your notes or adversely affect the market value or liquidity of your notes.

Adverse events with respect to the sponsor, the servicer or any of their affiliates could result in servicing disruptions or affect the performance or market value of your notes and your ability to sell your notes in the secondary market. For example, servicing disruptions could result from unanticipated events beyond the servicer’s control, such as natural disasters, civil unrest, public health emergencies (including COVID-19 or similar outbreaks) and economic disruptions, particularly to the extent such events affected the servicer’s business or operations. For example, if significant portions of the servicer’s workforce are unable to work effectively as a result of the COVID-19 pandemic, including because of illness, stay-at-home orders, facility closures or ineffective remote work arrangements, there may be servicing disruptions, which could result in reduced collection effectiveness. Further, the failure of certain third parties that the servicer and sponsor rely on to deliver products and services to support their business to fully perform their obligations in a timely manner could adversely impact the servicer’s or sponsor’s ability to operate its business or perform their respective obligations under the transaction documents or could cause a disruption in collection activities with respect to the receivables owned by the issuing entity. See “—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.” In addition, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies, defaults and losses on the receivables. Any such disruptions may cause you to experience delays in payments or losses on your notes.

Further, the sponsor relies upon its ability to sell securities in the asset backed securities market and upon its ability to access various credit facilities to fund its operations. As discussed under “—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes,” the global credit and financial markets have recently experienced, and may continue to experience, significant disruption and volatility. If the sponsor’s access to funding is reduced or if the sponsor’s costs to obtain such funding significantly increases, the sponsor’s business, financial condition and results of operations could be materially and adversely affected which could adversely affect the sponsor’s ability to perform its obligations under the transaction documents.

Additionally, the ability of the servicer to perform its obligations under the transaction documents will depend, in part, on its ability to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruptions or losses in its information processing capabilities, including due to attacks by hackers, computer viruses or breaches due to errors or malfeasance by employees, contractors or others who have access to its system and networks, its business, financial conditions or results of operations and its ability to perform its obligations under the transaction documents (including servicing the receivables) may be materially adversely affected. In particular, many companies (including the servicer) have seen an increase in the number and range of cyber-attacks, which, if successful, could give rise to the loss of significant amounts of sensitive information and the disablement of the information technology systems used to service obligors on the receivables and other customers.

The servicer may incur significant costs in attempting to protect against such attacks or remediate any vulnerability or resulting breach. If the servicer fails to effectively manage the cyber-security risk or is required to devote significant resources towards doing so, this could materially and adversely affect its business, financial condition and results of operation, as well as its ability to service the receivables, resulting in an increased risk of loss on the notes.

The sponsor is party to various lawsuits pending in federal and state courts alleging violations of state and federal consumer lending laws, including, without limitation, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, Section 5 of the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Truth in Lending Act, wrongful repossession laws, usury laws and laws related to unfair and deceptive acts or practices. In general, these cases seek damages and equitable and/or other relief. The sponsor is also party to, or is periodically otherwise involved in, reviews, investigations, examinations and proceedings (both formal and informal), and information-gathering requests, by government and self-regulatory agencies, including the Board of Governors of the Federal Reserve System, the CFPB (as defined below), the U.S. Department of Justice, the SEC, the Federal Trade Commission and various state regulatory and enforcement agencies. Investigations, litigation, regulatory proceedings and/or information-gathering requests that the sponsor or any of its subsidiaries or affiliates are involved in, or may become involved in, have resulted in and may in the future result in (individually or in the aggregate) adverse consequences to the sponsor including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of the sponsor or any of its subsidiaries or affiliates to perform their respective duties under the transaction documents.

Furthermore, if the servicer becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the notes. See “—Bankruptcy of SC, the originator or the depositor could result in delays in payments or losses on your notes” below.

Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act is extensive and significant legislation that, among other things, created a framework for the liquidation of certain bank holding companies and other nonbank financial companies and certain of their subsidiaries in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and created the Bureau of Consumer Financial Protection, known as the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. See “Material Legal Aspects of the Receivables—Consumer Financial Protection Bureau” in this prospectus.

Compliance with the implementing regulations under the Dodd-Frank Act and the oversight of the SEC, CFPB or other government entities, as applicable, has imposed costs on, created operational constraints for, and placed limits on pricing of consumer products with respect to finance companies such as the sponsor. Because of the complexity of the Dodd-Frank Act, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. Therefore, requirements imposed by the Dodd-Frank Act may have a significant future impact on the servicing of the receivables, or on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

In addition, the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” may apply to the sponsor or its nonbank affiliates, the issuing entity or the depositor, and, if it were to apply, may result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in this prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

On March 25, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), was signed into law. The CARES Act is extensive and significant legislation, and the potential impact of the CARES Act on the sponsor and its affiliates or on the obligors for the receivables is not yet known. It is possible that compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, the sponsor and may have an adverse impact on the ability of the servicer to effectively service the receivables. Additionally, on December 27, 2020, the Consolidated Appropriations Act of 2021 (the “Appropriations Act”) was signed into law, which includes a $900 billion economic stimulus package. The Appropriations Act reauthorized and provided additional funding for several stimulus programs established by the CARES Act. In particular, the Appropriations Act provided assistance for small businesses, unemployed individuals and schools. As noted above, on March 11, 2021, the president of the United States signed the American Rescue Plan Act, which includes a $1.9 trillion economic stimulus package. The American Rescue Plan Act builds upon the CARES Act and the Appropriations Act by extending unemployment benefits through September 6, 2021 (though some states have already discontinued, and other states may discontinue, the additional federal unemployment benefits ahead of this date), providing stimulus checks to certain individuals and families up to $1,400 per adult and eligible dependent and providing additional relief to state and local communities. Further, certain governmental authorities, including Federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to forgo making scheduled payments for some period of time, require modifications to the receivables (e.g., waiving accrued interest), preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the financed vehicles or mandate limited operations or temporary closures of the servicer or its vendors as “non-essential businesses” or otherwise.

Bankruptcy of SC, the originator or the depositor could result in delays in payments or losses on your notes.

Following a bankruptcy or insolvency of SC, the originator or the depositor, a court could conclude that the receivables are owned by SC, the originator or the depositor, respectively, instead of the issuing entity. This conclusion could be because the court found that any transfer of the receivables was not a true sale or because the court found that the originator, the depositor or the issuing entity should be treated as the same entity as SC or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•

the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in a bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•

tax or government liens on SC’s, the originator’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

•

the fact that the issuing entity and the indenture trustee may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

Commingling of assets by the servicer could reduce or delay payments on the notes.

Subject to the satisfaction of certain requirements, the servicer will not be required to deposit collections into the collection account until the business day prior to the day on which the funds are needed to make the required distributions to noteholders as further described under “The Transfer Agreements and the Administration Agreement—Deposits to the Collection Account” in this prospectus. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds or if the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to noteholders may occur.

You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer.

Upon the occurrence of a servicer replacement event, the indenture trustee may or, at the direction of holders of notes evidencing not less than a majority of the outstanding principal amount of the notes of the Controlling Class, will terminate the servicer. It may be expensive to transfer servicing to a successor servicer and a successor servicer may not be able to service the receivables with the same degree of skill as the servicer. In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in losses or delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the pool balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool of receivables decreases over time. At some point, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer and it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer or the inability to locate a replacement servicer may result in the disruption of normal servicing activities, increased delinquencies and defaults on the receivables and delays or reductions in payments on your notes.

THE ISSUING ENTITY HAS ISSUED MULTIPLE CLASSES OF NOTES, AND YOUR NOTES MAY BE MORE SENSITIVE TO LOSSES, BE AFFECTED BY CONFLICTS OF INTEREST BETWEEN CLASSES AND HAVE REDUCED LIQUIDITY OR VOTING POWER BECAUSE OF AN UNKNOWN ALLOCATION OR RETENTION.

Subordination of all classes of notes other than the Class A notes means that those classes are more sensitive to losses on the receivables and your share of losses may not be proportional.

As described under “The Notes—Payments of Principal”, principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. Additionally, after an event of default and acceleration of the notes, principal and interest on more senior classes will generally be paid prior to principal and interest on more junior classes of notes. As a result, a class of notes having a later final scheduled payment date is more likely to suffer the consequences of delinquent payments and defaults on the receivables than the classes of notes having an earlier final scheduled payment date.

Additionally, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following an acceleration of the notes, delays in payments or losses will be suffered by the most junior outstanding class or classes of notes even as payment is made in full to more senior classes of notes.

There may be a conflict of interest among classes of notes.

As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters, such as a sale of the collateral after an event of default under some circumstances. See “The Indenture—Rights Upon Event of Default” in this prospectus. Because the holders of more senior classes of note will have different interests than holders of more junior classes of notes when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

The failure to pay interest on the subordinated classes of notes is not an event of default, and the failure to make principal payments on any notes will generally not result in an event of default until the applicable final scheduled payment date.

The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes — for example, for so long as any of the Class A notes are outstanding, the Class B notes, the Class C notes and the Class D notes — will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not the Controlling Class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any remedial action under the indenture.

The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in this prospectus generally will be limited to amounts available for that purpose. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date or redemption date for the related class of notes.

The market value, liquidity and voting power of your notes may be adversely impacted by retention of notes by the depositor or its affiliates.

Some or all of one or more classes of notes may be retained by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes already in the market could be adversely affected and the voting power of the noteholders of the outstanding notes may be diluted.

CERTAIN FEATURES OF THE NOTES AND FINANCIAL MARKET DISRUPTIONS MAY ADVERSELY AFFECT THE RETURN ON YOUR NOTES OR THE MARKET VALUE AND LIQUIDITY OF YOUR NOTES.

The ratings of the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which may have an adverse effect on the liquidity or the market price of the notes.

Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by the final scheduled payment date for that class of notes. A rating agency may revise or withdraw its ratings at any time in its sole discretion, and the ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes, including as a result of losses on the receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis or due to general adverse trends in the economy. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to take any action to maintain any ratings of the notes. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your notes may be adversely affected.

In March 2020, it was announced that certain classes of subordinate notes issued in certain previous securitization transactions sponsored by the sponsor were placed under review for downgrade by certain of the rating agencies hired to rate those notes. The ratings on all such classes were subsequently confirmed. Notes issued in connection with an asset-backed securitization program sponsored by the sponsor may be placed under review for downgrade or may be downgraded at any time by certain or all of the rating agencies hired to rate those notes.

It is possible that, on, prior to or after the closing date, a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. None of the sponsor, the depositor or any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus and you should consult with your financial and legal advisors regarding the impact of an unsolicited rating on any class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your notes may be adversely affected.

Further, it may be perceived that the Hired Agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the Hired Agencies for their rating services. The perceived conflict of interest may have an adverse effect on the market value of your notes and the ability to resell your notes.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.

You may receive payments on your notes earlier or later than you expected, which may adversely affect your ability to reinvest amounts paid to you at a rate of return that is equal to or greater than the rate of return on your notes. The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date.

The amount of distributions of principal of your notes and the time when you receive those distributions depend in part on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments (including as a result of refinancing) or defaults of the receivables. Additionally, if the sponsor or the servicer is required to repurchase receivables from the issuing entity because of a breach of an applicable representation, warranty or covenant as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables” and “The Transfer Agreements and the Administration Agreement—Representations and Warranties,” payment of principal on the notes will be accelerated.

Additionally, the occurrence of an optional redemption event or events of default resulting in acceleration of the notes may result in repayment of the notes prior to the final scheduled payment date for one or more classes of notes. If the receivables are sold upon exercise of a “clean-up call” by the servicer, the issuing entity will redeem the notes then outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the notes remained outstanding. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus.

Financial market disruptions, including as a result of the UK’s exit from the European Union, and the absence of a secondary market for the notes could limit your ability to resell your notes.

The securities will not be listed on any securities exchange. If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes or otherwise make a market for any class of notes, and may stop making offers at any time. A market for the offered notes may not develop, or if one does develop, it may not continue or provide sufficient liquidity. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. In addition, because the offered notes will be in book-entry form, this may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Additionally, events in the domestic and global financial markets (including potential instability and volatility as a result of the exit of the UK from the European Union (“EU”)) could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. Recent and continuing events in such markets have caused, and may again cause, a significant reduction in liquidity in the secondary market for asset-backed securities. In particular, asset-backed securities backed by sub-prime receivables and asset-backed securities in the form of subordinate notes have experienced reduced liquidity. Such illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from SC; and

•	make the initial deposit into the reserve account.

The depositor or its affiliates will also use a portion of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt secured by the receivables prior to their transfer to the issuing entity, and for general purposes. Any such debt may be owed to the owner trustee, the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines. Affiliates of the depositor currently obtain warehouse funding from one or more of the underwriters and from the owner trustee (or from their respective affiliates), so a portion of the proceeds that are used to pay warehouse debt will be paid to the underwriters, the owner trustee, and/or their respective affiliates.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Drive Auto Receivables Trust 2021-2 is a statutory trust formed on January 8, 2021 under the laws of the State of Delaware for the purpose of owning receivables and issuing notes. The issuing entity will be operated pursuant to a trust agreement. SC will be the administrator of the issuing entity. The issuing entity will also issue one or more non-interest bearing certificates in a nominal aggregate principal amount of $100,000 representing the beneficial interest in the issuing entity, which are subordinated to the notes. Only the notes are being offered hereby, but the depositor may transfer all or a portion of the certificates to an affiliate or sell all or a portion of the certificates on or after the closing date. However, the portion of the certificates retained by the depositor to satisfy U.S. credit risk retention rules and for purposes of the SR Rules will not be sold, transferred, subjected to any credit mitigation or hedged except as permitted under, or in accordance with, those rules. See “The Sponsor—U.S. Credit Risk Retention,” “—EU Securitization Regulation and UK Securitization Regulation” and “Legal Investment—Requirements for Certain EU and UK Regulated Persons and Affiliates.” On each payment date, the certificateholders will be entitled to any available funds remaining on that payment date after all deposits and distributions of higher priority have been made, as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificates;

•	making payments on the notes and distributions on the certificates;

•	selling, transferring and exchanging the notes and the certificates to the depositor;

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals, directly or indirectly, from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transfer agreements; and

•

taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificates.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wells Fargo Delaware Trust Company, N.A., as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below. The issuing entity’s fiscal year ends on December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements and the Administration Agreement—Amendment Provisions” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

The expected assets of the issuing entity as of the closing date will be as follows:

Receivables(1)	$2,150,541,592.57
Reserve Account – Initial Balance(2)	$21,505,415.93

(1)	Pool Balance as of the cut-off date.
(2)	To be an amount not less than 1.00% of the Pool Balance as of the cut-off date.

The expected liabilities of the issuing entity as of the closing date will be as follows:

Class A-1 Asset Backed Notes	$218,000,000
Class A-2 Asset Backed Notes	$593,000,000
Class A-3 Asset Backed Notes	$219,100,000
Class B Asset Backed Notes	$240,870,000
Class C Asset Backed Notes	$253,760,000
Class D Asset Backed Notes	$275,270,000

Total	$1,800,000,000

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts and/or installment loans used to purchase motor vehicles or refinance existing contracts or loans secured by motor vehicles. Substantially all of the receivables are the obligations of obligors with credit histories that are below prime or otherwise considered “sub-prime”.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date and payments made on the receivables after the cut-off date;

•	the security interests in the financed vehicles and all certificates of title to those financed vehicles;

•

all receivable files relating to the receivables including the related original motor vehicle retail installment sale contracts and/or installment loans and all certificates of title to the related financed vehicles;

•

rights to any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor providing coverage against theft of or loss or damage to the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable or (3) refunds in connection with extended service agreements relating to receivables which become Defaulted Receivables after the cut-off date;

•	any other property securing the receivables;

•

rights to amounts on deposit in the reserve account, the collection account and any other account established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and all cash, investment property and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale and servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture. For a description of the sale and transfer of the issuing entity property as well as the creation, perfection and priority status of the security interest in that property in favor of the issuing entity, see “The Transfer Agreements and the Administration Agreement—Sale and Assignment of Receivables.”

Prior to formation, the issuing entity will have no assets or obligations. After formation, the issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus and in the trust agreement of the issuing entity. The issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE TRUSTEES

The Owner Trustee

Wells Fargo Delaware Trust Company, N.A. (“Wells Fargo Trust”) will act as “owner trustee” under the trust agreement. Wells Fargo Trust is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Trust has been engaged in the business of acting as owner trustee, Delaware trustee and resident trustee since 2002. As of June 30, 2021, Wells Fargo Trust was acting as owner trustee, Delaware trustee or resident trustee on approximately 434 transactions across all asset types. Wells Fargo Trust maintains a corporate trust office at 919 North Market Street, Suite 1600, Wilmington, Delaware 19801. Currently, there are no legal proceedings pending before any court or governmental authority against Wells Fargo Trust that would have a material adverse effect on the ability of Wells Fargo Trust to perform it obligations as owner trustee under the trust agreement.

On March 23, 2021, Wells Fargo & Company announced that it had entered into a definitive agreement with Computershare Ltd (“Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The transaction is expected to close in the second half of 2021, subject to customary closing conditions and regulatory approvals. Virtually all CTS employees, along with most existing CTS systems, technology and offices, are expected to transfer to one or more Computershare-affiliated entities as part of the sale.

Wells Fargo Trust will act as owner trustee under the trust agreement and perform its obligations in such role through its CTS line of business. Subject to any requirements set forth in the trust agreement and in the definitive agreement between Wells Fargo & Company and Computershare, Wells Fargo Trust intends to transfer to a Computershare-affiliated entity its duties, obligations and rights as owner trustee on or after the closing of the transaction with Computershare.

In the event that the transfer of any of Wells Fargo Trust’s duties, obligations and rights as owner trustee under the trust agreement to a Computershare-affiliated entity does not occur on the closing of the transaction with Computershare, Wells Fargo Trust intends to continue to perform such duties, obligations and rights through a Computershare-affiliated entity as its agent.

Wells Fargo Trust has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The owner trustee will be paid a fee, as described in “The Transfer Agreements and the Administration Agreement—Fees and Expenses” in this prospectus, and will be indemnified against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents, in each case by the issuing entity to the extent of Available Funds available therefor, as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus. To the extent these fees and indemnification amounts are not paid by the issuing entity, they will be payable by the servicer.

Resignation or Removal of the Owner Trustee

The owner trustee may resign at any time, in which event the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. The depositor and the administrator will remove the owner trustee if the owner trustee ceases to be eligible to continue as such under the trust agreement or if such owner trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee does not become effective until acceptance of the appointment by the successor owner trustee for such issuing entity and payment of all fees, expenses and indemnities (including any attorneys’ fees and other legal costs and expenses incurred in connection with any petition for appointment of a successor owner trustee) owed to the outgoing owner trustee.

For a further description of the roles and responsibilities of the owner trustee, see “—Role of the Owner Trustee and Indenture Trustee” below. For a description of provisions governing the limitation of liability and indemnity provisions applicable to the owner trustee, see “The Transfer Agreements and the Administration Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

The Indenture Trustee

Wilmington Trust, National Association (“WTNA”) — also referred to herein as the “indenture trustee”—is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions involving auto loans.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as indenture trustee.

WTNA has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The indenture trustee will make each monthly statement available to the noteholders via the indenture trustee’s internet website at http://www.wilmingtontrustconnect.com. For assistance with regard to this service, investors may call the indenture trustee’s corporate trust office at (866) 829-1928.

For a description of the provisions governing resignation and removal of the indenture trustee, see “The Indenture—Resignation or Removal of the Indenture Trustee” in this prospectus. For a description of provisions governing the limitation of liability and indemnity provisions applicable to the indenture trustee, see “The Transfer Agreements and the Administration Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

For a further description of the roles and responsibilities of the indenture trustee, see “—Role of the Owner Trustee and Indenture Trustee” below.

Role of the Owner Trustee and Indenture Trustee

Neither the owner trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the sale and servicing agreement, trust agreement, administration agreement, indenture, asset representations review agreement, the securities or any receivables or related documents. As of the closing date, neither the owner trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the indenture trustee will be required to perform only those duties specifically required of it under the sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the sale and servicing agreement, trust agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the servicer.

The owner trustee will be under no obligation to exercise any of the issuing entity’s powers or powers vested in it by the sale and servicing agreement, trust agreement or indenture, or other related documents as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any investigation, proceeding or litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the owner trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses and liabilities which may be incurred therein or thereby. Under no circumstances will the owner trustee be required to take, expend or risk its own funds or to take any action at the direction of the noteholders or certificateholders if it shall determine or be advised by counsel that such action is contrary to the transaction documents or applicable law.

The indenture trustee will be under no obligation to exercise any of the issuing entity’s powers or powers vested in it by the sale and servicing agreement, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any investigation, proceeding or litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders (other than requests, demands or directions relating to an asset representations review as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” or to the investors’ rights to communicate with other investors described under “The Indenture—Noteholder Communication; List of Noteholders”), unless those noteholders have offered to the indenture trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses and liabilities which may be incurred therein or thereby (including any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit) by the indenture trustee of any indemnification or other obligation of the noteholders).

The owner trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions or for the enforcement or conflict of interest matters, the owner trustee and indenture trustee, in some circumstances, acting jointly with the depositor or the administrator, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity property. In the event of the appointment of a co-trustee, any rights, powers, duties and obligations of the owner trustee or indenture trustee under the transaction documents that are conferred upon the co-trustee will be exercised or performed by the co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly by the co-trustee subject to applicable direction.

SC, the servicer and the depositor may maintain other banking relationships with the owner trustee and indenture trustee in the ordinary course of business.

The owner trustee and indenture trustee will be entitled to certain fees and indemnities described under “The Transfer Agreements and the Administration Agreement—Fees and Expenses” in this prospectus.

THE DEPOSITOR

Santander Drive Auto Receivables LLC, a wholly-owned special purpose subsidiary of SC, is the depositor and was formed on February 23, 2006 as a Delaware limited liability company as Drive Auto Receivables LLC. On February 20, 2007, Drive Auto Receivables LLC changed its name to Santander Drive Auto Receivables LLC. The principal place of business of the depositor is at 1601 Elm Street, Suite 800, Dallas, Texas 75201. You may also reach the depositor by telephone at (214) 292-1930. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, hold, service, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to receivables; to issue and sell one or more securities; to enter into and deliver any agreement which may be required or advisable to effect the administration or servicing of receivables or the issuance and sale of any securities, and to perform its obligations under each agreement to which it is a party; to establish any reserve account, spread account or other credit enhancement for the benefit of any securities issued by an issuing entity and to loan, transfer or otherwise invest any proceeds from receivables; to purchase financial guaranty insurance policies for the benefit of any security issued by an issuing entity, to enter into any interest rate or basic swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any receivables or for the benefit of any security issued by an issuing entity and to prepare and file registration statements and prospectuses relating to notes to be offered and sold. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the depositor has been engaged in these activities solely as (i) the transferee of contracts from SC pursuant to contribution or purchase agreements, (ii) the transferor of contracts to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that may form various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

Santander Consumer USA Inc., an Illinois corporation, is the sponsor, and will also serve as the originator, the servicer, the administrator and the custodian with respect to the receivables. The principal place of business of SC is 1601 Elm Street, Suite 800, Dallas, Texas 75201. You may also reach SC by telephone at (214) 634-1110. SC and its predecessors have been engaged in the securitization of motor vehicle retail installment sale contracts since the first quarter of 1998 and have sponsored over 70 securitizations of auto contracts.

SC was incorporated on November 23, 1981 in the State of Illinois. SC is a wholly-owned subsidiary of Santander Consumer USA Holdings Inc., a Delaware corporation (“SC Holdings”). Shares of SC Holdings’ common stock are listed for trading on the New York Stock Exchange under the ticker symbol “SC”. Santander Holdings USA, Inc., a Virginia corporation (“SHUSA”), a wholly-owned direct subsidiary of Banco Santander, S.A., is the majority shareholder of SC Holdings. On July 2, 2021, SC Holdings announced that it received a non-binding proposal from SHUSA on July 1, 2021, to acquire all of the outstanding common shares of SC Holdings that are not currently owned by SHUSA. The board of directors of SC Holdings has formed an independent special committee to assist in its evaluation of the proposal.

In 2013, SC and FCA US LLC entered into a ten-year Master Private Label Financing Agreement under which SC has been FCA US LLC’s preferred provider for consumer loans, leases and dealer loans.

Additional information about SC Holdings, including information contained in required annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, is on file with the SEC under the name “Santander Consumer USA Holdings Inc.” and file number 001-36270.

No securitization sponsored by SC has defaulted or experienced an early amortization triggering event. In some previous transactions that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

One of the underwriters is an affiliate of the sponsor.

U.S. Credit Risk Retention

Pursuant to Regulation RR, SC is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. SC intends to satisfy this obligation through the retention by one or more of its majority-owned affiliates of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. The retained eligible horizontal residual interest will take the form of the issuing entity’s certificates.

SC determined the fair value of the notes and the issuing entity’s certificates in accordance with a fair value measurement framework under generally accepted accounting principles.

In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in a fair value hierarchy with the following three levels, where Level 1 is the highest priority because it is the most objective and Level 3 is the lowest priority because it is the most subjective:

Level 1: Fair value is calculated using observable inputs that reflect quoted prices for identical assets or liabilities in active markets;

Level 2: Fair value is calculated using inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

Level 3: Fair value is calculated using unobservable inputs, such as the sponsor’s data.

SC believes that the fair value of the notes should be categorized within Level 2 of the fair value hierarchy assessment, reflecting the use of inputs derived from prices for similar instruments. SC believes that the fair market value of the issuing entity’s certificates should be categorized within Level 3 of the fair value hierarchy assessment, reflecting the use of significant unobservable inputs on key assumptions, including historical default rates and adjustments to reflect prepayment rates based on available data from comparable securitization transactions of similar assets, discount rates reflective of recent historical equity yields, and recovery rates based on the average severity utilizing reported severity rates and loss severity utilizing available market data from a comparable securitized pool.

The fair value of each class of notes is assumed to be substantially equal to the initial principal amount of that class as set forth on the cover of this prospectus. Interest is assumed to accrue on the notes consistent with the following per annum coupon rates: Class A-1 notes, 0.13789%, Class A-2 notes, 0.36%, Class A-3 notes, 0.35%, Class B notes, 0.58%, Class C notes, 0.87% and Class D notes, 1.39%.

To calculate the fair value of the issuing entity’s certificates, SC used a discounted cash flow method which uses the forecasted cash flows payable to the certificates and discounts the value of those cash flows to a present value using a rate intended to reflect a hypothetical market yield of the certificates. SC used an internal model to project future interest and principal payments on the receivables to be transferred to the issuing entity, the interest and principal payments on each class of notes, the servicing fee, transaction fees and expenses and deposits necessary to fund the reserve account to an amount equal to the specified reserve account balance. The resulting net cash flows to the certificates are discounted to their present value using an expected market yield which takes into account the first loss exposure of the certificates and the credit risks of the receivables.

In connection with the discounted cash flow calculation with respect to the certificates described above, SC made the following additional assumptions:

•	interest accrues on the notes at the rates described above;

•	the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity;

•	projected cash flows to the certificates are discounted at 16.00%;

•

interest and principal payments on the receivables are calculated using the hypothetical pools, assumed cut-off dates and related pool characteristics described under “Maturity and Prepayment Considerations”;

•

the receivables prepay in full at a 10.00% CRR based on amortization arising from prepayments, where “CRR” means the “Conditional Repayment Rate” and which represents the annualized expected rate of voluntary prepayments of principal as a percentage of the outstanding principal balance of the receivables and is one of the primary methodologies used to evaluate such expected voluntary prepayments; and

•

cumulative net losses on the receivables from the cut-off date through maturity of the receivables, as a percentage of the initial pool balance, equal 25.00%, and from the cut-off date through the optional redemption of the notes, as a percentage of the initial pool balance, equal 23.26% and occur each month at the following rates:

Month	Cumulative Net Loss	Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.00%	18	9.44%	34	19.03%
2	0.00%	19	10.17%	35	19.44%
3	0.00%	20	10.90%	36	19.86%
4	0.00%	21	11.63%	37	20.28%
5	1.04%	22	12.36%	38	20.69%
6	1.67%	23	13.09%	39	21.11%
7	2.29%	24	13.82%	40	21.53%
8	2.92%	25	14.55%	41	21.60%
9	3.54%	26	15.28%	42	21.81%
10	4.17%	27	16.01%	43	22.01%
11	4.79%	28	16.74%	44	22.22%
12	5.42%	29	16.94%	45	22.43%
13	6.04%	30	17.36%	46	22.64%
14	6.67%	31	17.78%	47	22.85%
15	7.29%	32	18.19%	48	23.06%
16	7.92%	33	18.61%	49	23.26%
17	8.72%

SC developed these inputs and assumptions by considering the following factors:

•

Discount rate applicable to the certificate cash flows – estimated to reflect the credit exposure to the residual cash flows, and derived taking into account the following qualitative factors: (i) the performance of prior securitized pools of receivables under the Drive Auto Receivables Trust platform, (ii) structural features in the transaction that may impact the stability of certificate cash flows and (iii) the ratings assigned by the Hired Agencies to the most subordinate class of notes in the transaction;

•

CRR – estimated considering the composition of the pool of receivables and the performance of securitized pools of receivables in previous securitization transactions sponsored by SC under the Drive Auto Receivables Trust platform; and

•

Cumulative net loss rate and cumulative net loss timing curve – developed considering SC’s internal loss expectations, the composition of the pool of receivables, the performance of prior securitized pools of receivables under the Drive Auto Receivables Trust platform, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the Hired Agencies. In determining the cumulative net loss rate and cumulative net loss timing curve, SC assumed:

•	a loss timing lag of 120 days, which is consistent with SC’s current charge-off policy whereby a receivable is charged-off no later than the month in which a payment became 120 days past due;

•

(i) a loss severity for each defaulted receivable of 60.00%, which is the average loss severity of prior securitized pools under the Drive Auto Receivables Trust platform and considers trends in, and future estimates of, used vehicle values and (ii) a recovery in the month after the month of charge-off, which is consistent with SC’s timing experience for the lag time between charge-off of a receivable and receipt of the related liquidation proceeds; and

•

a loss timing curve based on the shape of historical securitization transactions sponsored by SC under the Drive Auto Receivables Trust platform, and taking into account the composition of the underlying pool of receivables compared to other securitized pools under the Drive Auto Receivables Trust platform. See “The Receivables Pool—Information About Certain Previous Securitizations”.

Based upon the foregoing inputs and assumptions, SC expects the entire portion of the issuing entity’s certificates and the notes to have a fair value of approximately $2,051,151,475 and the issuing entity’s certificates to have a fair value of approximately $251,151,475, which is approximately 12.24% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity.

The portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR is expected to be approximately 40.83% Percentage Interest in the issuing entity’s certificates, which SC expects to have a fair value of approximately $102,557,574, which is expected to be at least 5% of the expected fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. The fair values disclosed above are based on the inputs and assumptions described above. Further, the actual characteristics of the receivables to be transferred to the issuing entity on the closing date differ from the assumptions described above and the actual performance of the receivables is likely to differ from the assumed performance (such as the amount of cumulative net losses on the receivables). Consequently, the present value of the projected cash flows on the certificates is expected to vary from the discounted actual cash flows on the certificates, and you should not assume that the fair value of the issuing entity’s certificates will be equal to or greater than the present value of the actual cash flows on the certificates.

SC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The fair value of the certificates as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount, in each case, as of the closing date, will be included in the first periodic report on Form 10-D filed by the depositor after the closing date, together with a description of any material changes in the method or inputs and assumptions used to calculate the fair value. Because all of the issuing entity’s certificates are expected to be retained by the depositor or another majority-owned affiliate of SC on the closing date, the first periodic report on Form 10-D filed by the depositor after the closing date will also disclose the portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR.

As described under “The Transfer Agreements and the Administration Agreement—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” below, distributions to holders of the issuing entity’s certificates on any payment date are subordinated to all payments of principal and interest on the notes by the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “The Transfer Agreements and the Administrative Agreement—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration”, any resulting shortfall will, through operation of the priority of payments, reduce amounts distributable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The material terms of the notes are described in this prospectus under “The Notes,” and the other material terms of the certificates are described in this prospectus under “Summary of Terms—The Certificates.”

SC does not intend to transfer or hedge the portion of the retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR and in accordance with the SR Rules. All or a portion of the retained eligible horizontal residual interest may be transferred on or after the closing date to any other majority-owned affiliate of SC that is also a wholly-owned special purpose subsidiary of SC.

EU Securitization Regulation and UK Securitization Regulation

For further information on the matters referred to below, and the corresponding risks, see “Legal Investment—Requirements for Certain EU and UK Regulated Persons and Affiliates” in this prospectus.

On the closing date, SC will covenant and agree, with reference to the EU Securitization Regulation and the UK Securitization Regulation, in each case as in effect and applicable on the closing date, that it will:

(a)        as an “originator” (as such term is defined for the purposes of each of the EU Securitization Regulation and the UK Securitization Regulation), retain upon issuance of the notes, and on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus (the “SR Retained Interest”), in accordance with the text of paragraph (d) of Article 6(3) of the EU Securitization Regulation and paragraph (d) of Article 6(3) of the UK Securitization Regulation, in each case as in effect and applicable on the closing date, by holding all of the membership interests in the depositor (or one or more other wholly-owned special purpose subsidiaries of SC), which in turn will retain on an ongoing basis for as long as any notes remain outstanding a portion of the aggregate Percentage Interests in the certificates to be issued by the issuing entity, such retained portion of the Percentage Interests (i) being pro rata with the Percentage Interests not required to be retained and (ii) representing at least 5% of the aggregate nominal value of the receivables in the receivables pool transferred to the issuing entity;

(b)        not (and will not permit the depositor or any of its other affiliates to) subject the SR Retained Interest to any credit risk mitigation or hedging, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the SR Retained Interest, except to the extent permitted by the SR Rules;

(c)        not change the manner in which it retains or the method of calculating the SR Retained Interest while any of the notes are outstanding, except to the extent permitted by the SR Rules; and

(d)        provide ongoing written confirmation of its continued compliance with its obligations in the foregoing clauses (a), (b) and (c), (i) in or concurrently with the delivery of each monthly report to noteholders, (ii) following a notification of the occurrence of any event of default and (iii) from time to time upon request by any noteholder in connection with any material change in the structural features of the securitization transaction described in this prospectus that could materially impact the performance of the notes or any material change in the risk characteristics of the notes and receivables.

Article 6(1) of the EU Securitization Regulation and Article 6(1) of the UK Securitization Regulation each provide that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see, in particular, “The Sponsor” and “The Originator” in this prospectus for information with regard to SC’s business and related operations. With regard to SC’s credit-granting criteria and processes, see “The Originator—Credit Risk Management and Underwriting” and “Servicing by SC” in this prospectus.

The securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation. In particular, neither SC nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with any applicable Investor Requirements and any corresponding national measures that may be relevant.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by SC to retain the SR Retained Interest as described in this prospectus and the information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with any applicable Investor Requirements or any corresponding national measures that may be relevant.

None of SC, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates nor any other party to the transactions described in this prospectus (a) makes any representation that the agreement by SC to retain the SR Retained Interest as described in this prospectus or any information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient in all circumstances for purposes of any person’s compliance with any applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the notes, SC (including its holding of a material net economic interest of not less than 5% in the securitization transaction described in this prospectus) and the transactions described herein are otherwise compliant with the SR Rules or any other applicable legal, regulatory or other requirements; (b) shall have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any person’s failure or inability to comply with any applicable Investor Requirements and/or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (c) shall have any obligation to enable any person to comply with any applicable Investor Requirements or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or any other obligation with respect to the SR Rules (other than, in each case, the specific obligations undertaken and/or representations made by SC in that regard under the transaction documents).

Failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the notes may result in the imposition of a penalty regulatory capital charge on such investment or of other regulatory sanctions by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and may have an adverse impact on the value and liquidity of the notes offered by this prospectus. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding the application of and compliance with any applicable Investor Requirements or other applicable regulations and the suitability of the notes for investment.

THE ORIGINATOR

All of the receivables were originated by SC. We use the term “originator” to refer to SC.

The following is a description of the origination, underwriting and servicing procedures used by SC with respect to the receivables originated by SC and transferred to the issuing entity.

The originator originated the receivables through a variety of origination channels across a wide spectrum of credit quality obligors ranging from prime credit obligors to sub-prime credit obligors. Sub-prime receivables, in general, are expected to have higher loss rates and delinquency rates than receivables that represent the obligations of prime credit obligors.

Receivables and Calculation Methods

Each receivable is a fully amortizing, fixed level monthly payment contract which will amortize the full amount of the receivable over its term, assuming that the obligor does not pay any installment after its due date. Each contract provides for the allocation of payments according to the “simple interest method” of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation, multiplied by the unpaid principal balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made and the remainder of such payment is allocable to principal.

Under the simple interest method, payments on receivables are applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled. Receivables that represent the obligations of sub-prime credit obligors tend to have higher interest rates than receivables that represent the obligations of prime credit obligors.

Receivable Origination Channels

SC primarily originated the receivables by purchasing motor vehicle installment sale contracts from dealers pursuant to a dealer agreement between SC and the dealer. In addition, SC originated some of the receivables (i) directly from the obligor through its direct lending platform and (ii) through pass-through arrangements in place with third parties.

Each dealer agreement, among other things, sets out the guidelines and procedures of the purchasing and origination process. These dealer agreements generally provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of a receivable and the security interest in the related financed vehicle and not to the collectability of the receivable or the creditworthiness of the related obligor.

Active dealers are monitored in accordance with SC’s dealer performance management strategy and framework using metrics designed to monitor the performance of its network of dealers. SC’s dealer management conducts dealer quality reviews when a referral is sent from a functional area or when a dealer fails to meet specified program metrics. Under SC’s dealer management progression, if issues are identified by SC during a dealer quality review, then the dealer will be placed on a treatment plan. Dealers on a treatment plan are re-evaluated after completion of the treatment plan, and are either returned to regular monitoring, subject to stipulations, as described below under “—Funding of Approved Contracts and Stipulations”, or are recommended for deactivation.

Under its direct lending platform, SC originates loans through applications submitted electronically over the internet. Approvals for applications are limited in scope due to unknown deal structure at the time of approval and a pricing-dependent credit decision structure. After the customer selects a vehicle, the completed loan packet is submitted by the dealer (or, in some cases, by the obligor) and verified against SC’s credit and pricing guidelines prior to funding.

Under the pass-through arrangements, applications are directed to SC who may approve the application for funding. In most cases, these “pass-through” receivables are underwritten using the same processes and decision models as other types of receivables originated by SC, although the specific underwriting criteria and contract terms may vary among programs. In some cases, SC funds the loan to the related obligor directly, while in other cases, the related pass-through counterparty funds the loan at closing and sells it to SC the following day.

Credit Risk Management and Underwriting

Credit Risk Management Overview

SC is required to operate within sound, well-defined credit-underwriting criteria that are consistent with applicable regulatory and supervisory guidelines. In furtherance of the foregoing, SC adopted a Retail Auto Loan Operating Policy (the “Loan Policy”), which establishes principles and requirements for the management of credit risk stemming from retail auto lending activities. The Loan Policy aligns with the overarching SC risk management framework and credit risk management enterprise policy. The Loan Policy also provides the foundation for SC to develop corresponding process and administrative documents commensurate with SC’s strategies and business activities. The Loan Policy is subject to revision from time to time.

The Loan Policy is designed to support the effective identification, assessment, control, monitoring and reporting of credit risks across the retail auto lending lifecycle, including but not limited to application acquisition, decisions and originations, funding, servicing and collections. The principles and requirements in the Loan Policy apply to all retail (consumer) auto lending activities of SC.

Under the Loan Policy, SC has established key risk indicators to monitor and control credit risk, including the establishment of triggers and limits, ongoing monitoring and reporting, and escalation and management of breaches.

Application Decisioning and Underwriting

In accordance with the Loan Policy, originations generally include at a minimum an evaluation of applicant credit history, ability and willingness to repay, and collateral, and are required under the Loan Policy to adhere to the established credit policy limits or exception criteria. SC utilizes a proprietary underwriting platform for loan originations. Currently, the majority of applications are auto-decisioned. Once a dealer submits an application electronically, SC’s systems implement an automated process which (i) acquires external data, such as credit bureau data, (ii) scores the transaction with a custom risk score, (iii) writes key data in SC’s system of record in a form that cannot be manually modified, (iv) establishes risk-adjusted pricing targets and (v) issues an electronic response or proposal directly to the dealer. The entire automated process occurs typically within seconds of receipt of the electronic loan application. If an auto-decision is not rendered, the application will be manually reviewed, have system recommendations applied, and be manually decisioned. Should a dealer wish to make changes to the initial proposal, the dealer may submit an updated deal structure request, which may be completed electronically or through other methods such as direct discussions between the dealer and SC.

SC’s decision model produces a custom risk score that is utilized in assessing the risk and establishing appropriate risk-based pricing. Risk-based pricing is used to generate an acceptable level of return based on the risk associated with the custom risk score. An applicant’s custom risk score is documented in SC’s system of record and may not be modified manually. Credit decisions are based on multiple factors including, but not limited to: custom risk score, existence and value of a trade-in or down payment, length and depth of credit history, affordability and value of the financed vehicle. The custom risk score program is reviewed and adjusted periodically to assess its predictive capability. However, credit scoring does not eliminate credit risk. New scorecards (models) may be developed, reviewed and approved based on internal policy and approved through the appropriate SC committee. From time to time SC refines, and in the future may further refine, its credit scoring model.

After the custom risk score has been computed, the application is allocated a price tier based on a loan structure, which drives final pricing. Under SC’s pricing model, SC has the flexibility to compensate for risk either by increasing the APR under a contract and/or by purchasing the contract from the dealer at a discount. Approval by the automated system yields one of the following status results, which take into account both the risk of the applicant as well as the proposed structuring and pricing for a contract: (i) Approved, whereby the credit application and deal structure meet governing parameters and credit is offered on the terms requested; (ii) Conditioned, whereby the applicant’s custom risk score is above SC’s minimum cutoff, but the requested structure or vehicle does not meet the requirements of an approval; (iii) Counteroffer, whereby a decision to grant credit is given in a different amount or on other terms than requested; (iv) Decline, whereby the applicant’s custom risk score did not meet the minimum requirement for a particular loan and collateral type; and (v) Reject, whereby an application is submitted but it does not meet SC’s minimum credit criteria, such as minimum age. SC does not purchase a contract from the related dealer if the final status result for the related application is Decline or Reject.

Under the Loan Policy in effect prior to implementation of the revised Loan Policy in August 2020 (the “Previous Loan Policy”), SC had identified specific “operating limit” attributes, which it had determined were chiefly associated with a borrower’s capacity to repay a loan. Operating limits which were chiefly associated with an obligor’s capacity to repay a loan include maximum-payment-to-income, maximum debt-to-income, maximum loan-to-value (“LTV”), maximum loan size, minimum income and maximum payment. If a loan parameter associated with the borrower’s capacity to repay was outside the established operating limits, then manual justification of the override was required to be documented within the credit and funding system. In addition, the Previous Loan Policy also required manual justification of an override of the operating limit related to the maximum total backend amount. Under the Previous Loan Policy, applications could be approved by authorized personnel outside of the operating limits, but subject to certain limitations based on level of authority and the category and magnitude of operating limit override. A contract for which a loan parameter exceeded an operating limit would not be considered an exception to SC’s underwriting guidelines unless that loan parameter also exceeded the related policy limit (as described below).

The Previous Loan Policy outlined “policy limits” which are parameter limits related to: (1) maximum payment-to-income; (2) maximum debt-to-income; (3) maximum LTV; (4) maximum term; (5) maximum age of the financed vehicle; (6) minimum loan amount; (7) maximum loan amount; and (8) maximum mileage. Although policy limits generally should not be exceeded, an exception to a policy limit could be mitigated by one or many of the key parameters or other factors. Consequently, a Manager of Credit Team Management or a more senior officer of SC could grant exceptions to policy limits in certain circumstances. From time to time, SC revised the policy limits by adding or removing policy limit categories and/or by revising the applicable policy limit threshold at which an exception occurs. Under the Previous Loan Policy, any contract which exceeded a policy limit (as then in effect) at origination is considered an exception to SC’s underwriting guidelines, regardless of whether SC was able to obtain the system-recommended risk-adjusted pricing for that contract by increasing the APR under a contract and/or by purchasing the contract from the dealer at a discount. SC’s risk management group tracked and monitored policy limit exceptions and reported exceptions to a senior management committee on a periodic basis.

Although the operating limits under the Previous Loan Policy that SC had determined are chiefly associated with a borrower’s capacity to repay a loan overlap with the parameters that constitute policy limits, under the Previous Loan Policy, SC used operating limits and policy limits for different purposes. Operating limits for a particular loan parameter (e.g., LTV or term) varied based on an obligor’s custom risk score, origination channel, pricing tier and the deal structure, and the request to exceed an operating limit triggered a manual review and approval of the operating limit override and related contract. Policy limits for a particular loan parameter were established by SC as limitations on underwriting. Although a Manager of Credit Team Management or a more senior officer of SC could grant exceptions to the policy limits, these exceptions were considered exceptions to SC’s underwriting guidelines under the Previous Loan Policy. Any loan parameter that exceeded a policy limit would exceed the associated operating limit as applicable, but the specific values for operating limits had been established by SC such that the majority of operating limit overrides would still not exceed the policy limits.

In connection with the adoption and implementation of the Loan Policy in August 2020, SC revised the credit policy limit framework to focus on policy limits and compensating factors in lieu of operating limits. Under the current Loan Policy, “policy limits” define the boundary for originations and are generally not exceeded without appropriate compensating factors and/or approval by the appropriate level of seniority within SC. Policy limits may be exceeded up to a specified cap if a compensating factor is present. Compensating factors are analytically derived deal structure and/or credit bureau attributes that contribute to positive performance of the related loans at a level comparable to loans originated within the policy limits. If a policy limit is exceeded without the requisite compensating factor, or are exceeded beyond the specified cap for that limit, then approval by the appropriate level of seniority within SC is required. Similar to the Previous Loan Policy, the current Loan Policy specifies policy limits related to: (1) maximum payment-to-income; (2) maximum debt-to-income; (3) maximum LTV; (4) maximum term; (5) maximum age of the financed vehicle; (6) minimum loan amount; (7) maximum loan amount; and (8) maximum mileage. In addition, the current Loan Policy includes policy limits with respect to the maximum financed amount of ancillary (or “backend” products) and the maximum payment amount. Limits are aligned to price tiers, which are pricing levels assigned to a loan based on credit score, deal structure and other factors. From time to time, SC may revise the policy limits under the Loan Policy by adding or removing policy limit categories and/or by revising the applicable policy limit threshold.

Under the current Loan Policy, an exception occurs when a policy limit is exceeded without adequate compensating factors and/or mitigants for the incremental risk (as determined by SC Credit Risk). Under the current Loan Policy, exceptions do not include an originated loan that exceeded a single policy limit up to the policy limit cap if a compensating factor is present. SC considers a contract an exception to SC’s underwriting guidelines if a policy limit is exceeded and there are no compensating factors. SC also considers a contract to be an exception to its underwriting guidelines if more than one policy limit is exceeded, regardless of whether compensating factors are present.

Funding of Approved Contracts and Stipulations

Underwriting decisions are based on information provided to SC by the applicant and the dealer. However, SC may verify the identity, employment, income, residency and other applicant or vehicle information in accordance with SC’s origination guidelines either before the application is approved and/or before the contract is funded in connection with a stipulation. Stipulations are action or documentation requirements systemically and/or manually applied within the systems that do not alter the underlying terms of the approval. Stipulations can be applied during the underwriting or funding process and could result in additional information, consumer contact or specific loan parameters that must be satisfied before the loan is purchased. Stipulations may vary depending on SC’s assessment of the overall risk a dealer presents to SC and its customers and may be waived in accordance with SC’s funding override procedures. Prior to funding an approved contract, SC employs its proprietary electronic platform, which was designed to handle the entire post-approval funding process, including the archiving of documents, applicant verification process and any re-calculation of final pricing based on any revisions to the original contract terms. Upon receipt of documentation, if the attributes of the original application approval do not correspond with the documentation received in the system, the account should be re-decisioned in accordance with the Loan Policy. When applicable, SC verifies information related to the application prior to funding the contract. Under the Loan Policy implemented in August 2020, SC’s operations department has procedures outlining when verifications are required and what the acceptable forms of information are for each verification. Verification documentation generally address applicant identity, insurance verification, proof of income, proof of residence and proof of employment.

From time to time following the origination of a receivable, the interest rate specified on the related contract may be decreased at the discretion of the originator after review of the original interest rate. Any such decrease is reflected in a customer adjustment letter sent to the obligor.

SC generates a proprietary loan funded score (formerly known as loss forecasting score) after each contract is funded. The proprietary loan funded score is used by SC to further assess the probability that a funded loan will default, and is based on the data used under SC’s credit scoring model as well as final loan structure, pricing terms, and additional risk factors and attributes that SC’s credit risk management department considered relevant in the development of SC’s proprietary loan funded scoring model. SC’s loan funded scoring model is reviewed and adjusted periodically to assess its predictive capability. SC has in the past updated its loan funded scoring model, and may further refine the model from time to time.

Contracting – Tangible and Electronic

Receivables contracts are originated in either tangible or electronic form. Approximately 22.83% of the receivables in the pool (by Pool Balance as of the cut-off date) were originated as electronic contracts.

In the case of dealer-originated receivables evidenced by tangible contracts, contract packages were sent by the dealers to SC. Key documentation was scanned to create electronic images and electronically forwarded to the originator’s centralized receivable processing department. The original documents were subsequently sent to an outsourced storage location and stored in a fire resistant vault. Upon electronic receipt of contract documentation, the receivable processing department reviewed the contract packages for proper documentation and regulatory compliance and completed the entry of information into SC’s loan accounting system.

In the case of receivables evidenced by electronic contracts, SC has contracted with third parties to facilitate the process of creating and storing those electronic contracts. The third parties’ technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third parties’ system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third parties’ system, a dealer originates electronic retail installment contracts and then transfers these electronic contracts to SC.

The third-party systems use a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify SC as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record. Once dealer-originated receivables were cleared for funding, the funds were transferred, electronically or via check, to the dealer. Upon funding of the receivable, SC acquired a perfected security interest in the motor vehicle that was financed.

THE SERVICER

SC will be the servicer for all of the receivables. We refer to SC as the “servicer.” SC (or its predecessor in interest) has been servicing sub-prime motor vehicle installment sale contracts since 1997. In addition, SC has acted as servicer for over 70 securitizations of sub-prime motor vehicle retail installment sale contracts sponsored by SC since the first quarter of 1998, as well as 15 acquired securitizations. SC also services contracts for third parties.

All servicing and processing for the receivables will be performed by the servicer. The servicer will be responsible for billing, collecting, accounting and posting all payments received with respect to the receivables, responding to obligor inquiries, taking steps to maintain the security interest granted in the financed vehicles or other collateral, coordinating the ongoing liquidation of repossessed collateral, and generally monitoring each receivable and the related collateral. Information about the servicing practices of SC is set forth below under “Servicing by SC.”

The servicer will have the right to delegate, at any time without notice or consent, certain servicing and processing responsibilities of the receivables to other entities pursuant to the sale and servicing agreement. Such delegation will not release the servicer of its responsibility with respect to its duties under the sale and servicing agreement, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

See “The Transfer Agreements and the Administration Agreement” which describes other obligations of the servicer under the sale and servicing agreement.

SERVICING BY SC

Overview

SC’s servicing practices are closely integrated with the origination platform of SC and also are governed by the Loan Policy. This results in the efficient exchange of information which aids both servicing and evaluation and modification of product design and underwriting criteria. As part of its risk management program, SC periodically performs comprehensive compliance risk assessments that identify products, services and customer types to determine risks associated with, among other things, consumer compliance laws, regulations and supervisory guidance. In connection with these risk assessments, SC may elect to modify its customary servicing practices or may enhance training and procedures related thereto, including by providing enhanced training to specific servicing personnel.

Account Treatment

Payment Methods and Overpayments. Obligors have a variety of available payment options, including mail through SC’s lockbox service, overnight delivery services, a customer website, an interactive voice response system, text, third party payment processing services and verbally with SC’s customer service and collections staff. Debit and ACH payments are accepted through these payment avenues, but SC does not accept payment by credit card. Payment refunds are made to the obligor in the event of an overpayment (including in connection with a payoff).

Payment Due Date Changes. To make payment due dates more convenient for obligors (for example, to move payment due dates to coincide with an obligor’s payroll cycle), SC may approve a change in the due date for current accounts or accounts where the due date change would bring the account current. Currently, only one due date change may be approved during the term, and a new payment due date cannot be more than 20 days into the future from the original due date.

Partial Payments. The servicer considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC revised its servicing practices related to partial payments. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. In each case, the period of delinquency is based on the number of days payments are contractually past due and is determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date).

Fee Waivers and Refunds. In some instances, accumulated Supplemental Servicing Fees on an obligor’s account may be waived by someone with the appropriate level of authority (which varies based on the status of the account and the amount to be waived). SC also has the discretion to refund any Supplemental Servicing Fees it has collected to the obligor. As described below under “The Transfer Agreements and the Administration Agreement—Servicing Compensation and Expenses”, the servicer will be entitled to retain all Supplemental Servicing Fees.

Payoffs and Balance Waivers. A payoff is an amount quoted to the obligor, a dealer or an insurance company that will satisfy all interest, late fees, miscellaneous fees and principal due and accrued on the related receivable. A “short” payoff is a payment applied that does not satisfy the full final payoff amount, often because of accrued interest or late fees after a payoff is quoted. When the remaining account balance is $10 or less, the receivable will be considered paid-in-full. Balance waivers above $10 may be made with approval commensurate with the dollar amount of the waiver and the status of the receivable.

Settlements. A settlement (also known as a principal reduction or debt forgiveness) is an option to assist obligors to settle or pay less than the full amount due on a receivable. An account settlement will only be accepted by the servicer in order to reduce an imminent loss and pursuant to management approval with the level of approval commensurate with the dollar amount of the principal reduction.

Bankruptcy. After notification that an obligor has filed for bankruptcy protection, the account is routed to the bankruptcy department to facilitate compliance with applicable bankruptcy law. SC’s bankruptcy department is responsible for servicing, processing and monitoring all bankruptcy accounts from the point of bankruptcy initiation to final disposition. Once the bankruptcy filing is verified by the bankruptcy department, all collection and recovery activities stop until a motion for relief from stay has been granted, a reaffirmation agreement is reached or the bankruptcy is dismissed. Through a bankruptcy account modification, SC can restructure debts to include interest, payment amount and term to reflect the treatment of the receivable in the confirmed bankruptcy plan. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—A receivables pool that includes substantially all receivables that are the obligations of sub-prime obligors will have higher default rates than a receivables pool that includes primarily obligations of prime obligors.”

Servicemembers Civil Relief Act. Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), an obligor who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after the origination of the receivable) is entitled to certain protections, as described under “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act”. SC’s customary servicing practices for the benefit of obligors in military service (and, in some cases, family members and certain other related parties of servicemembers in military service, even where not required by law) has in the past and may in the future exceed the minimum requirements required by the Relief Act or other applicable law. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes.”

Disaster Relief and Recovery. In the event of a natural or manmade disaster, SC may implement a range of actions with respect to impacted obligors and the related receivables, including the cessation of repossession and collection efforts, offering assistance through modification or extension of the receivable and assisting with the processing of insurance claims. The scope of any such action may exceed the general requirements for eligibility with respect to such action outside of a natural or manmade disaster situation. SC reevaluates and revises its policies related to disaster relief and recovery from time to time based on varying economic hardships arising out of natural and manmade disasters. For more information regarding the impact of a natural or manmade disaster on the receivables and your investment in the notes, see “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.”

Claims and Total Loss. SC’s insurance department is responsible for assisting customers and insurance companies with insurance claims upon notification of an incident. SC’s insurance department helps facilitate claims processing by providing necessary documentation to insurance companies and repair facilities, validation of documents received and follow-up calls to customers, insurance companies and repair facilities as needed. Claim types facilitated by SC’s insurance department include repair, total loss, GAP and credit life and disability. The obligors for all of the receivables owned by the issuing entity are required under the receivables to maintain physical damage insurance policies naming the originator as loss payee. SC does not force place insurance in the event of a lapse and SC may, but is not required under the transaction documents to, use a third-party vendor to monitor proof of insurance. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary. Customers are responsible for any balances that remain on an account after the insurance proceeds have been received and posted.

Servicing Tools. SC provides various options to assist obligors with temporary setbacks, which have been designed to comply with applicable federal regulatory and legal guidance. Prior to implementing any of these options, SC assesses account status and an obligor’s hardship or situation in an effort to determine if a loss mitigation treatment will increase the likelihood that an obligor is able to repay obligations under the receivable. None of the loss mitigation treatments include interest grace periods.

Extensions. An extension is the process of moving one or more monthly payments to the end of the receivable’s term (thereby extending the maturity date of the contract) in order to provide an obligor with temporary financial relief. The Loan Policy sets forth explicit requirements that control the use of term extensions. The Loan Policy, including specific policies related to the use of term extensions, is reevaluated and revised from time to time. As part of the approval process for extensions, the obligor is expected to establish a renewed willingness and ability to repay the loan in accordance with regulatory ability-to-pay guidance. The ability to make ongoing future payments may be determined from new information pertinent to any of the following situations, but not limited to: income reduction or loss; job changes; life changes (e.g., death in the family, family emergencies, medical); car repairs; and unexpected expenses. Historically, extensions were generally limited to a maximum of eight months during the life of the loan. However, in 2020 SC modified its general servicing practices such that extensions were generally limited to a maximum of twelve months during the life of the loan, and SC recently further modified its general servicing practices to generally limit extensions to a maximum of eight months during the life of the loan plus an additional eight months during a disaster situation. Each extension ranges from one to three months in length, with the maximum number of months per extension limited to three months. Additionally, six months must lapse from the date of origination before the obligor is eligible for an extension, and six months must have elapsed since a previous extension or modification. Finally, an account currently active in a temporary reduction in payment, as described below under “—Temporary Reduction in Payment”, is not eligible for an extension. Payment extensions, and exceptions to the Loan Policy eligibility requirements for payment extensions, must be approved by someone with the appropriate level of authority. For obligors impacted by a natural disaster, an extension may be offered without assessing the obligor’s willingness and ability to pay, as described above under “—Disaster Relief and Recovery”.

Hardship Modifications. Under the current Loan Policy, a hardship modification is the process of decreasing an obligor’s monthly payment by changing the terms of the original contract. As part of the approval process for hardship modifications, the obligor is expected to establish a renewed willingness and ability to repay the loan in accordance with regulatory ability-to-pay guidance. The ability to make ongoing future payments may be determined from new information pertinent to any of the following situations, but not limited to: income reduction or loss; job changes; life changes (e.g., death in the family, family emergencies, medical); car repairs; and unexpected expenses. A hardship modification is generally only an option for accounts that have not been charged-off, and for which a minimum of twelve payments have been made. Among other requirements, the modified term may not exceed 18 months beyond the remaining payments on the receivable. Obligors are only eligible for a single hardship modification during the life of the receivable. SC is in the process of revising its Loan Policy such that the servicer will be able to implement a range of options with respect to the impacted receivable in connection with a hardship modification, including permitting voluntary surrender of the related financed vehicle, waiving the receivable’s deficiency balance and permanent or temporary reduction in the principal balance of or interest rate on such receivable. Under the revised hardship modification program, certain requirements of the current program will be modified or discontinued, including the minimum number of payments required to be made under the impacted account, the length of the modified term and the number of hardship modifications available during the life of the receivable. Under the revised hardship modification program, the related obligor must have experienced a hardship that is expected to impact the obligor’s ability to pay for more than three months. Hardship modifications, and exceptions to the Loan Policy eligibility requirements for hardship modifications, must be approved by someone with the appropriate level of authority. For obligors impacted by a natural disaster, a hardship modification may be offered without assessing the obligor’s willingness and ability to pay, as described above under “—Disaster Relief and Recovery”.

Mature Modifications. A mature modification is a modification provided to obligors who are within six months of the maturity date which extends the term of the receivable. The obligor is expected to establish a renewed willingness and ability to repay the loan in accordance with regulatory ability-to-pay guidance. A mature modification is generally only an option for receivables that have not been charged-off, and for which no more than six months remains until the scheduled maturity date. Mature modifications, and exceptions to the Loan Policy eligibility requirements for mature modifications, must be approved by someone with the appropriate level of authority. From time to time, SC has revised, and in the future may further revise, its mature modification program, including to add or discontinue features. The program has previously allowed for, or may in the future allow for, adjustments such as reduced payments, interest rate reductions, account balance adjustments and month-to-month post-maturity extensions. For obligors impacted by a natural disaster, a mature modification may be offered without assessing the obligor’s willingness and ability to pay, as described above under “—Disaster Relief and Recovery”.

Temporary Reduction in Payments. Historically, SC utilized a temporary reduction in payment (or “TRIPP”) program pursuant to which an obligor’s payment amount was reduced for a temporary period of time. Recently, SC discontinued the use of TRIPPs. However, the TRIPP amendment period for any obligor granted a TRIPP prior to the discontinuance of the program will continue until the expiration thereof. During the TRIPP amendment period and for six months thereafter the obligor will not be eligible for any other modifications to the receivable (e.g., an extension). Furthermore, the number of months an obligor’s receivable can be extended during the life of the receivable following a TRIPP will be reduced by the number of months the term of such receivable is extended in connection with the TRIPP. Once the TRIPP period has lapsed, the account will be reset to the contracted payment (and rate, if previously reduced). Any interest or principal not paid during the TRIPP period may accrue at the end of the term of the receivable as a balloon payment.

Collections. Primary collections activities are performed at multiple U.S. servicing centers to enhance SC’s servicing capabilities and the level of customer service delivered to SC’s obligors. SC also uses vendors for collections and reviews and certain other customer service operations and servicing-related activities. SC uses application characteristics, refreshed credit data, model-driven methodologies and obligor behavior to apply a risk-driven collections strategy. SC may use a common behavior score to determine the entry point into predictive collections and the intensity of treatment upon entry and may use a separate score to determine repossession eligibility. Under SC’s servicing practices, communication with obligors (whether written or verbal), is required to be conducted in accordance with applicable regulatory and statutory requirements. Phone conversations between obligors and SC are recorded or monitored for performance evaluation, training and other business related purposes. In order to minimize losses, SC attempts to collect payments from delinquent customers to bring the account current. At this stage of the collections process, the objectives include, among other things: to collect past due payments; to educate obligors on the consequences of non-payment; to use available tools to support repayment, workout or disposition of collateral (where applicable, and as a last resort), including loan modification tools (e.g., hardship modifications, extensions) to assist in repayment of amounts owed.

The collection process is divided into stages. The number of days a receivable is delinquent enough to trigger any stage in the collection process varies depending on the behavior score and credit quality of the related obligor. The first stage in the collection process is early stage collections. SC utilizes outsourcing partners to assist in servicing receivables at the earliest stages of delinquency. SC’s outsourcing partners utilize the same platform, systems, and quality assurance metrics as its direct employees. SC’s early stage customers are generally in a pooled environment and contacted through its integrated telephony system where the call and customer information are delivered to employees simultaneously. The second stage in the collection process is late stage collections. Receivables within the second stage are worked by an advanced collection unit that provides light skip work, as well as enhanced negotiating skills. The objective of late stage collections is to reduce delinquency, mitigate loss and limit the number of receivables that roll to SC’s potential loss group. If the delinquency is not cured during the late stage collections process, repossession of the vehicle may be recommended. The potential loss group services receivables that move past the late stage collections process. Receivables within this stage are worked by SC’s most experienced employees. Potential loss employees utilize heavy skip tracing and negotiating skills to determine the “collectability” or location of the receivable.

Repossession. If a receivable is past due or has defaulted, then SC may repossess the related financed vehicle. The management of repossessed vehicles aims to minimize loss and may be determined by various strategies, including liquidation. In determining whether to repossess a financed vehicle, SC may also take into account current economic conditions as well as the state of the used automobile market. All repossessions must be approved by management or an authorized designee. Prior to approving a repossession, SC verifies that the obligor is not subject to protection under the Relief Act. Where required by law or by its customary servicing practices, SC sends the obligor a right-to-cure letter prior to repossession of the financed vehicle, informing the obligor and/or the co-obligor, if applicable, that the receivable is in default and that the related financed vehicle will be repossessed if the obligor and/or the co-obligor, if applicable, fails to cure the default within the specified time. Additionally, an obligor and/or a co-obligor, if applicable, has the ability to voluntarily surrender a financed vehicle at any time. The right-to-cure letter may be waived as an exception for voluntary surrenders or if the vehicle securing the receivable is in jeopardy by reason of an impound, seizure or abandonment. An exception to the general process requirements for a repossession must be approved by a vice president or more senior officer. After repossession, a “Notice of Intent to Sell” letter is sent to the obligor where required by state law, notifying the obligor that the vehicle will be sold at auction unless all requirements for a reinstatement are met. Repossession efforts are closed when a payment is made on the receivable or when an extension request is complete, but may be resumed if payments on the receivable remain past due and no additional payments are made. If SC is unable to repossess a financed vehicle, then SC as servicer may pursue an action for replevin. Replevin is a court order that provides legal authority for a lienholder or law enforcement (on the lienholder’s behalf) to recover the financed vehicle on a receivable in default. If the obligor is subject to a bankruptcy proceeding, then repossession and replevin options are subject to additional protections and considerations and are supervised by SC’s bankruptcy department.

SC’s asset remarketing group manages the inventory of repossessed assets from the point of repossession to the application of liquidation proceeds. Repossessed vehicles are sold at auction. In addition, the asset remarketing group monitors all expenses related to the sales process and SC’s credit risk management information systems group monitors and provides oversight of auction activities on a monthly basis.

Impounds. SC’s impound department is responsible for supporting the overall loss mitigation and asset recovery of impounded vehicles to prevent unintended lien loss and to determine the appropriate course of action regarding the repossession or abandonment of financed vehicles. The impound department, subject to specific limitations (e.g., the vehicle has already been assigned for repossession), generally will attempt to make contact with the obligor to determine whether the obligor intends to recover the vehicle. With the appropriate level of management approval, which varies based on the dollar amount of the associated recovery costs, SC may elect to bailout the vehicle after taking into consideration all associated costs and expected net proceeds prior to repossession or abandonment of the impounded vehicle. Impound bailout costs may consist of repossession fees, collateral evaluation fees, storage fees, repair fees, transportation fees and other associated recovery fees. These fees are allocated to the obligor’s account.

Reinstatements. A reinstatement is an agreement with the obligor to restore the receivable to the terms prior to the repossession. The Loan Policy provides that SC must comply with state specific guidelines and regulatory requirements to reinstate an account. As part of the approval process for a reinstatement, the obligor is expected to establish a renewed willingness and ability to repay the loan in accordance with regulatory ability-to-pay guidance. The ability to make ongoing future payments may be determined from new information pertinent to any of the following situations, but not limited to: income reduction or loss; job changes; life changes (e.g., death in the family, family emergencies, medical); car repairs; and unexpected expenses. Reinstatements must be approved by someone with the appropriate level of authority, which level of authority varies based on the number of previous repossessions and the existence of other factors such as an early payment default or threats of violence. In addition, the Loan Policy provides specific additional guidelines in connection with a reinstatement for obligors in bankruptcy.

Charge-offs. SC defines a charge-off as the accounting process of writing off likely uncollectable receivables. For charge-off accounts, collections activity continues with respect to any outstanding balance other than accounts in active bankruptcy. Once a receivable is charged-off, it is always indicated as a charge-off in SC’s system of record. SC’s charge-off policy is designed to ensure compliance with applicable law and a consistent approach to the charge-off of delinquent accounts. Generally, a receivable is charged-off at month-end during the month in which the receivables reaches 120 days past due. Under SC’s servicing practices, if a vehicle is sold following a repossession, then the receivable will be charged-off upon receipt of the related liquidation proceeds and if a receivable is confirmed as being the subject of fraud, then the receivable will be charged-off within 60 days from the last day of the month the confirmed fraud was identified. Receivables with a deceased obligor and no surviving obligors are charged-off within 60 days of notification. Receivables with an obligor in bankruptcy are charged-off within 60 days of receipt of filing from the bankruptcy court, and the balance of the receivable is written down to the value of the collateral (less cost to sell). Once a receivable has been charged-off (or, in some circumstances, once a vehicle has been repossessed) by the servicer, interest may stop accruing.

Under SC’s servicing practices, receivables related to repossessed vehicles are charged-off at the end of the month during which the earliest of any of the following occurs: (a) liquidation of the repossessed vehicle; (b) more than 90 days have elapsed since the date the vehicle was repossessed; and (c) the receivable becomes contractually delinquent 120 days. The amount of the initial charge-off shall be equal to the then current outstanding receivable principal balance less, if the repossessed vehicle has been liquidated, the sum of the proceeds from the disposition of the vehicle, net of the costs incurred in repossessing, storing and disposing of the vehicle. The initial charge-off may be adjusted for additional recoveries or charge-offs, to reflect the actual proceeds received from rebates or the cancellation of outstanding insurance policies and/or extended service contracts.

If the vehicle financed by a receivable is a total loss, the receivable will be charged-off at the end of the month when the receivable becomes contractually delinquent greater than 120 days.

Perfection of Security Interests

Each contract contains a sale assignment with a clause granting the originator a security interest in the related financed vehicle. In each state in which the originator does business, a security interest is perfected by noting the secured party’s interest on the financed vehicle’s certificate of title. The originator or its predecessor in interest (if applicable), is recorded as lienholder on the financed vehicle titles. The dealer is required to complete the title work and take all the steps required to perfect the originator’s security interest. As described below under “The Transfer Agreements and the Administration Agreement—Representations and Warranties”, SC may be required to repurchase a receivable if the originator’s security interest in the related financed vehicle is not perfected.

SC’s quality control procedures include a title tracking system used to review and track title processing by dealers and state authorities until such time as the certificate of title has been received.

Prior Securitization Transactions

SC’s specific servicing policies and practices may change over time. None of the securitization transactions sponsored by SC have defaulted or experienced an early amortization triggering event. In some previous transactions that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), has been appointed as asset representations reviewer pursuant to an agreement between the sponsor, the servicer, the issuing entity and the asset representations reviewer. Clayton is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates, has provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 400 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables, (b) upon determination that the performance of its duties under the asset representations review agreement is no longer permissible under applicable law or (c) if the asset representations reviewer does not receive payment in full of any amounts required to be paid to the asset representations reviewer for a period of 90 days after written notice of such failure is delivered by the asset representations reviewer to the issuing entity, the sponsor and the indenture trustee. Without limiting the foregoing, the asset representations reviewer must promptly resign if it is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee, or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. Further, the indenture trustee may, or, at the direction of the noteholders evidencing a majority of the aggregate outstanding amount of the notes shall, terminate the rights and obligations of the asset representations reviewer upon the occurrence of one of the following events:

•

the asset representations reviewer becomes affiliated with (i) the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates or (ii) any person that was engaged by the sponsor or any underwriter to perform any due diligence on the receivables prior to the closing date;

•	the asset representations reviewer breaches any of its representations, warranties, covenants or obligations in the asset representations review agreement; or

•	a bankruptcy event with respect to the asset representations reviewer occurs.

Following the resignation or removal of the asset representations reviewer, (i) if the Delinquency Percentage has exceeded the Delinquency Trigger as of the most recent Payment Date, the indenture trustee (at the direction of the noteholders, provided, that if the indenture trustee has received conflicting or inconsistent requests from two or more groups of noteholders, each representing less than the majority of the Note Balance, the indenture trustee shall follow the direction of the noteholders representing the greater percentage of the Note Balance) or (ii) if the Delinquency Percentage has not exceeded the Delinquency Trigger as of the most recent Payment Date, the sponsor, will appoint a successor asset representations reviewer. If the asset representations reviewer has resigned or has been removed, replaced or substituted, or if a new asset representations reviewer has been appointed, then the depositor will specify on the Form 10-D filed after the Collection Period in which the event occurred the date of the event and the circumstances surrounding the resignation, removal, substitution or appointment, as applicable. The asset representations reviewer shall pay the expenses (including the fees and expenses of counsel) of transitioning the asset representations reviewer under the asset representations review agreement and preparing the successor asset representations reviewer to take on such obligations.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Delinquency Trigger” below) for compliance with the representations and warranties made by the sponsor on the receivables if the conditions described below under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “The Transfer Agreements and the

Administration Agreement—Asset Representations Review—Fees and Expenses for Asset Review” below and will be indemnified as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Indemnification and Limitations of Liability of Asset Representations Reviewer” below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” below.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The following parties are all affiliates and are all direct or indirect subsidiaries of Banco Santander, S.A.: the depositor, Santander Investment Securities Inc., as one of the underwriters and SC, as the originator, as servicer, as sponsor and as administrator. None of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of any of the foregoing parties. Additionally, none of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of one another.

THE RECEIVABLES POOL

The receivables consist of motor vehicle retail installment sale contracts and/or installment loans. These receivables are secured by a combination of new and used automobiles, light-duty trucks, SUVs and vans manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to the issuing entity have been originated by the originator. See “The Originator” in this prospectus.

The pool of receivables consists of receivables owned by SC that met the criteria set forth under “The Transfer Agreements and the Administration Agreement—Representations and Warranties” as of the cut-off date.

Each of the receivables were selected using selection procedures that were not known or intended by SC to be adverse to the issuing entity.

As of the cut-off date, receivables representing 100% of the Pool Balance were originated by SC. See “The Originator—Receivable Origination Channels” in this prospectus. All of the receivables are Simple Interest Receivables. See “—Calculation Methods” and “The Originator—Receivables and Calculation Methods” in this prospectus.

No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.

There are no material direct or contingent claims that parties other than the secured parties under the indenture have regarding any receivables.

Calculation Methods

Each of the receivables included in the issuing entity property will be a Simple Interest Receivable, with respect to which the allocation of each payment between interest and principal is calculated using the Simple Interest Method.

Exceptions to Underwriting Criteria

As described under “The Originator—Credit Risk Management and Underwriting”, SC utilizes a proprietary underwriting platform for loan originations. Under the Previous Loan Policy, authorized personnel could approve applications that fell within the applicable operating limits and also had discretion under SC’s origination guidelines, subject to certain policy limits, to approve contracts beyond the operating limits. Policy limits are parameter limits, such as maximum loan-to-value and maximum term, described above under “The Originator—Credit Risk Management and Underwriting—Application Decisioning and Underwriting”. Under some circumstances, contracts could be approved that were outside of both the operating limits and the policy limits. Such approvals were required to be rendered by a manager of credit team management or a more senior officer of SC. Under the Previous Loan Policy, any contract which exceeded a policy limit (as then in effect) at origination was considered an exception to SC’s underwriting guidelines regardless of whether SC was able to obtain the system-recommended risk adjusted pricing for that contract by increasing the APR on that contract and/or by purchasing that contract from the dealer at a discount. In August 2020, SC adopted its current Loan Policy. In connection with the Loan Policy, SC revised its credit policy limit framework to focus on policy limits and compensating factors in lieu of operating limits. Under the current Loan Policy, an exception occurs when a policy limit is exceeded without adequate compensating factors and/or mitigants for the incremental risk, but does not include an originated loan that exceeded a single policy limit up to the policy limit cap if a compensating factor is present.

As of the cut-off date, 1,870 of the receivables, having an aggregate initial principal balance of $51,971,871.34 (approximately 2.42% of the principal balance of receivables in the pool as of the cut-off date), were considered by SC to be exceptions to SC’s underwriting guidelines:

Category of Policy Limit – One Exception Only	Number of Receivables	Aggregate Initial Principal Balance ($)	Percentage of Aggregate Initial Principal Balance (%)
Max Payment-to-Income	326	$7,470,962.31	0.35%
Max Debt-to-Income	142	$2,606,966.64	0.12%
Max LTV	98	$1,589,923.63	0.07%
Min Amount Financed	4	$15,782.47	0.00%	(1)
Max Mileage	10	$71,410.97	0.00%	(1)
Max Payment	187	$8,208,020.10	0.38%
Max Backend	997	$28,067,655.16	1.31%
Total	1,764	$48,030,721.28	2.23%

(1)	Less than 0.005% but greater than 0.00%.

Category of Policy Limit – More Than One Exception	Number of Receivables	Aggregate Initial Principal Balance ($)	Percentage of Aggregate Initial Principal Balance (%)
Max Payment-to-Income & Max LTV	6	$96,642.02	0.00%	(1)
Max Payment, Max LTV & Max Backend	3	$79,568.28	0.00%	(1)
Max Payment-to-Income, Max LTV & Max Backend	1	$18,328.19	0.00%	(1)
Max Payment-to-Income, Max Backend & Max Payment	1	$19,190.07	0.00%	(1)
Max Payment-to-Income, Max Amount Financed & Max Payment	1	$74,638.03	0.00%	(1)
Max Payment, Max Amount Financed & Max Backend	1	$80,097.83	0.00%	(1)
Max Payment-to-Income & Max Debt-to-Income	1	$7,545.94	0.00%	(1)
Max LTV & Max Backend	7	$151,023.75	0.01%
Max Backend & Max Mileage	1	$22,842.44	0.00%	(1)
Max Payment-to-Income & Max Backend	25	$622,838.15	0.03%
Max Payment-to-Income & Max Payment	7	$256,781.20	0.01%
Max Amount Financed & Max Payment	5	$376,376.40	0.02%
Max Payment & Max Backend	47	$2,135,277.76	0.10%
Total	106	$3,941,150.06	0.18%

(1)	Less than 0.005% but greater than 0.00%.

Solely for determining whether a receivable was considered by SC to be an exception to its underwriting guidelines for purposes of the tables above, a receivable originated on or prior to August 31, 2017 with an exception to SC’s policy limits (as such policy limits are in effect as of the cut-off date, but without giving effect to any compensating factors) is deemed an exception even if that receivable was underwritten and originated prior to the implementation of the auto loan operating policy and the August 31, 2017 modifications to the credit risk management auto standard that preceded the Loan Policy.

SC determined that receivables with an exception to SC’s policy limits should be included in the receivables pool, despite being considered by SC to be exceptions to SC’s underwriting guidelines. SC elected to include those receivables because SC’s general practice is to securitize substantially all eligible assets in its portfolio using selection procedures that were not known or intended by SC to be adverse to the issuing entity, and the existence of an exception is not a selection criterion used to determine eligibility of a receivable for inclusion in the receivables pool. In addition, the information relating to delinquency, repossession and credit loss experience set forth in “—Delinquencies, Repossessions and Credit Losses” and the securitized pool performance discussed in “—Information About Certain Previous Securitizations” is reflective of all receivables originated by SC.

Asset Level Information

The issuing entity has provided asset-level information regarding the receivables that will be owned by the issuing entity as of the closing date (the “asset-level data”) as an exhibit to an applicable Form ABS-EE filed by the issuing entity by the date of filing of this prospectus, which is hereby incorporated by reference. The asset-level data comprises each of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each receivable, the related asset number, the reporting period covered, general information about the receivable, information regarding the related financed vehicle, information about the related obligor, information about activity on the receivable and information about modifications of the receivable during the reporting period. In addition, the issuing entity will provide updated asset-level data with respect to the receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

Pool Stratifications as of the Cut-off Date

The composition, distribution by loan-to-value ratio, FICO® score, loan funded score, contract rate, geographic distribution by state of residence of the obligor, model year, original term to maturity, remaining term to maturity, original amount financed, current principal balance, vehicle make and original mileage of the receivables in the pool as of the cut-off date are set forth in the tables below.

Composition of the Pool of Receivables

As of the Cut-off Date

	New	Used	Total
Aggregate Outstanding Principal Balance	$496,872,881.19	$1,653,668,711.38	$2,150,541,592.57

Number of Receivables	20,742	82,545	103,287
Percentage of Aggregate Outstanding Principal Balance	23.10%	76.90%	100.00%
Average Outstanding Principal Balance	$23,954.92	$20,033.54	$20,821.03
Range of Outstanding Principal Balances	$509.36 to $80,097.83	$501.60 to $84,354.61	$501.60 to $84,354.61
Weighted Average Contract Rate(1)	17.20%	18.62%	18.29%
Range of Contract Rates	1.90% to 29.99%	4.56% to 29.99%	1.90% to 29.99%
Weighted Average Remaining Term(1)	65 months	66 months	66 months
Range of Remaining Terms(2)	4 months to 75 months	4 months to 75 months	4 months to 75 months
Weighted Average Original Term(1)	73 months	71 months	71 months
Range of Original Terms(2)	36 months to 75 months	24 months to 75 months	24 months to 75 months

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)

Characteristics in the table related to the term of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool and how term is required to be calculated for asset-level data.

Distribution of the Pool of Receivables

By Loan-to-Value Ratio

As of the Cut-off Date

LTV Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Less than 100.00%	31,821	30.81%	$661,165,128.73	30.74%
100.00%—109.99%	24,727	23.94	531,130,628.18	24.70
110.00%—119.99%	23,636	22.88	501,223,114.18	23.31
120.00%—129.99%	14,181	13.73	287,510,589.11	13.37
130.00%—139.99%	8,491	8.22	161,810,732.20	7.52
140.00%—149.99%	399	0.39	7,269,385.14	0.34
150.00% and greater	32	0.03	432,015.03	0.02

Total	103,287	100.00%	$2,150,541,592.57	100.00%

(1)

LTV for receivables originated by SC is calculated using total amount financed, which may include taxes, title fees and ancillary products, over the “value” of the financed vehicle. The “value” of the financed vehicle means, (i) with respect to new vehicles, either the invoice price or MSRP of the financed vehicle, (ii) with respect to used vehicles (other than as set forth in clause (iii)), the book value of the financed vehicle and (iii) with respect to used vehicles originated through pass-through arrangements in place with certain third parties, the sales prices of the financed vehicle. The “value” of the financed vehicle may not be reflective of the market value of the financed vehicle at any time.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By FICO ® Score

As of the Cut-off Date

FICO® Score Range(1)	Percentage of Total Aggregate Outstanding Principal Balance(2)
1 – 400	0.02%
401 – 450	0.98
451 – 500	7.91
501 – 550	21.99
551 – 600	25.85
601 – 650	19.29
651 and higher	8.83
Null FICO® Score	15.12

Total	100.00%

(1)

FICO® is a federally registered trademark of Fair Isaac Corporation. The FICO® score information in the table above was obtained at origination of the applicable receivables and does not reflect the FICO® scores of the obligors as of the cut-off date. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Loan Funded Score

As of the Cut-off Date

SC Loan Funded Score Range(1)	Percentage of Total Aggregate Outstanding Principal Balance(2)
350 and lower	0.53%
351 – 400	3.43
401 – 450	17.35
451 – 500	37.55
501 – 550	26.66
551 – 600	13.38
601 and higher	1.09

Total	100.00%

(1)

The loan funded score (formerly known as the loss forecasting score) is a proprietary score used by SC. Under SC’s scoring model, a loan funded score ranges from 1 to 999, with a score of 1 indicating a very high predicted likelihood of loss and a score of 999 indicating a very low predicted likelihood of loss. The range of scores for SC’s proprietary loan funded scoring system is not comparable to a score from a credit bureau or a FICO® score. Further, a loan funded score may not be an accurate predictor of the likely risk or quality of the related receivable. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Contract Rate

As of the Cut-off Date

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)		Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Less than 4.000%	1	0.00	%(2)	$40,568.53	0.00	%(2)
4.001%—5.000%	6	0.01		216,839.42	0.01
5.001%—6.000%	34	0.03		1,198,969.59	0.06
6.001%—7.000%	65	0.06		2,367,207.19	0.11
7.001%—8.000%	137	0.13		4,827,545.23	0.22
8.001%—9.000%	242	0.23		8,313,011.26	0.39
9.001%—10.000%	475	0.46		16,346,281.19	0.76
10.001%—11.000%	784	0.76		25,351,561.49	1.18
11.001%—12.000%	1,449	1.40		45,474,934.22	2.11
12.001%—13.000%	2,316	2.24		68,707,962.39	3.19
13.001%—14.000%	3,650	3.53		101,421,253.16	4.72
14.001%—15.000%	5,606	5.43		145,042,565.63	6.74
15.001%—16.000%	7,407	7.17		178,318,248.96	8.29
16.001%—17.000%	9,955	9.64		224,164,090.93	10.42
17.001%—18.000%	16,270	15.75		336,289,389.00	15.64
18.001%—19.000%	8,655	8.38		166,275,923.15	7.73
19.001%—20.000%	6,703	6.49		127,345,592.98	5.92
20.001%—21.000%	10,846	10.50		202,091,600.13	9.40
21.001%—22.000%	5,796	5.61		106,880,089.04	4.97
22.001%—23.000%	5,041	4.88		92,403,783.59	4.30
23.001%—24.000%	6,905	6.69		120,700,810.51	5.61
24.001%—25.000%	5,680	5.50		95,193,498.34	4.43
25.001%—26.000%	2,017	1.95		33,054,538.92	1.54
26.001%—27.000%	1,683	1.63		25,243,450.94	1.17
27.001%—28.000%	949	0.92		13,922,388.82	0.65
28.001%—29.000%	348	0.34		5,473,975.00	0.25
29.001%—30.000%	267	0.26		3,875,512.96	0.18

Total	103,287	100.00%		$2,150,541,592.57	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Less than 0.005% but greater than 0.00%.

Geographic Distribution of the Pool of Receivables

By State of Residence

As of the Cut-off Date

State of Residence(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Texas	17,481	16.92%	$391,192,838.93	18.19%
Florida	12,874	12.46	267,628,561.47	12.44
California	7,283	7.05	147,861,015.73	6.88
Pennsylvania	6,260	6.06	129,145,131.67	6.01
Georgia	5,198	5.03	109,909,186.27	5.11
New York	3,845	3.72	84,640,616.07	3.94
North Carolina	3,770	3.65	77,901,218.09	3.62
Illinois	3,509	3.40	71,254,730.27	3.31
Ohio	3,418	3.31	64,783,305.50	3.01
Louisiana	2,379	2.30	50,607,371.62	2.35
Maryland	2,681	2.60	48,643,100.16	2.26
Tennessee	2,304	2.23	47,532,462.88	2.21
New Jersey	2,207	2.14	43,662,328.30	2.03
Alabama	2,071	2.01	42,046,119.73	1.96
Michigan	1,876	1.82	40,609,071.15	1.89
Arkansas	1,889	1.83	40,346,195.79	1.88
South Carolina	1,930	1.87	37,524,449.42	1.74
Arizona	1,753	1.70	37,033,291.16	1.72
Oklahoma	1,680	1.63	36,096,775.69	1.68
Missouri	1,835	1.78	34,955,194.91	1.63
Mississippi	1,483	1.44	31,085,911.68	1.45
Indiana	1,551	1.50	31,055,024.37	1.44
Virginia	1,497	1.45	29,595,288.96	1.38
Massachusetts	1,166	1.13	24,832,519.83	1.15
Kentucky	1,155	1.12	23,687,726.77	1.10
Other(3)	10,192	9.87	206,912,156.15	9.62

Total	103,287	100.00%	$2,150,541,592.57	100.00%

(1)

Based on the state of residence of the obligor on the receivables. The state of residence of the obligor may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the state of residence is populated for the securitized pool and how state of residence is required to be populated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	“Other” represents those obligors whose state of residence comprises less than 1.00% of the aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables

By Model Year

As of the Cut-off Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
2005	11	0.01%	$75,028.07	0.00	%(2)
2006	44	0.04	208,201.56	0.01
2007	116	0.11	653,893.03	0.03
2008	228	0.22	1,352,667.91	0.06
2009	293	0.28	2,081,193.40	0.10
2010	584	0.57	4,484,824.80	0.21
2011	1,126	1.09	9,407,237.45	0.44
2012	2,650	2.57	27,891,492.99	1.30
2013	5,295	5.13	61,874,220.69	2.88
2014	7,125	6.90	102,031,907.00	4.74
2015	9,865	9.55	159,510,248.11	7.42
2016	12,880	12.47	227,112,962.09	10.56
2017	14,542	14.08	307,496,422.35	14.30
2018	16,933	16.39	409,923,085.63	19.06
2019	11,672	11.30	289,999,710.51	13.48
2020	8,431	8.16	217,090,461.26	10.09
2021	10,960	10.61	313,627,725.91	14.58
2022	532	0.52	15,720,309.81	0.73

Total	103,287	100.00%	$2,150,541,592.57	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Less than 0.005% but greater than 0.00%.

Distribution of the Pool of Receivables

By Original Term to Maturity

As of the Cut-off Date

Original Term to Maturity (Number of Months)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
24 and less	6	0.01%	$54,078.14	0.00	%(3)
25 – 36	130	0.13	1,173,769.86	0.05
37 – 48	1,017	0.98	12,314,674.02	0.57
49 – 60	9,189	8.90	150,509,080.71	7.00
61 – 72	86,542	83.79	1,797,127,970.58	83.57
73 – 75	6,403	6.20	189,362,019.26	8.81

Total	103,287	100.00%	$2,150,541,592.57	100.00%

(1)

The original term to maturity of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the original term to maturity is calculated for the securitized pool and how the original term to maturity is required to be calculated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	Less than 0.005% but greater than 0.00%.

Distribution of the Pool of Receivables

By Remaining Term to Maturity

As of the Cut-off Date

Remaining Term to Maturity (Number of Months)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
1 – 6	613	0.59%	$1,315,698.94	0.06%
7 – 12	1,384	1.34	5,069,659.59	0.24
13 – 18	5,536	5.36	32,550,041.34	1.51
19 – 24	6,061	5.87	58,883,235.40	2.74
25 – 30	2,068	2.00	29,032,149.72	1.35
31 – 36	391	0.38	4,834,530.32	0.22
37 – 42	181	0.18	2,321,959.45	0.11
43 – 48	1,314	1.27	17,036,391.45	0.79
49 – 54	1,084	1.05	18,816,863.10	0.87
55 – 60	13,903	13.46	251,773,337.19	11.71
61 – 66	4,590	4.44	96,829,561.33	4.50
67 – 72	62,292	60.31	1,505,047,010.87	69.98
73 – 75	3,870	3.75	127,031,153.87	5.91

Total	103,287	100.00%	$2,150,541,592.57	100.00%

(1)

The remaining term to maturity of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the remaining term to maturity is calculated for the securitized pool and how the remaining term to maturity is required to be calculated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Original Amount Financed

As of the Cut-off Date

Original Amount Financed	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$2,500.01—$5,000.00	7	0.01%	$26,650.27	0.00	%(2)
$5,000.01—$7,500.00	717	0.69	3,855,938.01	0.18
$7,500.01—$10,000.00	2,575	2.49	18,036,962.59	0.84
$10,000.01—$12,500.00	5,528	5.35	49,202,127.44	2.29
$12,500.01—$15,000.00	8,958	8.67	101,353,019.85	4.71
$15,000.01—$17,500.00	12,190	11.80	170,116,707.10	7.91
$17,500.01—$20,000.00	13,014	12.60	216,966,303.70	10.09
$20,000.01—$22,500.00	12,711	12.31	245,916,747.27	11.44
$22,500.01—$25,000.00	11,162	10.81	243,563,752.80	11.33
$25,000.01—$27,500.00	9,324	9.03	227,850,304.20	10.60
$27,500.01—$30,000.00	7,330	7.10	196,970,814.17	9.16
$30,000.01—$32,500.00	5,842	5.66	173,203,407.54	8.05
$32,500.01—$35,000.00	4,434	4.29	142,565,236.42	6.63
$35,000.01—$37,500.00	3,424	3.32	118,413,803.81	5.51
$37,500.01—$40,000.00	2,764	2.68	102,417,893.72	4.76
$40,000.01—$42,500.00	1,654	1.60	65,897,312.60	3.06
$42,500.01—$45,000.00	768	0.74	32,234,406.98	1.50
$45,000.01—$47,500.00	389	0.38	17,249,119.29	0.80
$47,500.01—$50,000.00	203	0.20	9,483,283.66	0.44
$50,000.01 and greater	293	0.28	15,217,801.15	0.71

Total	103,287	100.00%	$2,150,541,592.57	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Less than 0.005% but greater than 0.00%.

Distribution of the Pool of Receivables

By Current Principal Balance

As of the Cut-off Date

Current Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$0.01 - $5,000.00	4,655	4.51%	$15,588,701.11	0.72%
$5,000.01 - $10,000.00	9,579	9.27	72,735,412.07	3.38
$10,000.01 - $15,000.00	14,028	13.58	178,666,934.60	8.31
$15,000.01 - $20,000.00	21,712	21.02	381,591,626.88	17.74
$20,000.01 - $25,000.00	20,980	20.31	469,979,846.23	21.85
$25,000.01 - $30,000.00	14,627	14.16	399,442,487.32	18.57
$30,000.01 - $35,000.00	9,333	9.04	301,501,551.89	14.02
$35,000.01 - $40,000.00	5,521	5.35	205,866,824.94	9.57
$40,000.01 - $45,000.00	2,094	2.03	87,727,408.33	4.08
$45,000.01 - $50,000.00	517	0.50	24,326,962.68	1.13
$50,000.01 and greater	241	0.23	13,113,836.52	0.61

Total	103,287	100.00%	$2,150,541,592.57	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Vehicle Make

As of the Cut-off Date

Vehicle Make	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Dodge	11,087	10.73%	$280,634,595.49	13.05%
Nissan	13,883	13.44	253,960,141.44	11.81
Chevrolet	11,483	11.12	235,666,714.68	10.96
Ford	9,805	9.49	204,458,215.52	9.51
Jeep	8,459	8.19	203,897,925.88	9.48
Toyota	8,124	7.87	168,055,109.94	7.81
Honda	5,761	5.58	117,543,723.22	5.47
Kia	6,491	6.28	113,757,823.95	5.29
Hyundai	6,043	5.85	100,120,606.14	4.66
Mitsubishi	2,767	2.68	53,312,201.68	2.48
GMC	1,975	1.91	50,835,442.37	2.36
Mercedes-Benz	1,835	1.78	45,705,268.56	2.13
Volkswagen	2,451	2.37	44,763,890.15	2.08
BMW	1,798	1.74	43,550,947.58	2.03
Chrysler	2,047	1.98	35,732,121.33	1.66
Infiniti	987	0.96	23,942,455.92	1.11
Cadillac	1,055	1.02	23,172,317.44	1.08
Mazda	1,249	1.21	22,313,414.77	1.04
Buick	1,172	1.13	21,465,370.65	1.00
Other(2)	4,815	4.66	107,653,305.86	5.01

Total	103,287	100.00%	$2,150,541,592.57	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	“Other” represents other vehicle makes which individually comprise less than 1.00% of the aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables

By Original Mileage

As of the Cut-off Date

Original Mileage	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1 - 5,000	21,918	21.22%	$524,837,054.76	24.40%
5,001 - 10,000	2,169	2.10	50,911,297.92	2.37
10,001 - 15,000	2,908	2.82	66,716,243.72	3.10
15,001 - 20,000	3,918	3.79	86,505,533.35	4.02
20,001 - 25,000	4,819	4.67	106,136,725.27	4.94
25,001 - 30,000	5,746	5.56	125,011,635.90	5.81
30,001 - 35,000	6,792	6.58	142,753,622.83	6.64
35,001 - 40,000	6,968	6.75	140,443,004.70	6.53
40,001 - 45,000	6,642	6.43	130,341,365.45	6.06
45,001 - 50,000	5,601	5.42	112,335,658.15	5.22
50,001 - 55,000	5,053	4.89	101,210,129.13	4.71
55,001 - 60,000	4,724	4.57	92,478,196.11	4.30
60,001 - 65,000	4,337	4.20	82,724,209.24	3.85
65,001 - 70,000	4,137	4.01	77,855,821.46	3.62
70,001 - 75,000	4,221	4.09	78,286,965.24	3.64
75,001 - 80,000	4,021	3.89	74,237,348.87	3.45
80,001 - 85,000	2,748	2.66	46,814,149.54	2.18
85,001 - 90,000	2,439	2.36	41,764,079.09	1.94
90,001 - 95,000	1,907	1.85	33,022,049.09	1.54
95,001 and greater	2,219	2.15	36,156,502.75	1.68

Total	103,287	100.00%	$2,150,541,592.57	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Delinquencies, Repossessions and Credit Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to (i) auto receivables originated by SC and (ii) certain auto receivables owned by SC (or an affiliate of SC consolidated into the financial statements of SC) and serviced by SC that, in each case, were classified by SC in its “sub-prime” category. SC’s classification of receivables in the “sub-prime” category of receivables is based on a number of factors and changes from time to time. The information in the following tables includes the experience with respect to receivables originated by certain unaffiliated third parties, but the tables do not reflect delinquency, repossession and credit loss experience with respect to those third-party-originated receivables prior to the respective dates on which those receivables were converted to SC’s servicing system.

The information in the following tables reflects receivables with a variety of payment and other characteristics that may not correspond to the characteristics of the receivables pool. In addition, delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of SC that may change over time, including periods of economic downturn and increased delinquencies and losses with respect to automobile loans. As a result, past or future delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool may not correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables, particularly during periods of economic disruption or downturn.

In addition, there is a higher concentration of lower credit quality receivables in the receivables pool than in the loss and delinquency tables presented below. The receivables in the receivables pool have a lower weighted average FICO® score and weighted average loan funded score, and a higher weighted average loan-to-value ratio, weighted average payment-to-income ratio and weighted average APR than the receivables in the loss and delinquency tables as a whole. As a result, you should generally expect that the receivables in the receivables pool will experience delinquencies, repossessions and credit losses that are greater than those reflected in the following tables. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes” and “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes”.

Delinquency Experience

	As of June 30,
	2021		2020
	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$29,333,005,008		$26,990,516,945
Delinquencies (1)(2)
31-60 days	$1,617,083,667	5.51%	$1,180,884,240	4.38%
61-90 days	$544,028,852	1.85%	$449,263,310	1.66%
91 days & over	$207,895,124	0.71%	$243,826,986	0.90%
Total 31+ Delinquencies(3)	$2,369,007,642	8.08%	$1,873,974,536	6.94%
Total 61+ Delinquencies(3)	$751,923,975	2.56%	$693,090,296	2.57%

	As of December 31,
	2020		2019		2018
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$27,865,092,460		$26,243,103,716		$26,004,451,263
Delinquencies (1)(2)
31-60 days	$1,767,784,251	6.34%	$2,682,188,458	10.22%	$2,846,423,929	10.95%
61-90 days	$689,467,595	2.47%	$1,076,837,567	4.10%	$1,150,854,710	4.43%
91 days & over	$313,364,957	1.12%	$453,528,370	1.73%	$504,629,330	1.94%
Total 31+ Delinquencies(3)	$2,770,616,803	9.94%	$4,212,554,394	16.05%	$4,501,907,968	17.31%
Total 61+ Delinquencies(3)	$1,002,832,552	3.60%	$1,530,365,936	5.83%	$1,655,484,040	6.37%

	As of December 31,
	2017		2016
	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$23,970,590,332		$25,246,746,803
Delinquencies (1)(2)
31-60 days	$2,617,116,904	10.92%	$2,737,793,342	10.84%
61-90 days	$1,090,949,022	4.55%	$1,089,567,217	4.32%
91 days & over	$427,326,008	1.78%	$432,733,381	1.71%
Total 31+ Delinquencies(3)	$4,135,391,934	17.25%	$4,260,093,939	16.87%
Total 61+ Delinquencies(3)	$1,518,275,030	6.33%	$1,522,300,597	6.03%

(1)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this table, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment.

(2)	Delinquencies include bankruptcies and repossessions.
(3)	The sum of the delinquencies may not equal the Total 31+ Delinquencies and Total 61+ Delinquencies due to rounding.

Credit Loss Experience

	For the six months ended June 30,
	2021	2020
Principal Outstanding at Period End	$29,333,005,008	$26,990,516,945
Average Principal Outstanding During the Period	$28,496,965,162	$26,556,725,427
Number of Receivables Outstanding at Period End	1,764,492	1,755,497
Average Number of Receivables Outstanding During the Period	1,755,088	1,719,069
Number of Repossessions(1)	108,561	128,337
Number of Repossessions as a Percent of Average Number of Receivables Outstanding(2)	12.37%	14.93%
Net Losses(3)	$285,068,218	$1,081,459,101
Net Losses as a Percent of Average Principal Amount Outstanding(2)	2.00%	8.14%

	For the year ended December 31,
	2020	2019	2018
Principal Outstanding at Period End	$27,865,092,460	$26,243,103,716	$26,004,451,263
Average Principal Outstanding During the Period	$27,129,247,286	$26,246,126,749	$25,261,401,108
Number of Receivables Outstanding at Period End	1,756,803	1,668,293	1,688,460
Average Number of Receivables Outstanding During the Period	1,742,897	1,686,434	1,663,581
Number of Repossessions(1)	249,894	273,800	264,290
Number of Repossessions as a Percent of Average Number of Receivables Outstanding	14.34%	16.24%	15.89%
Net Losses(3)	$1,471,895,781	$2,357,293,142	$2,353,703,090
Net Losses as a Percent of Average Principal Amount Outstanding	5.43%	8.98%	9.32%

	For the year ended December 31,
	2017	2016
Principal Outstanding at Period End	$23,970,590,332	$25,246,746,803
Average Principal Outstanding During the Period	$24,894,474,950	$26,045,121,008
Number of Receivables Outstanding at Period End	1,609,279	1,644,006
Average Number of Receivables Outstanding During the Period	1,644,215	1,680,410
Number of Repossessions(1)	274,005	278,917
Number of Repossessions as a Percent of Average Number of Receivables Outstanding	16.66%	16.60%
Net Losses(3)	$2,413,988,255	$2,455,011,311
Net Losses as a Percent of Average Principal Amount Outstanding	9.70%	9.43%

(1)	Repossessions are net of redemptions and reinstatements. The number of repossessions includes repossessions from the outstanding portfolio and from accounts already charged-off.
(2)	The percentages for the six months ended June 30, 2020 and June 30, 2021 are annualized and are not necessarily indicative of a full year’s actual results.
(3)

“Net Losses” for any period are an amount equal to (i) the aggregate principal balance of receivables that became defaulted receivables plus all cram down losses minus (ii) insurance proceeds, sales proceeds and recoveries, net of auction, painting, repair and refurbishment expenses (but without taking into account any external costs associated with repossession expenses).

In addition to the payment and other characteristics of a pool of receivables, delinquencies, repossessions and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and the level of future total delinquencies or the severity of future credit losses may vary as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “The Transfer Agreements and the Administration Agreement” in this prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the Pool of Receivables

The following table sets forth the delinquency experience regarding the pool of receivables as of the cut-off date. The servicer considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC revised its servicing practices related to partial payments. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented below, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. As of the cut-off date, none of the receivables in the pool were delinquent by more than 30 days.

Historical Delinquency Status	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Delinquent no more than once for 30-59 days(1)	90,756	87.87%	$1,977,778,686.67	91.97%
Delinquent more than once for 30-59 days but never for 60 days or more	5,359	5.19	71,995,574.67	3.35
Delinquent at least once for 60 days or more	7,172	6.94	100,767,331.23	4.69

Total	103,287	100.00%	$2,150,541,592.57	100.00%

(1)	Delinquent no more than once for 30-59 days represent accounts that were never delinquent or were delinquent one time but never exceeded 59 days past due.
(2)	Sum of percentages may not equal 100% due to rounding.

Information About Certain Previous Securitizations

Appendix A to this prospectus (“Appendix A”) sets forth in tabular and graphical format static pool information regarding delinquencies, cumulative losses and prepayments for securitized pools of receivables originated or acquired by SC, securitized through the Drive Auto Receivables Trust, or “DRIVE”, securitization platform and having a first payment date occurring before June 30, 2021. Appendix A does not include information regarding securitized pools of receivables originated by any unaffiliated third-party originator from whom SC acquired receivables, although Appendix A does include information regarding securitizations sponsored by SC which include receivables originated by those unaffiliated third-party originators. This static pool information is presented for the securitized pool in each prior securitization sponsored by SC through the “DRIVE” securitization platform during at least the last five years. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. Appendix A and all of the information therein is incorporated into, and deemed to be part of, this prospectus and the registration statement to which this prospectus relates.

Appendix A includes the following summary information for each of the securitized pools:

•	original pool balance;

•	original pool count;

•	average original contract balance;

•	weighted average contract rate;

•	weighted average original term;

•	weighted average remaining term;

•	weighted average loan-to-value ratio;

•	minimum FICO® score, maximum FICO® score and non-zero weighted average FICO® score;

•	weighted average loan funded score (formerly known as loss forecasting score); and

•

distribution of receivables by vehicle type (new/used), contract rate, geography, vehicle make, model year, original term, remaining term, amount financed, current principal balance, original mileage, loan funded score (formerly known as loss forecasting score), FICO® score, and loan-to-value range.

The foregoing characteristics for the pool of receivables to be acquired by the issuing entity on the closing date will not be identical to the characteristics of any prior securitized pool, and the characteristics of each prior securitized pool vary from securitization to securitization. SC’s practice is to select a securitized pool from substantially all available eligible assets in its portfolio using selection procedures that were not known or intended by SC to be adverse to the applicable issuing entity. However, the composition of the assets in the SC portfolio designated for the “DRIVE” securitization transactions has changed over time. This is because (i) SC’s portfolio of retail installment sale contracts, from which the securitized pools are selected, changes over time and (ii) the selection criteria used for retail installments sale contracts in the “DRIVE” securitization transactions has changed over time. Despite these differences as identified in the summary information for the prior securitized pools, the prior securitized pools are generally comparable to the receivables in this securitization transaction, because although SC has periodically implemented updated credit risk management standards and policies, the underlying origination, credit underwriting and purchasing policies and servicing policies have been generally consistent over time.

Based on SC’s experience, the characteristics that are expected to most significantly influence the performance of a securitized pool of retail installment sale contracts are the FICO® scores, new/used percentages, loan-to-value ratios and whether the pool includes contracts with original terms greater than 60 months. A securitized pool with lower FICO® scores, higher loan-to-value ratios and a higher percentage of longer term contracts may not perform as well as a securitized pool with higher FICO® scores, lower loan-to-value ratios and/or a lower percentage of longer term contracts. Securitized pools generally will perform better during periods of economic growth than during periods of economic downturn or stagnant growth.

The pool of receivables to be acquired by the issuing entity on the closing date has substantially similar loan funded scores and payment-to-income ratios and slightly lower loan-to-value ratios to most of the prior securitization transactions set forth on Appendix A.

However, notwithstanding any general similarities in the characteristics of the prior securitized pools set forth on Appendix A and the pool of receivables in this securitization transaction, changes in economic, social and geographic conditions may have a greater impact on the performance of the pool of receivables than any similarities or differences in these characteristics. For example, patterns of loss, prepayment and delinquency for automobile receivables, including those in the pool of receivables in this securitization, may differ significantly during periods of economic disruption or downturn than during other times.

As a result of each of the foregoing, the performance of the prior receivables securitization transactions sponsored by SC may not correspond to or be an accurate predictor of the performance of this receivables securitization transaction. To further understand how differing pool characteristics and changing conditions could impact performance, see “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes— Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes” and “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.”

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding the receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, SC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by SC senior management to ensure the accuracy of such descriptions. SC also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. SC officers also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, SC employees performed a review of the Rule 193 Information to confirm that the receivables in the pool satisfied the criteria set forth in the first paragraph under “The Transfer Agreements and the Administration Agreement—Representations and Warranties” in this prospectus. Statistical information relating to the receivables was recalculated using data tapes containing information from SC’s information systems, which includes databases containing certain attributes of the receivables, as well as originations data. The review of Rule 193 Information relating to credit approvals and exceptions to credit policies consisted of the application of SC’s internal control procedures, which include regular quality assurance and information technology internal audits on origination, funding and data systems to ensure accuracy of data and that previously originated receivables complied with underwriting guidelines. In addition, 150 receivable files, 146 of which relate to the receivables in the pool described in this prospectus, were randomly selected in order to compare certain receivable characteristics selected by the depositor to the applicable information on the data tapes. Based on this review, there were no discrepancies.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Repurchases and Replacements

No assets securitized by SC were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three-year period ending June 30, 2021.

Please refer to the Form ABS-15G filed by SC on January 27, 2021 for additional information. The CIK number of SC is 0001540151.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of each class of notes will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property will be paid or distributed to the noteholders on the next payment date following the Collection Period in which they are received. To the extent that any receivable included in the issuing entity property is prepaid in full by the obligor, purchased by the servicer as a result of a breach of a covenant related to its servicing duties or as a result of a reduction in the contract rate of the receivable other than as required by applicable law (including, without limitation, the Servicemembers Civil Relief Act) or court order, each as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables,” or repurchased by SC as a result of a breach of a representation or warranty regarding the characteristics of a receivable to be transferred to the issuing entity as described under “The Transfer Agreements and the Administration Agreement—Representations and Warranties” or otherwise, the actual weighted average life of the receivables included in the issuing entity property will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies or purchases made by the servicer as a result of a breach of a covenant made by it related to its servicing duties as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables.” In addition, early retirement of the notes may be effected if the servicer exercises its option to purchase the remaining receivables included in the issuing entity property when the outstanding balance of the receivables has declined to or below the percentage specified in “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

SC can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property in either stable or changing interest rate environments. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property.

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal amounts of the notes and the weighted average life of each class of notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on receivables can be measured against prepayment standards or models. The absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds 13 pools of receivables with the following characteristics;

Pool	Aggregate Outstanding Principal Balance	Gross Contract Rate	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$1,315,698.94	19.349%	July 31, 2021	70	5
2	$5,069,659.59	19.471%	July 31, 2021	71	10
3	$32,550,041.34	18.633%	July 31, 2021	72	16
4	$58,883,235.40	19.053%	July 31, 2021	72	21
5	$29,032,149.72	19.032%	July 31, 2021	72	27
6	$4,834,530.32	20.246%	July 31, 2021	59	33
7	$2,321,959.45	21.215%	July 31, 2021	55	40
8	$17,036,391.45	20.089%	July 31, 2021	55	46
9	$18,816,863.10	19.073%	July 31, 2021	69	52
10	$251,773,337.19	19.674%	July 31, 2021	65	58
11	$96,829,561.33	19.347%	July 31, 2021	72	64
12	$1,505,047,010.87	18.108%	July 31, 2021	72	71
13	$127,031,153.87	15.719%	July 31, 2021	75	74

Total	$2,150,541,592.57

•

all prepayments on the receivables each month are made in full on the last day of each month (and include 30 days of interest) at the specified constant percentage of ABS commencing in August 2021 and there are no defaults, losses or repurchases;

•

interest accrues on the notes at the following per annum fixed coupon rates: Class A-1 notes, 0.18114%; Class A-2 notes, 0.55%; Class A-3 notes, 0.55%; Class B notes, 0.81%; Class C notes, 1.12%; and Class D notes, 1.48%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in August 2021, and each month has 30 days;

•	the initial Note Balance of each class of notes is equal to the applicable initial principal amount set forth on the front cover of this prospectus;

•	payments on the notes are paid in cash on each payment date commencing September 15, 2021 and on the 15th calendar day of each subsequent month whether or not that day is a Business Day;

•	the notes are purchased on the closing date of August 25, 2021;

•

the servicing fee will be 4.00% per annum, the indenture trustee fee, asset representations reviewer fee and owner trustee fee, in the aggregate, equal $16,666.67 monthly, and all other fees and expenses equal zero;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes and the Class D notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•

Available Funds from the receivables described above are distributed in accordance with the payment priorities described below under “The Transfer Agreements and the Administration Agreement—Priority of Payments,” and no event of default under the indenture occurs;

•	payments of principal on the notes are distributed in accordance with the payment priorities described below under “The Notes—Payments of Principal”;

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	investment income amounts equal zero.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related initial Note Balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2021	67.50%	59.50%	41.00%	13.46%	0.00%
October 15, 2021	35.54%	20.24%	0.00%	0.00%	0.00%
November 15, 2021	3.96%	0.00%	0.00%	0.00%	0.00%
December 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	0.14	0.12	0.09	0.07	0.06
Weighted Average Life (Years) to Maturity	0.14	0.12	0.09	0.07	0.06

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2021	100.00%	100.00%	100.00%	100.00%	99.21%
October 15, 2021	100.00%	100.00%	99.14%	90.17%	83.64%
November 15, 2021	100.00%	93.39%	84.22%	75.66%	68.32%
December 15, 2021	89.98%	79.66%	69.65%	61.41%	53.25%
January 15, 2022	78.64%	66.24%	55.43%	47.44%	38.45%
February 15, 2022	67.47%	53.16%	41.57%	35.09%	26.67%
March 15, 2022	56.44%	42.99%	33.82%	27.86%	18.14%
April 15, 2022	50.04%	36.04%	27.00%	20.71%	9.71%
May 15, 2022	44.46%	29.25%	20.26%	13.62%	1.38%
June 15, 2022	38.93%	22.60%	13.60%	6.62%	0.00%
July 15, 2022	33.49%	16.14%	7.03%	0.00%	0.00%
August 15, 2022	28.09%	9.90%	0.54%	0.00%	0.00%
September 15, 2022	22.73%	3.76%	0.00%	0.00%	0.00%
October 15, 2022	17.42%	0.00%	0.00%	0.00%	0.00%
November 15, 2022	12.15%	0.00%	0.00%	0.00%	0.00%
December 15, 2022	6.93%	0.00%	0.00%	0.00%	0.00%
January 15, 2023	1.94%	0.00%	0.00%	0.00%	0.00%
February 15, 2023	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	0.76	0.60	0.52	0.45	0.39
Weighted Average Life (Years) to Maturity	0.76	0.60	0.52	0.45	0.39

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	81.51%
July 15, 2022	100.00%	100.00%	100.00%	99.16%	59.57%
August 15, 2022	100.00%	100.00%	100.00%	80.63%	37.94%
September 15, 2022	100.00%	100.00%	84.54%	62.32%	16.62%
October 15, 2022	100.00%	93.86%	67.88%	44.23%	0.00%
November 15, 2022	100.00%	77.85%	51.41%	26.39%	0.00%
December 15, 2022	100.00%	62.27%	35.13%	8.78%	0.00%
January 15, 2023	100.00%	47.15%	19.05%	0.00%	0.00%
February 15, 2023	91.85%	32.22%	3.17%	0.00%	0.00%
March 15, 2023	78.55%	17.49%	0.00%	0.00%	0.00%
April 15, 2023	65.37%	2.96%	0.00%	0.00%	0.00%
May 15, 2023	52.30%	0.00%	0.00%	0.00%	0.00%
June 15, 2023	39.98%	0.00%	0.00%	0.00%	0.00%
July 15, 2023	27.75%	0.00%	0.00%	0.00%	0.00%
August 15, 2023	15.60%	0.00%	0.00%	0.00%	0.00%
September 15, 2023	3.55%	0.00%	0.00%	0.00%	0.00%
October 15, 2023	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	1.78	1.42	1.27	1.16	0.97
Weighted Average Life (Years) to Maturity	1.78	1.42	1.27	1.16	0.97

Percent of the Initial Note Balance at Various ABS Percentages

Class B Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	100.00%	100.00%	100.00%	96.03%
November 15, 2022	100.00%	100.00%	100.00%	100.00%	77.30%
December 15, 2022	100.00%	100.00%	100.00%	100.00%	58.87%
January 15, 2023	100.00%	100.00%	100.00%	92.20%	40.76%
February 15, 2023	100.00%	100.00%	100.00%	76.64%	22.96%
March 15, 2023	100.00%	100.00%	88.63%	61.31%	5.49%
April 15, 2023	100.00%	100.00%	74.57%	46.23%	0.00%
May 15, 2023	100.00%	89.66%	60.72%	31.40%	0.00%
June 15, 2023	100.00%	76.85%	47.07%	16.82%	0.00%
July 15, 2023	100.00%	64.28%	33.63%	2.50%	0.00%
August 15, 2023	100.00%	51.87%	20.40%	0.00%	0.00%
September 15, 2023	100.00%	39.64%	7.40%	0.00%	0.00%
October 15, 2023	92.35%	27.58%	0.00%	0.00%	0.00%
November 15, 2023	81.55%	15.69%	0.00%	0.00%	0.00%
December 15, 2023	71.06%	4.00%	0.00%	0.00%	0.00%
January 15, 2024	60.64%	0.00%	0.00%	0.00%	0.00%
February 15, 2024	50.31%	0.00%	0.00%	0.00%	0.00%
March 15, 2024	40.06%	0.00%	0.00%	0.00%	0.00%
April 15, 2024	29.90%	0.00%	0.00%	0.00%	0.00%
May 15, 2024	19.84%	0.00%	0.00%	0.00%	0.00%
June 15, 2024	9.90%	0.00%	0.00%	0.00%	0.00%
July 15, 2024	0.05%	0.00%	0.00%	0.00%	0.00%
August 15, 2024	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	2.52	2.03	1.83	1.66	1.39
Weighted Average Life (Years) to Maturity	2.52	2.03	1.83	1.66	1.39

Percent of the Initial Note Balance at Various ABS Percentages

Class C Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2023	100.00%	100.00%	100.00%	100.00%	88.94%
May 15, 2023	100.00%	100.00%	100.00%	100.00%	72.99%
June 15, 2023	100.00%	100.00%	100.00%	100.00%	57.38%
July 15, 2023	100.00%	100.00%	100.00%	100.00%	42.10%
August 15, 2023	100.00%	100.00%	100.00%	89.04%	27.33%
September 15, 2023	100.00%	100.00%	100.00%	75.98%	12.90%
October 15, 2023	100.00%	100.00%	94.90%	63.18%	0.00%
November 15, 2023	100.00%	100.00%	82.99%	50.65%	0.00%
December 15, 2023	100.00%	100.00%	71.31%	38.39%	0.00%
January 15, 2024	100.00%	92.87%	59.86%	26.42%	0.00%
February 15, 2024	100.00%	82.13%	48.65%	14.74%	0.00%
March 15, 2024	100.00%	71.58%	37.69%	3.35%	0.00%
April 15, 2024	100.00%	61.22%	26.97%	0.00%	0.00%
May 15, 2024	100.00%	51.06%	16.51%	0.00%	0.00%
June 15, 2024	100.00%	41.11%	6.31%	0.00%	0.00%
July 15, 2024	100.00%	31.37%	0.00%	0.00%	0.00%
August 15, 2024	90.80%	21.84%	0.00%	0.00%	0.00%
September 15, 2024	81.65%	12.53%	0.00%	0.00%	0.00%
October 15, 2024	72.59%	3.44%	0.00%	0.00%	0.00%
November 15, 2024	63.64%	0.00%	0.00%	0.00%	0.00%
December 15, 2024	54.79%	0.00%	0.00%	0.00%	0.00%
January 15, 2025	46.07%	0.00%	0.00%	0.00%	0.00%
February 15, 2025	37.45%	0.00%	0.00%	0.00%	0.00%
March 15, 2025	28.95%	0.00%	0.00%	0.00%	0.00%
April 15, 2025	20.57%	0.00%	0.00%	0.00%	0.00%
May 15, 2025	12.30%	0.00%	0.00%	0.00%	0.00%
June 15, 2025	4.17%	0.00%	0.00%	0.00%	0.00%
July 15, 2025	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.40	2.78	2.51	2.27	1.89
Weighted Average Life (Years) to Maturity	3.40	2.78	2.51	2.27	1.89

Percent of the Initial Note Balance at Various ABS Percentages

Class D Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2023	100.00%	100.00%	100.00%	100.00%	98.93%
November 15, 2023	100.00%	100.00%	100.00%	100.00%	86.31%
December 15, 2023	100.00%	100.00%	100.00%	100.00%	74.02%
January 15, 2024	100.00%	100.00%	100.00%	100.00%	62.09%
February 15, 2024	100.00%	100.00%	100.00%	100.00%	50.51%
March 15, 2024	100.00%	100.00%	100.00%	100.00%	39.30%
April 15, 2024	100.00%	100.00%	100.00%	92.87%	0.00%
May 15, 2024	100.00%	100.00%	100.00%	82.94%	0.00%
June 15, 2024	100.00%	100.00%	100.00%	73.37%	0.00%
July 15, 2024	100.00%	100.00%	96.66%	64.09%	0.00%
August 15, 2024	100.00%	100.00%	87.75%	55.11%	0.00%
September 15, 2024	100.00%	100.00%	79.09%	46.45%	0.00%
October 15, 2024	100.00%	100.00%	70.70%	38.09%	0.00%
November 15, 2024	100.00%	95.00%	62.58%	0.00%	0.00%
December 15, 2024	100.00%	87.04%	54.73%	0.00%	0.00%
January 15, 2025	100.00%	79.31%	47.20%	0.00%	0.00%
February 15, 2025	100.00%	71.81%	39.96%	0.00%	0.00%
March 15, 2025	100.00%	64.53%	33.00%	0.00%	0.00%
April 15, 2025	100.00%	57.49%	0.00%	0.00%	0.00%
May 15, 2025	100.00%	50.70%	0.00%	0.00%	0.00%
June 15, 2025	100.00%	44.15%	0.00%	0.00%	0.00%
July 15, 2025	96.53%	37.88%	0.00%	0.00%	0.00%
August 15, 2025	89.34%	0.00%	0.00%	0.00%	0.00%
September 15, 2025	82.26%	0.00%	0.00%	0.00%	0.00%
October 15, 2025	75.32%	0.00%	0.00%	0.00%	0.00%
November 15, 2025	68.50%	0.00%	0.00%	0.00%	0.00%
December 15, 2025	61.82%	0.00%	0.00%	0.00%	0.00%

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
January 15, 2026	55.32%	0.00%	0.00%	0.00%	0.00%
February 15, 2026	48.97%	0.00%	0.00%	0.00%	0.00%
March 15, 2026	42.75%	0.00%	0.00%	0.00%	0.00%
April 15, 2026	36.68%	0.00%	0.00%	0.00%	0.00%
May 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.44	3.71	3.37	3.02	2.48
Weighted Average Life (Years) to Maturity	4.52	3.80	3.42	3.07	2.52

THE NOTES

General

The issuing entity will issue the notes pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement, to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the final indenture with the SEC concurrently with or prior to the time we file this prospectus with the SEC. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture and the sale and servicing agreement. Wilmington Trust, National Association will be the indenture trustee.

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a Business Day, then the next Business Day beginning September 15, 2021.

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the Business Day immediately preceding that payment date or redemption date. For notes issued as definitive notes, the record date for any payment date or redemption date is the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs. See “—Definitive Notes” below. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner” and together with noteholders, collectively “investors”) will be entitled to receive a certificate representing that owner’s note, except as set forth in “—Definitive Notes” below.

The initial Note Balance, interest rate and final scheduled payment date for each class of notes is set forth on the cover page to this prospectus.

Distributions to the certificateholders will be subordinated to distributions of principal of and interest on the notes to the extent described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

Delivery of Notes

The offered notes will be issued in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof, subject to certain exceptions set forth in the indenture. The notes will be issued on or about the closing date in book-entry form through the facilities of The Depository Trust Company, or “DTC” Clearstream and the Euroclear System against payment in immediately available funds.

Book-Entry Registration

Each class of offered notes will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes” in this prospectus. All book-entry notes will be held by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

As a result, investors will only be able to exercise their rights as a noteholder indirectly through DTC (if in the United States) and its participating organizations, or Clearstream or Euroclear (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit an investor’s ability to pledge or transfer its notes to persons or entities that do not participate in DTC, Clearstream or Euroclear.

Interest and principal on the notes will be paid by the issuing entity to DTC as the record holder of those notes while they are held in book-entry form. DTC will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process could delay receipt of payments from the issuing entity with respect to an investor’s beneficial interest in notes in the event of misapplication of payments by DTC participants or indirect participants or bankruptcy or insolvency of those entities and an investor’s recourse will be limited to its remedies against those entities. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes

The notes will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•

the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•

after an event of default, beneficial owners representing in the aggregate at least a majority of the outstanding principal amount of all the notes, voting as a single class, advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus and in the indenture. Payments or distributions on each payment date and on the final scheduled payment date, as specified in this prospectus, will be made to holders in whose names the definitive notes were registered on the Record Date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the indenture. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Notes Owned by Transaction Parties

In determining whether noteholders holding the requisite note balance have given any request, demand, authorization, direction, notice, consent, vote or waiver under any transaction document, notes owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates will be disregarded and deemed not to be “outstanding” unless all of the notes are then owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates, except that, in determining whether the indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only notes that a responsible officer of the indenture trustee knows to be so owned will be so disregarded. Notes that have been pledged in good faith may be regarded as “outstanding” if the pledgee of those notes establishes to the satisfaction of the indenture trustee that the pledgee has the right to act with respect to those notes and that the pledgee is not the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates.

Access to Noteholder Lists

To the extent that definitive notes have been issued in the limited circumstances described under “—Definitive Notes” above, the note registrar will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the note registrar of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

The indenture does not provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

On or prior to the second Business Day preceding each payment date, the servicer will provide to the indenture trustee and, on each payment date, the indenture trustee will forward or otherwise make available to each noteholder a statement (prepared by the servicer) setting forth for that payment date and the related Collection Period the following information (or such other substantially similar information so long as such information satisfies the requirements of Item 1121 of Regulation AB):

•	the amount of the distribution on or with respect to each class of notes allocable to principal;

•	the amount of the distribution on or with respect to each class of notes allocable to interest;

•

the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance and the Class D Note Balance, in each case after giving effect to payments on such payment date;

•

the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal and the Regular Allocation of Principal for such payment date;

•	the Delinquency Percentage;

•	the aggregate principal balance of 60-Day Delinquent Receivables as of the end of the related Collection Period;

•	whether the Delinquency Percentage exceeds the Delinquency Trigger;

•	the aggregate servicing fee paid to the servicer with respect to the receivables, the amount of any unpaid servicing fees and the change in such amount from that of the prior payment date;

•

the amount of fees paid to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any unpaid fees to the indenture trustee, owner trustee and the asset representations reviewer and any changes in such amount from the prior payment date;

•

(i) the amount on deposit in the reserve account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount to be deposited in the reserve account in respect of such payment date, if any, (iii) the reserve account draw amount and the reserve account excess amount, if any, to be withdrawn from the reserve account on such payment date and (iv) the balance on deposit in the reserve account on such payment date after giving effect to such changes in such balance from the immediately preceding payment date;

•	the aggregate repurchase price with respect to repurchased receivables paid by the servicer or the sponsor with respect to the related Collection Period;

•	the number of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the aggregate outstanding principal balance of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the percentage of the total aggregate outstanding principal balance of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the Pool Factor and the Note Factor; and

•	the Pool Balance.

The servicer may, in its sole discretion, elect to include the information specified in the twelfth, thirteenth and fourteenth bullet points above in 30-day increments beginning with 30-59 days delinquency in lieu of the increments set forth in the twelfth, thirteenth and fourteenth bullet points above.

The “Note Factor” will be, for any payment date, a six-digit decimal equal to the outstanding balance for each class of notes at the end of the month as a fraction of the original balance of the corresponding class of notes as of the closing date. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the outstanding balance of each class of notes. As a noteholder, your share of the principal amount of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

The “Pool Factor” will be, for any payment date, a six-digit decimal equal to the Pool Balance as of the end of the month as a fraction of the original Pool Balance of receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the closing date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a noteholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s note by the Pool Factor for that month.

DTC will supply these reports to noteholders of book-entry notes in accordance with its procedures. Since owners of beneficial interest in a global note will not be recognized as noteholders, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note as provided in this prospectus.

Within a reasonable period of time after the end of each calendar year during the term of the issuing entity, but not later than the latest date permitted by law, the indenture trustee and paying agent will furnish information required to complete United States federal and state income tax returns to each person who on any Record Date during the calendar year was a registered noteholder. See “Material Federal Income Tax Consequences” in this prospectus.

Payments of Interest

Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus and will be due and payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes from and including the prior payment date (or from and including the closing date in the case of the first interest period) to but excluding the following payment date or (b) for each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or from and including the closing date in the case of the first interest period) to but excluding the 15th day of the month in which that payment date occurs. A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues unremedied for a period of five Business Days or more will result in an event of default.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes will be calculated on the basis of the actual days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of (i) the Note Balance of the Class A-1 notes, (ii) the interest rate for the Class A-1 notes and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•

30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes and the Class D notes will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes and the Class D notes will be the product of (i) the Note Balance of the related class of notes, (ii) the related interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding the 15th day of the month in which the first payment date occurs (assuming a 30-day calendar month)), divided by 360.

•

Interest Periods. Interest will accrue on the Note Balance of each class of notes (a) with respect to the Class A-1 notes, from and including the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or in the case of the first payment date, the closing date) to but excluding the 15th day of the month in which that payment date occurs. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

For notes in book-entry form, interest on each note will be paid to noteholders of record of the notes as of the Business Day immediately preceding the payment date. For notes in definitive form, interest on each note will be paid to noteholders of record of the notes as of the close of business on the last Business Day of the calendar month preceding the related payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues unremedied for a period of five Business Days or more, will result in an event of default. See “The Indenture—Events of Default.”

Payments of Principal

On each payment date prior to the acceleration of the notes following an event of default, certain amounts will be applied to make principal payments sequentially to the Class A-1 noteholders until the Class A-1 notes are paid in full, to the Class A-2 noteholders until the Class A-2 notes are paid in full, to the Class A-3 noteholders until the Class A-3 notes are paid in full, to the Class B noteholders until the Class B notes are paid in full, to the Class C noteholders until the Class C notes are paid in full, and then to the Class D noteholders until the Class D notes are paid in full as set forth under “The Transfer Agreements and the Administration Agreement—Priority of Payments” below.

Failure to pay the Note Balance of any class of notes on the final scheduled payment date for that class of notes or on a redemption date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full and then ratably to noteholders of the Class A-2 notes and the Class A-3 notes, based on the Note Balance of the Class A-2 notes and the Class A-3 notes, until each such class has been paid in full. Principal payments will then be made on the Class B notes until the Class B notes are paid in full, to the Class C notes until the Class C notes are paid in full, and then to the Class D notes until the Class D notes are paid in full. See “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the September 2022 payment date;

•	for the Class A-2 notes, the May 2024 payment date;

•	for the Class A-3 notes, the March 2025 payment date;

•	for the Class B notes, the December 2025 payment date;

•	for the Class C notes, the October 2027 payment date; and

•	for the Class D notes, the March 2029 payment date.

Payments of Principal on each Payment Date

(Other than Payment Dates after the Notes Have Been Accelerated

Following the Occurrence of an Event of Default)

THE TRANSFER AGREEMENTS AND THE ADMINISTRATION AGREEMENT

The following information summarizes material provisions of the “purchase agreement” entered into between SC and the depositor and the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes material provisions of the “administration agreement” entered into among the issuing entity, SC and the indenture trustee.

Forms of the transfer agreements, the indenture and the administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. We will file a copy of the final transfer agreements and the administration agreement with the SEC on Form 8-K concurrently with or prior to the time we file this prospectus with the SEC. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus are subject to all of the provisions of the transfer agreements and the administration agreement.

Sale and Assignment of Receivables

Under the purchase agreement, on the closing date SC will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, on the closing date the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security and the depositor’s rights under the purchase agreement relating to those receivables and related property. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture will create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Representations and Warranties

SC, pursuant to the purchase agreement, will represent and warrant that, as of the cut-off date (or such other date as may be set forth below), each receivable:

•	was fully and properly executed or electronically authenticated by the obligor thereto;

•

was either (i) originated by a dealer to finance the retail sale by that dealer of the related financed vehicle and has been purchased by SC in accordance with the terms of a dealer agreement between SC and that dealer, (ii) has been originated by SC or (iii) has been acquired by SC in accordance with the terms of a purchase agreement between the applicable originator and SC;

•

as of the closing date, will be secured by a first priority validly perfected security interest in the financed vehicle in favor of the SC, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle in favor of the SC, as secured party;

•	contained customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

•

provided, at origination, for level monthly payments which fully amortize the initial principal balance over the original term; provided, that the amount of the first or last scheduled payment may be different from the level payment but in no event more than three times the level monthly payment;

•	provided for interest at the contract rate specified on the schedule of receivables (which is the schedule identifying the receivables transferred to the issuing entity on the closing date);

•	was originated in the United States and denominated in dollars;

•	was secured by a new or used automobile, light-duty truck, SUV or van;

•	had a contract rate of not less than 0.00%;

•	had an original term to maturity of not more than 75 months;

•	had a remaining term to maturity of at least 4 months and not more than 75 months;

•	had an outstanding principal balance of at least $500.00 and no more than $150,000.00;

•	had a final scheduled payment due not later than December 11, 2027;

•	was not more than 30 days past due;

•	was not identified in the records of the servicer as being subject to any pending bankruptcy proceeding;

•	was not subject to a force-placed insurance policy on the related financed vehicle;

•	was a simple interest receivable;

•	provided that a prepayment by the related obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the receivable’s contract rate;

•

complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date, or (ii) would not render such receivable unenforceable or create liability for the depositor or the issuing entity, as an assignee of such receivable;

•

constituted the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such receivable may be modified by the application after the cut-off date of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related obligor;

•	had not been satisfied, subordinated or rescinded nor do the records of the servicer indicate that the related financed vehicle has been released from the lien of such receivable in whole or in part;

•	required that the obligor thereunder obtain physical damage insurance covering the related financed vehicle;

•

the obligor on which was not the United States or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States or any state thereof or any local government;

•

was not originated in, nor is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such receivable would be unlawful, void, or voidable; and

•	constituted either “tangible chattel paper,” “electronic chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC.

In addition, SC will represent and warrant that, with respect to each receivable:

•

except for payment delinquencies continuing for a period of not more than 30 days as of the cut-off date, the records of the servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the receivable existed as of the cut-off date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the receivable had arisen as of the cut-off date and SC had not waived any of the foregoing;

•

as of the closing date and immediately prior to the sale and transfer contemplated in the purchase agreement and the sale and servicing agreement, SC had good and marketable title to and was the sole owner of the receivable free and clear of all liens created by SC (except any lien which will be released prior to assignment of such receivable thereunder), and, immediately upon the sale and transfer by the depositor to the issuing entity pursuant to the sale and servicing agreement, the issuing entity will have good and marketable title to such receivable, free and clear of all liens created by SC (other than permitted liens);

•	there is only one executed original, electronically authenticated original or authoritative copy of the contract (in each case within the meaning of the UCC) related to the receivable;

•

the records of the servicer did not reflect any material facts which have not been remediated or cured which would constitute the basis for any right of rescission, offset, claim, counterclaim or defense with respect to such receivable or the same being asserted or threatened with respect to such receivable; and

•	the obligor has made, or will make, the first two monthly payments under such receivable.

We refer to the foregoing representations and warranties as the “Eligibility Representations”.

If a responsible officer of any party to the purchase agreement discovers or receives notice of a breach of any of the Eligibility Representations with respect to any receivable which materially and adversely affects the interests of the issuing entity or the noteholders in such receivable, the party discovering or receiving written notice of such breach will give prompt written notice of that breach to the other parties to the purchase agreement; provided, that (i) delivery of the monthly servicer’s certificate which identifies that receivables are being or have been repurchased will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach and (ii) the owner trustee or the indenture trustee will be deemed to have knowledge of such breach only if a responsible officer of the owner trustee or the indenture trustee, as applicable, has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give that notice will not affect any obligation of SC under the purchase agreement. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then SC will either (a) correct or cure that breach, if applicable, or (b) repurchase that receivable from the issuing entity, in either case on or before the Business Day before the payment date following the end of the Collection Period which includes the 60th day (or, if SC elects, an earlier date) after the date SC became aware or was notified of that breach. Such breach or failure will be deemed not to materially and adversely affect the interests of the issuing entity or the noteholders if it has not affected the ability of the depositor (or its assignee) to receive and retain timely payment in full on such receivable. The owner trustee (in its discretion or at the direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) may notify SC of a breach by delivering written notice to SC identifying the receivable and the related breach of an Eligibility Representation. Any such repurchase by SC will be at a repurchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that repurchase, SC will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase or an earlier date, if elected by SC. The repurchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the purchase agreement.

An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation, the identity of the related receivable and a reference to the indenture. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide a certification from the requesting investor that it is, in fact, a beneficial owner of notes, as well as any additional piece of documentation reasonably satisfactory to the indenture trustee, such as a trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). SC will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification.

Asset Representations Review

As discussed above under “—Representations and Warranties,” SC will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the asset review conditions have been satisfied. In order for the asset review conditions to be satisfied, the following two events must have occurred:

•	The Delinquency Percentage for any payment date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”; and

•	A majority of the voting investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting”.

If the asset review conditions are satisfied (the first date on which the asset review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

Delinquency Trigger

On or prior to each determination date, the servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each payment date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Receivables as of the last day of that Collection Period to (ii) the Pool Balance as of the last day of that Collection Period. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and Defaulted Receivables) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any payment date and the related Collection Period is 35.00%.

The Delinquency Trigger was calculated as a multiple of 2.60 times the previous historical monthly peak Delinquency Percentage, rounded to the nearest whole percentage, of SC’s securitization transactions under the Santander Drive Auto Receivables Trust platform from 2007 through June 30, 2021 and SC’s securitization transactions under the Drive Auto Receivables Trust platform from 2015 through June 30, 2021. SC believes the Delinquency Trigger is appropriate based on its experience and observation of historical 60-Day Delinquent Receivables in its securitization transactions over time. The Delinquency Trigger has been set at a level in excess of historical peak Delinquency Percentage to assure that the Delinquency Trigger is not exceeded due to events unrelated to SC’s underwriting, such as ordinary fluctuations in the economy, rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor.

“Subject Receivables” means, for any Asset Review, all receivables which are 60-Day Delinquent Receivables as of the related Review Satisfaction Date.

Asset Review Voting

The monthly distribution report filed by the depositor on Form 10-D will disclose if the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. If the Delinquency Percentage on any payment date exceeds the Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal amount of the notes (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is, in fact, a beneficial owner of notes.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders through DTC and the depositor will include on Form 10-D that a vote has been called. Under the current voting procedures of DTC, DTC (as the holder of record for the notes) transfers the right to vote with respect to securities to the DTC participants that hold record date positions via an omnibus proxy. DTC notifies its participants holding positions in the security of their entitlement to vote. DTC participants are responsible for distribution of information to their customers, including any ultimate beneficial owners of interests in the securities. The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with Section 316(c) of the Trust Indenture Act of 1939, as amended.

The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing a review by the asset representations reviewer. SC, the depositor and the issuing entity are required under the transaction documents to cooperate with the indenture trustee to facilitate the voting process. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not a Noteholder Direction has occurred.

Within five Business Days of the Review Satisfaction Date, the indenture trustee will send a written notice to SC, the depositor, the servicer and the asset representations reviewer specifying that the asset review conditions have been satisfied, providing the applicable Review Satisfaction Date and stating that the asset representations reviewer shall conduct an asset review. Within ten Business Days of receipt of such notice, the servicer will provide the asset representations reviewer a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “—Fees and Expenses”, the asset representations reviewer will be paid an annual fee of $5,000 by the sponsor in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Receivable plus reasonable out-of-pocket travel expenses. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by the sponsor, and to the extent the Review Expenses remain unpaid after 90 days, they will be payable by the issuing entity out of amounts on deposit in the Collection Account as described under “—Priority of Payments” in this prospectus. In addition, if the asset representations reviewer participates in a dispute resolution proceeding and its reasonable out-of-pocket expenses and reasonable compensation for the time it incurs in participating in the proceeding are not paid by a party to the dispute resolution within 90 days of the end of the proceeding, the sponsor will reimburse the asset representations reviewer for such expenses.

Indemnification and Limitation of Liability of Asset Representations Reviewer

The sponsor (or to the extent not paid by the sponsor, the issuing entity) will indemnify the asset representations reviewer for costs, expenses, losses, damages and liabilities resulting from the performance of the asset representations reviewer’s obligations under the asset representations review agreement, but excluding any cost, expense, loss, damage or liability resulting from the asset representations reviewer’s willful misconduct, bad faith or negligence or the asset representations reviewer’s breach of any of its representations, warranties or covenants in the asset representations review agreement. To the extent that any such indemnities are not otherwise satisfied, they will be paid from amounts on deposit in the Collection Account as described under “—Priority of Payments.”

To the fullest extent permitted by applicable law, the asset representations reviewer will not be under any liability to the issuing entity or any other person for any action taken or for refraining from the taking of an action under the asset representations review agreement, although the asset representations reviewer will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, breach of agreement or negligence in the performance of its duties.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the asset representations review agreement. These procedures will generally consist of a comparison of the Eligibility Representations to certain data points contained in the data tape, the original retail installment sale contract and certain other documents in the receivables file, and other records of the sponsor and the servicer with respect to that Subject Receivable. The review is not designed to determine why an obligor is delinquent or the creditworthiness of the obligor, either at the time of any Asset Review or at the time of origination of the related receivable. The Asset Review is also not designed to establish cause, materiality or recourse for any failure of a receivable to comply with the Eligibility Representations.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after the asset representations reviewer receives the applicable review materials for the Subject Receivables from the servicer. However, if review materials are inaccessible, clearly unidentifiable and/or illegible, the asset representations reviewer will request that the servicer provide an updated copy of that review material and the review period will be extended for an additional 30 days. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the issuing entity, the sponsor and the servicer of the findings and conclusions of the review of the Subject Receivables, and the depositor will file such report on the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided. The indenture trustee will have no obligation to forward the review report to any noteholder or to any other person.

The Asset Review will consist of performing specific tests for each Eligibility Representation and each Subject Receivable and determining whether each test was passed, failed or not able to be completed as a result of missing or incomplete review materials. If the servicer notifies the asset representations reviewer that a Subject Receivable was paid in full by or on behalf of the obligor or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that receivable and the Asset Review of that receivable will be considered complete. If a Subject Receivable was included in a prior Asset Review, the asset representations reviewer will not conduct additional tests on any such duplicate Subject Receivable unless the asset representations reviewer was not able to complete the tests for that Subject Receivable as a result of missing or incomplete review materials. The asset representations reviewer will not be responsible for determining whether noncompliance with the representations and warranties constitutes a breach of the Eligibility Representations with respect to any Subject Receivable. If the asset representations reviewer determines that there was a “test fail” for a Subject Receivable, the sponsor will investigate whether the noncompliance of the Subject Receivable with an Eligibility Representation materially and adversely affects the interests of the issuing entity or the noteholders in the Subject Receivable such that the sponsor would be required to make a repurchase. In conducting this investigation, the sponsor will refer to the information available to it, including the asset representations reviewer’s report.

Requests to Repurchase and Dispute Resolution

An investor wishing to direct the indenture trustee to request a repurchase or to refer a repurchase dispute to mediation (including nonbinding arbitration) or arbitration may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation or the requested method of dispute resolution, as applicable. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. SC will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification. If the depositor, the issuing entity, the owner trustee (in its discretion or at the direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) (each, a “requesting party”) requests that the sponsor repurchase any receivable due to a breach of an Eligibility Representation as described under “—Representations and Warranties” in this prospectus and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the sponsor, the requesting party may refer the matter, at its discretion, to either mediation (including nonbinding arbitration) or arbitration; provided, however, (i) if the indenture trustee declines to act in accordance with this paragraph at the direction of an investor due to the failure of such investor to offer the indenture trustee security or indemnity reasonably satisfactory to the indenture trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such investor will be deemed to be a “requesting party” or (ii) if the owner trustee declines to act in accordance with this paragraph at the direction of a certificateholder due to the failure of such certificateholder to offer the owner trustee security or indemnity reasonably satisfactory to the owner trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such certificateholder will be deemed to be a “requesting party.” If both the owner trustee (on behalf of one or more certificateholders) and the indenture trustee (on behalf of one or more Note Owners or noteholders) are requesting parties, then the indenture trustee as requesting party shall have the right to make the selection of mediation (including nonbinding arbitration) or arbitration. If more than one Note Owner or noteholder has directed the indenture trustee in connection with a request to pursue dispute resolution, then the indenture trustee will act at the direction of the Note Owners or noteholders, as applicable, holding a majority of the outstanding aggregate principal amount of the notes held by such directing Note Owners or noteholders. If more than one certificateholder has directed the owner trustee in connection with a request to pursue dispute resolution, then the owner trustee will act at the direction of the certificateholders holding the majority of the voting interests of such directing certificateholders. An investor need not direct an Asset Review to be performed prior to submitting a repurchase request with respect to any receivable or using the dispute resolution proceedings with respect to that receivable. The failure of the investors to direct an Asset Review will not affect whether any investor can pursue dispute resolution. In addition, whether any individual investor voted affirmatively, negatively or abstained in the vote to cause an Asset Review will not affect whether that investor can use the dispute resolution proceeding. An investor also will be entitled to refer to dispute resolution a dispute related to any receivable, including any receivable that the asset representations reviewer did not review, any receivable that the asset representations reviewer reviewed and found to have failed a test and any receivable that the asset representations reviewer reviewed and determined that no tests were failed.

The sponsor will inform the requesting party in writing upon a determination by the sponsor that a receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the depositor on Form 10-D for the Collection Period in which such receivables were repurchased will include disclosure of such repurchase. A failure of the sponsor to inform the requesting party that a receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request shall be deemed to be a determination by the sponsor that no repurchase of that receivable due to a breach of an Eligibility Representation is required. The monthly distribution report filed by the depositor on Form 10-D for the Collection Period in which a repurchase demand is made and for each subsequent Collection Period until such repurchase demand is resolved or the related receivable is repurchased, will include disclosure regarding the date of the repurchase demand as well as the status of such repurchase demand for each applicable receivable. Additionally, SC will make Form ABS-15G filings disclosing the status of repurchase demands on a periodic basis as required by applicable law.

Although the indenture trustee and the owner trustee may request that the sponsor repurchase a receivable due to a breach of an Eligibility Representation, nothing in the transaction documents requires the indenture trustee or owner trustee to exercise this discretion, the transaction documents do not provide any requirements regarding what factors the indenture trustee or owner trustee, as applicable, should consider when determining whether to exercise its discretion to request a repurchase and neither the indenture trustee nor the owner trustee intends to exercise such discretion. Consequently, it is likely that the requesting party will be the indenture trustee or owner trustee acting at the direction of an investor. If the requesting party is the indenture trustee or owner trustee acting at the direction of an investor, then the indenture trustee or owner trustee, as requesting party, will continue to act at the direction of the investor in making all decisions related to a mediation or arbitration, as applicable.

If a Subject Receivable that was reviewed by the asset representations reviewer during an Asset Review is the subject of a dispute resolution proceeding, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses and reasonable compensation of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution or as allocated as mutually agreed by the parties as part of a mediation, if such dispute resolution is an arbitration or mediation, respectively.

If the requesting party selects mediation (including nonbinding arbitration), the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA). The arbitrator will be appointed from a list of neutrals maintained by the AAA. The arbitrator will make its final determination no later than 90 days after the appointment (or as soon as practicable thereafter). In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. No person may bring a putative or certified class action to arbitration.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law) and additional terms set forth in the sale and servicing agreement. The requesting party will provide notice of its intention to refer the matter to mediation or arbitration, as applicable, to SC, with a copy to the depositor, the issuing entity, the owner trustee and the indenture trustee. Upon receipt of the notice of intent to refer the matter to mediation or arbitration, the depositor, the issuing entity, the owner trustee (acting at the direction of a certificateholder) and the indenture trustee (acting at the direction of a noteholder or Note Owner) shall advise the requesting party and SC of an intent to join in the mediation or arbitration, which shall result in their being joined as a requesting party in the proceeding.

A requesting party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial requesting party is the indenture trustee (on behalf of one or more Note Owners or noteholders), any decisions related to the mediation or arbitration will be made by the indenture trustee at the written direction of the requesting party holding a majority of the note balance of all of the notes held by such directing noteholders and/or Note Owners. If the initial requesting party is the owner trustee (on behalf of one or more certificateholders), any decisions related to the mediation or arbitration will be made by the owner trustee at the written direction of the certificateholders holding the majority of the voting interests of the directing certificateholders.

Administration Agreement

SC will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement, the sale and servicing agreement, the indenture, the depository agreement and the trust agreement and administer and perform all of the duties and obligations of the issuing entity under the sale and servicing agreement, the indenture, the depository agreement and the trust agreement. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and will advise the issuing entity when action is necessary to comply with the issuing entity’s duties and obligations under such documents. In furtherance of these duties, the administrator will take all appropriate action that is the duty of the issuing entity to take pursuant to such documents. The administrator may, at any time without notice or consent, delegate any of its duties under the transaction documents to any of its affiliates and may delegate specific duties to sub-contractors or other professional service firms who are in the business of performing such duties, although the administrator will remain liable for the performance of any duties that it delegates to another entity.

As compensation for the performance of the administrator and as a reimbursement for its expenses, the administrator will be entitled to receive $2,500 annually, which shall be solely an obligation of the servicer and which shall not exceed the servicing fee for the related annual period.

Amendment Provisions

The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person; the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person; and the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case, if one of the following requirements is met by the depositor, servicer or administrator as applicable:

(i) an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the indenture trustee is so notified in writing.

Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the Note Balance of the Controlling Class; provided, that the sale and servicing agreement may not be so amended if that amendment would (i) reduce the interest rate or principal amount of any note or change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding principal amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding principal amount of the notes which were required to consent to such matter before giving effect to such amendment. The transaction documents may also be amended without the consent of the noteholders for the purpose of conforming the terms of the transaction documents to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificates.

In addition, the trust agreement, the purchase agreement, the sale and servicing agreement and the administration agreement may only be amended if (a) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by SC and/or its affiliates, such person (or persons) consent to such amendment or (b) such amendment will not, as evidenced by an officer’s certificate or opinion of counsel delivered to the indenture trustee and the owner trustee, materially and adversely affect the interests of the certificateholders.

No amendment of any document affecting the rights, protections or duties of the owner trustee or the indenture trustee, as applicable, will be effective without such party’s prior written consent.

Accounts

The issuing entity will have the following bank accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders:

•	the collection account; and

•	the reserve account.

Upon the issuance of any definitive certificates in accordance with terms of the trust agreement, a certificate distribution account will be established for the benefit of the certificateholders. Neither the indenture trustee nor any noteholder will have any interest in or claim to the certificate distribution account or funds on deposit in that account.

Amounts on deposit in the collection account and the reserve account will be invested by the indenture trustee at the direction of the servicer. If no such direction is provided, the amounts in the collection account and the reserve account shall remain uninvested. Eligible Investments are generally limited to obligations or securities that mature or are liquidated so that such funds will be available on or before the Business Day immediately preceding the next payment date. However, if the Rating Agency Condition is satisfied, funds in the collection account and the reserve account may be invested in securities that will not mature prior to the next payment date and that meet other investment criteria. The servicer will be entitled to receive all investment income (net of investment losses and expenses). See “—Servicing Compensation and Expenses” below.

Deposits to the Collection Account

Unless the monthly remittance condition described below is satisfied, SC will be required to remit Collections it receives on the receivables to the collection account within two Business Days after identification. However, if the monthly remittance condition is satisfied, SC may remit Collections for a Collection Period on the Business Day immediately preceding the payment date following such Collection Period. The “monthly remittance condition” will be satisfied if (a) SC or one of its affiliates is the servicer, (b) no event of default or servicer replacement event has occurred and is continuing, and (c) the servicer’s short-term unsecured debt is rated at least “P-1” by Moody’s Investors Service, Inc. (“Moody’s”) and at least “A-1” by S&P Global Ratings (“S&P”). If the short term unsecured debt ratings of the servicer do not satisfy the levels specified in the preceding sentence but SC makes other arrangements and satisfies the Rating Agency Condition, SC may remit Collections on an alternative remittance schedule but not later than the Business Day prior to the related payment date. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. The servicer may deduct from Collections all Unrelated Amounts to the extent such Unrelated Amounts have not been previously reimbursed to the servicer.

On or before each payment date, the servicer will instruct the indenture trustee to withdraw from the reserve account and deposit into the collection account an amount equal to the excess, if any, of (a) the amount required to be distributed pursuant to clauses first through tenth in the payment waterfall described below under “—Priority of Payments” over (b)  the Available Funds then on deposit in the collection account for distribution on that payment date.

Reserve Account

The servicer will cause the reserve account to be established in the name of the indenture trustee for the benefit of the noteholders. To the extent that Collections on the receivables and amounts on deposit in the reserve account are insufficient, the noteholders will have no recourse to the assets of the depositor or servicer as a source of payment.

The reserve account will initially be funded on the closing date by a deposit of proceeds from the sale of the offered notes in an amount not less than 1.00% of the Pool Balance as of the cut-off date. The Specified Reserve Account Balance will be, on any payment date, an amount not less than 1.00% of the Pool Balance as of the cut-off date.

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “—Priority of Payments”.

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through tenth under “—Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits to and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then such amounts in excess of the Specified Reserve Account Balance shall constitute Available Funds and the servicer will instruct the indenture trustee to distribute the amount of the excess as specified under “—Priority of Payments” below.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of Available Funds then on deposit in the collection account with respect to the Collection Period preceding such payment date and funds, if any, deposited into the collection account from the reserve account, in the following order of priority:

first, to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior periods) and, to the asset representations reviewer, any accrued and unpaid fees (including unpaid fees with respect to prior periods), reasonable expenses and indemnification amounts to the extent not previously paid by the sponsor; provided, however, that fees, expenses and indemnification amounts payable to the indenture trustee, the owner trustee and the asset representations reviewer pursuant to this clause first shall be limited to $300,000 per annum in the aggregate;

second, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

third, to the noteholders of the Class A notes, pro rata, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on each class of the

Class A notes at their respective interest rates on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class A noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates for each class of Class A notes (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fourth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the First Allocation of Principal;

fifth, to the noteholders of the Class B notes, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

sixth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Second Allocation of Principal;

seventh, to the noteholders of the Class C notes, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

eighth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Third Allocation of Principal;

ninth, to the noteholders of the Class D notes, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate (to the extent permitted by law);

tenth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fourth Allocation of Principal;

eleventh, to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

twelfth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Regular Allocation of Principal;

thirteenth, to the indenture trustee, the owner trustee and the asset representations reviewer, any accrued and unpaid fees, expenses and indemnification amounts not paid pursuant to clause first due solely to the per annum limitation set forth therein; and

fourteenth, to the certificateholders, pro rata, based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders, any funds remaining.

Upon and after any distribution to the certificateholders of any amounts, the noteholders will not have any rights in, or claims to, those amounts.

If the sum of the amounts required to be distributed pursuant to clauses first through tenth above exceeds the sum of Available Funds for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds on deposit in the reserve account and the amount of such shortfall.

Overcollateralization

Overcollateralization is the amount by which the Pool Balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial overcollateralization level on the closing date will be approximately 16.30% of the Pool Balance as of the cut-off date.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a targeted overcollateralization level equal to the sum of 24.00% of the Pool Balance as of the last day of the related Collection Period and 3.50% of the Pool Balance as of the cut-off date.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees, expenses and indemnity amounts, asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “—Priority of Payments” above.

Optional Redemption

If the servicer exercises its optional clean-up call to purchase (and/or to designate one or more other parties to purchase) the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date when the required conditions are satisfied, then the outstanding notes will be redeemed in whole, but not in part on such date. The servicer may exercise this option on any payment date when both of the following conditions are satisfied: (a) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Pool Balance as of the cut-off date and (b) the sum of the purchase price (as described below) and the Available Funds for such payment date would be sufficient to pay the sum of (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) all fees, expenses and indemnities owed to the indenture trustee and the owner trustee and not previously paid, (iii) interest then due on the outstanding notes and (iv) the aggregate unpaid Note Balance of all of the outstanding notes. If the servicer purchases the receivables and other issuing entity property (other than the reserve account) on any payment date, the purchase price will equal the greater of (a) the unpaid principal amount of all of the outstanding notes, plus accrued and unpaid interest on the outstanding notes at the applicable interest rate up to but excluding that payment date (after giving effect to all distributions to be made on that payment date) and (b) the fair market value of the receivables and the other issuing entity property (other than the reserve account). Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and remaining Available Funds after the payments under clauses first through tenth set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (a) the indenture trustee, upon written direction from the servicer, will transfer all amounts on deposit in the reserve account to the collection account and (b) the outstanding notes shall be redeemed in whole, but not in part.

It is expected that at the time this clean-up call option becomes available to the servicer, only the Class D notes will be outstanding.

Notice of redemption under the indenture will be given by the indenture trustee at the written direction and expense of the servicer not later than 5 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

Fees and Expenses

The fees and expenses (including indemnification amounts) paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration”.

Recipient	Fees and Expenses Payable*

Servicer	The servicing fee as described below under “—Servicing Compensation and Expenses”
Indenture Trustee	$4,000 per annum plus expenses**
Owner Trustee	$3,500 per annum plus expenses**
Asset Representations Reviewer	$5,000 per annum plus expenses and, in connection with an Asset Review, $200 per receivable reviewed as described above under “—Asset Representations Review – Fees and Expenses for Asset Review”***

*	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.
**

The issuing entity has the primary obligation to pay the fees and expenses of the indenture trustee and the owner trustee. To the extent that such amounts are not otherwise satisfied by the issuing entity, such amounts will be paid by the servicer.

***	The sponsor has the primary obligation to pay the fees and expenses of the asset representations reviewer.

Indemnification of the Indenture Trustee and the Owner Trustee

Under the indenture, the indenture trustee will be indemnified for any fees, costs, loss, liability, expense, tax, penalty or claim (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or in part, of any claim that the indenture trustee breached its standard of care and legal fees and expenses and court costs incurred in actions against the indemnifying party) incurred by it in connection with the exercise or performance of any of its powers or duties under the indenture or the enforcement of its rights (including indemnification rights) under the transaction documents. Such amounts will be payable by the issuing entity from Available Funds available therefor as described above under “—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration,” and, to the extent not satisfied by the issuing entity, by the servicer. However, none of the administrator, the issuing entity, the depositor or the servicer will be liable for or required to indemnify the indenture trustee and its successors, assigns, directors, officers, employees and agents from and against any of the foregoing expenses arising or resulting from (i) the indenture trustee’s own willful misconduct, bad faith or negligence, (ii) the inaccuracy of certain of the indenture trustee’s representations and warranties or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee.

Under the trust agreement, the owner trustee and its successors, assigns, directors, officers, employees and agents will be indemnified from and against any and all loss, liability, expense, tax, penalty, damage, judgment, cost, action, suit, claim or fee (including reasonable attorneys’ fees and expenses, court costs and other legal expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee or its successors, assigns, directors, officers, employees and agents in any way relating to or arising out of the trust agreement, the other transaction documents, the certificates, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee or the enforcement of their respective rights (including indemnification rights) under the transaction documents. Such amounts will be payable by the issuing entity from Available Funds available therefor as described above under “—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration,” and, to the extent not satisfied by the issuing entity, by the servicer. However, the owner trustee will not be indemnified from and against any of the foregoing expenses or indemnities determined by a court of competent jurisdiction or as otherwise agreed by the parties to be arising or resulting from (i) the owner trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee.

Collection and Other Servicing Procedures

SC will be the servicer. So long as SC is the servicer, it will also act as custodian of the receivables, and as the issuing entity’s and indenture trustee’s agent will maintain possession or control, as applicable, of the receivable files. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivables files in electronic form (including the contracts giving rise to the receivables) and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer shall maintain control of all electronic chattel paper evidencing a receivable. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The servicer is permitted to delegate some or all of its duties to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity. See “The Transfer Agreements and the Administration Agreement” in this prospectus.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth, (2) 4.00% and (3) the Pool Balance as of the first day of the related Collection Period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account and the reserve account, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses (other than Liquidation Expenses) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses. The servicer will be entitled to retain an amount equal to any Liquidation Expenses incurred during a Collection Period from Liquidation Proceeds received during such Collection Period. The servicer will have no responsibility, however, to pay any losses with respect to the receivables or any losses in connection with the investment of funds on deposit in the collection account and the reserve account.

Collection, Extensions and Modifications of Receivables

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to a receivable in accordance with its customary servicing practices. Notwithstanding the foregoing, if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date for the Class D notes or (2) reduces the contract rate or principal balance of any receivable other than (a) as required by applicable law or court order, (b) in connection with a modification, adjustment or settlement in the event the receivable becomes a Severely Distressed Receivable, (c) in connection with a Cram Down Loss relating to such receivable, (d) in connection with the application by the servicer of payments received from a dealer and applied to reduce the principal balance of such receivable, (e) at the direction of a regulatory authority or in accordance with regulatory guidance or (f) if the related obligor is a servicemember in military service or is the spouse or a dependent of a servicemember, it will either correct such action or promptly purchase such receivable. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligations described above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

Upon discovery of a breach of certain other servicing covenants set forth in the sale and servicing agreement which materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, the party discovering that breach will give prompt written notice of that breach to the other parties to the sale and servicing agreement; provided, that (i) delivery of the monthly servicer’s certificate which identifies that receivables are being or have been repurchased will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach and (ii) the servicer or the indenture trustee will be deemed to have knowledge of such breach only if a responsible officer of the servicer or the indenture trustee, as applicable, has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give that notice will not affect any obligation of the servicer under the sale and servicing agreement. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then the servicer will either (a) correct or cure that breach, if applicable, or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the Collection Period which includes the 60th day (or, if the servicer elects, an earlier date) after the date the servicer became aware or was notified of that breach. Such breach will be deemed not to materially and adversely affect such receivable if it has not affected the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that purchase, the servicer will pay (or will cause to be paid) the purchase price by depositing the purchase price into the collection account on the date of purchase (or, if the servicer elects, an earlier date). The purchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for a breach by the servicer of certain of its servicing covenants under the sale and servicing agreement.

Unless required by law or court order or at the direction of a regulatory authority or in accordance with regulatory guidance, the servicer will not release the financed vehicle securing each receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Realization Upon Defaulted Receivables

On behalf of the issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of and liquidate the financed vehicle securing any receivable as to which the servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the aggregate liquidation proceeds or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance or that repossessing such financed vehicle would otherwise not be consistent with the servicer’s customary servicing practices. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle. The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivable’s Deficiency Balance. To facilitate any such sale the servicer may, in accordance with its customary servicing practices, purchase from the issuing entity such Deficiency Balance for a purchase price equal to the proceeds received by the servicer in an arm’s-length transaction for the sale of such Deficiency Balance. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the issuing entity and the indenture trustee, if any, with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the servicer will mark its computer records indicating that any such sold receivable no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the financed vehicle at a public or private sale or the sale of the receivable to the servicer to facilitate a Deficiency Balance sale pursuant to the sale and servicing agreement, in each case, free from any lien or other interest of the issuing entity or the indenture trustee. In addition, the servicer may, in some circumstances in accordance with its customary servicing practices, waive any receivable’s Deficiency Balance.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the sale and servicing agreement:

•

any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least 25% of the Note Balance, voting together as a single class;

•

any failure by the servicer to duly observe or perform in any respect any other of its covenants or agreements in the sale and servicing agreement (other than a breach of the covenant set forth under “—Back-up Servicing” below), which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate Note Balance of all outstanding notes; provided, however, that no servicer replacement event will result from the breach by the servicer of any covenant for which the sole remedy for such breach is the purchase of the affected receivable under the sale and servicing agreement; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first two bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

In addition, neither SC nor the servicer will be liable for any failure or delay in the performance of its obligations or the taking of any action under the sale and servicing agreement or under any other transaction document (and such failure or delay will not constitute a breach of any transaction document or a servicer replacement event, as applicable) if such failure or delay arises from compliance by SC or the servicer, as applicable, with any law or court order, the direction of a regulatory authority or regulatory guidance.

The servicer will give the issuing entity and the indenture trustee notice of any servicer replacement event under the sale and servicing agreement.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event under the first two bullet points above has occurred.

Resignation, Removal or Replacement of the Servicer

If a servicer replacement event has occurred and is continuing, the indenture trustee, acting at the direction of noteholders representing at least a majority of the Note Balance of the Controlling Class, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator and to the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties unless it determines that the performance of its duties as servicer is no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, sale, transfer of substantially all of its assets or similar occurrence. The servicer (including any successor servicer) may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties. However, no delegation to affiliates or sub-contractors will relieve the servicer of its responsibility with respect to its duties and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer after resigning or being removed, including its obligation to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

Noteholders holding not less than a majority of the Note Balance of the Controlling Class may waive any servicer replacement event.

Back-up Servicing

In the event that SC is the servicer, and (i) the long-term counterparty risk rating by Moody’s of Banco Santander, S.A. falls below “Baa3” (a “Ratings Trigger Event”) or (ii) Banco Santander, S.A. ceases to directly or indirectly own at least 50% of the voting stock or voting power of SC (an “Ownership Trigger Event”), SC will have in place a back-up servicing arrangement consistent with Moody’s published ratings criteria at the time of the Ratings Trigger Event or Ownership Trigger Event, as applicable, within 90 days of such Ratings Trigger Event or Ownership Trigger Event, respectively, unless it shall be acceptable to Moody’s at such time, or otherwise satisfy the Rating Agency Condition with respect to Moody’s, for SC not to have in place a back-up servicing arrangement or to deviate from such published criteria.

Evidence as to Compliance

The sale and servicing agreement provides that a registered public accounting firm (who may also render other services to the servicer or its affiliates) will annually furnish to the issuing entity, with a copy to the indenture trustee, an attestation report.

The sale and servicing agreement will also provide for delivery on or before March 30 of each calendar year, beginning March 30, 2022, of an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the sale and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the sale and servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, the servicer and each other party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the issuing entity will deliver annually to the issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

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a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

An annual report on Form 10-K with respect to the issuing entity will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity and the indenture trustee notice of any servicer replacement event under the sale and servicing agreement.

THE INDENTURE

The following summary describes the material terms of the indenture pursuant to which the notes will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture.

Material Covenants

The indenture provides that the issuing entity will not, among other things:

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except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement, the administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity or engage in any other activities other than financing, acquiring, owning, pledging and managing the receivables and other collateral;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	except as contemplated by the transaction documents, dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

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permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

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permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof;

•	permit the lien of the indenture to not constitute a valid first priority security interest (except certain permitted encumbrances) in the collateral; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

Noteholder Communication; List of Noteholders

Investors may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the transaction documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. The depositor will disclose in each Form 10-D information regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, which states that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction documents and a description of the method other investors may use to contact the requesting investor. SC and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

With respect to the notes of the issuing entity, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding Note Balance of the notes, voting as a single class, may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all current noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes.

Annual Compliance Statement

The issuing entity will be required to deliver annually to the indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended, the indenture trustee will be required to mail each year to all noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the notes or the trust property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will make available to each noteholder, not later than the latest date permitted by law, such information as may be required by the Code to enable such holder to prepare its United States federal and state income tax returns.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all amounts owed under the indenture.

Resignation or Removal of the Indenture Trustee

The indenture trustee may resign for any reason upon 30 days’ prior written notice to the issuing entity, the administrator and the servicer, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. In addition, a majority of the outstanding Note Balance of the Controlling Class may remove the indenture trustee without cause by giving 30 days’ prior written notice to the indenture trustee and the issuing entity and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee for the issuing entity and payment of all fees, indemnities and expenses owed to the outgoing indenture trustee.

Events of Default

The occurrence and continuation of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five Business Days or more;

•	a default in the payment of principal of any note on the related final scheduled payment date or the redemption date;

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any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class;

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any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes. See “Risk Factors—The issuing entity has issued multiple classes of notes, and your notes may be more sensitive to losses, be affected by conflicts of interest between classes and have reduced liquidity or voting power because of an unknown allocation or retention—The failure to pay interest on the subordinated classes of notes is not an event of default, and the failure to make principal payments on any notes will generally not result in an event of default until the applicable final scheduled payment date” in this prospectus.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or if directed by the noteholders representing not less than a majority of the Note Balance of the Controlling Class, shall declare all the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated and all accrued and unpaid interest on and all unpaid principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default has occurred and is continuing, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuing entity property, exercise remedies as a secured party or, if the notes have been accelerated, sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuing entity maintain possession of the receivables and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default and acceleration of the notes unless:

•	the holders of all outstanding notes consent to such sale;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes; or

•

the event of default either (a) relates to the failure to pay interest or principal when due and payable (a “payment default”) and the indenture trustee determines that the Collections on the receivables will not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable or (b) relates to certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity and, in each case, the indenture trustee obtains the consent of the holders of at least 66 2/3% of the Note Balance of the Controlling Class.

Notwithstanding anything under this heading to the contrary, if the event of default does not relate to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the indenture trustee may not sell the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of not less than a majority of the Note Balance of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of not less than a majority of the Note Balance of the Controlling Class may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the noteholders of all of the outstanding notes or a default arising from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:

first, to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior periods) and, to the asset representations reviewer, any accrued and unpaid fees (including unpaid fees with respect to prior periods), reasonable expenses and indemnification amounts, in each case, to the extent not previously paid by the sponsor;

second, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

third, to the holders of the Class A notes, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class A-1 notes, the Class A-2 notes and the Class A-3 notes at the respective interest rates for such Class on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the holders of the notes of such class on or prior to the preceding payment date and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on such Class A notes for the related interest period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amounts available will be applied to the payment of that interest on each class of Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fourth, (a), if the acceleration of the notes results from an event of default that arises from (i) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (ii) a default in the payment of the principal of any note on the related final scheduled payment date or the redemption date or (iii) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•

to the Class A-2 noteholders and the Class A-3 noteholders, in respect of principal thereon, pro rata based on the Note Balance of each such class, until each such class of notes has been paid in full;

•

to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

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to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

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to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law); and

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

fourth (b), if the acceleration of the notes results from an event of default that arises from any event other than those events described above in clause fourth (a), in the following order of priority:

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to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•

to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

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to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law);

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders and the Class A-3 noteholders, in respect of principal thereon, pro rata, based on the Note Balance of each such class until each such class has been paid in full;

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full; and

fifth, to the certificateholders, pro rata, based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to or at the direction of the certificateholders, any funds remaining.

Amendment Provisions

The indenture may be modified as follows:

The issuing entity and, when authorized by an issuing entity order, the indenture trustee may, with prior notice from the issuing entity to each Hired Agency, enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those noteholders; provided that (1) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee in writing or (2) such action will not, as evidenced by an opinion of counsel delivered to the indenture trustee, materially and adversely affect the interest of any noteholder. The issuing entity and the indenture trustee (when authorized by an issuing entity order) may also enter into supplemental indentures without obtaining the consent of the noteholders for the purpose of conforming the terms of the indenture to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificates.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may also with prior notice from the issuing entity to the Hired Agencies and with the consent of the noteholders of not less than a majority of the Note Balance of the outstanding notes, voting together as a single class, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require prior notice by the issuing entity to the Hired Agencies and the consent of the holders of 100% of the aggregate outstanding principal amount of each outstanding note affected thereby:

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changes the coin or currency in which, any note or any interest thereon is payable, reduces the interest rate thereon or principal amount thereof, delays the final scheduled payment date of any note or reduces the redemption price of any note;

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payment on the notes that such noteholders own;

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reduces the percentage of the Note Balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor, the servicer or the administrator or an affiliate of any of them;

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reduces the percentage of the Note Balance, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the outstanding principal amount of and accrued but unpaid interest on the outstanding notes;

•	modifies any indenture amendment provision requiring noteholder consent in any respect materially adverse to the interest of the noteholders; or

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permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminates the lien of the indenture on any property at any time or deprives the holder of any note of the security afforded by the lien of the indenture.

No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively. In addition, no amendment or supplemental indenture will be effective unless (a) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by SC and/or its affiliates, such person (or persons) consent to such amendment or (b) such amendment will not, as evidenced by an officer’s certificate or opinion of counsel delivered to the indenture trustee and the owner trustee, materially and adversely affect the interests of the certificateholders.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by SC to the depositor, and by the depositor to the issuing entity, and the pledge thereof to the indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under the sale and servicing agreement the servicer has been appointed by the issuing entity and indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will be designated to maintain (a) possession as the issuing entity’s agent of tangible records constituting or forming a part of related retail installment contracts and any other tangible records relating to the receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as the issuing entity’s agent over the electronic records constituting or forming a part of retail installment contracts and any other electronic records relating to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts (whether in electronic or tangible form) nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by SC to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form, or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation, the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

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any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because none of SC, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

SC typically takes physical possession of the signed original retail installment sale contracts to assure that it has priority in its rights in the receivables against the dealers and their respective creditors. Under the UCC, a purchaser of chattel paper who takes physical possession (or, in the case of electronic chattel paper, takes control) of the chattel paper has priority over the seller and its creditors in the event of the seller’s bankruptcy. If a retail installment sale contract is amended and SC does not or is unable to take physical possession (or, in the case of electronic chattel paper, control) of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuing entity’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the purchase or refinancing of automobiles, light-duty trucks, SUVs and/or other types of motor vehicles such as motorcycles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. The receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the Uniform Commercial Code.

Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck, an SUV and/or another type of motor vehicle such as a motorcycle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form (which electronic title may also be held by or through third-party vendors). In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party vendor. SC will represent and warrant under the transaction documents that each receivable is secured by a first priority perfected security interest in the financed vehicle or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle. If the originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If the originator did not take the steps necessary to cause its security interest to be perfected as described above until more than 30 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivable becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. The originator, either directly or indirectly, will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the originator or its predecessor in interest (if applicable), will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements relating to the issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the issuing entity as the new secured party on the certificate of title because the security interest of the issuing entity could be released without the issuing entity’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity or the issuing entity’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the originator or its predecessor in interest (if applicable), generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the originator has failed to perfect the security interest assigned to the issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, SC takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to perfect or re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the issuing entity or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The depositor will represent in the sale and servicing agreement that, as of the initial issuance of the notes, a first priority security interest in favor of SC (or its assignee) has been perfected (or action has been taken to perfect such interest) in each financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the closing date would not give rise to SC’s repurchase obligations under the relevant transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless those means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable, although the servicer, in accordance with its customary servicing practices, may provide an opportunity to cure even if the obligor has no legal right to do so. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). The law in some states provides that, after the financed vehicle has been repossessed, the obligor has a right to reinstate the related receivable by paying the delinquent installments and other amounts due. In states where the obligor is not legally entitled to reinstate the related receivable, the servicer may permit the obligor to do so in accordance with the servicer’s customary servicing practices.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period, although the servicer, in accordance with its customary servicing practices, may provide an opportunity to reinstate even when the obligor has no legal right to do so.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, state adoptions of Model Consumer Protection Acts and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the sellers in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the sellers. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. However, liability of assignees for claims under state consumer protection laws may differ.

Because the receivables constitute retail installment sale contracts and/or installment loans, those receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. SC will represent in the purchase agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date or (ii) would not render the receivable unenforceable or create liability for the depositor or the issuing entity, as assignee of the receivable. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Consumer Financial Protection Bureau

The Bureau of Consumer Financial Protection, known as the Consumer Financial Protection Bureau (the “CFPB”), is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and their affiliates and non-depository institutions offering financial products and services to consumers, including indirect automobile financing. SC is subject to regulation and supervision by the CFPB. The CFPB has been conducting fair lending examinations of automobile lenders and their dealer markup and compensation policies. In addition, we understand that the CFPB has also been conducting investigations (including with respect to SC) concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products. If any of these practices were found to violate the Equal Credit Opportunity Act or other laws with respect to a receivable, the sponsor may modify the terms of the underlying retail installment sale contract as described below and/or could be obligated to repurchase that receivable from the issuing entity. In addition, we, the sponsor or the issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.

SC has initiated periodic reviews of its underwriting and credit policies and procedures to analyze both dealer-specific and portfolio-wide pricing data for potential disparities resulting from dealer discretionary pricing. SC has in the past modified, and may in the future modify, its compliance program or may reduce the interest rate, make a cash payment and/or reduce the principal balance (e.g., by reallocating previous payments made by obligors so that a greater portion of the payment is allocated to principal as a reflection of a retroactive interest rate adjustment) of an identified receivable. If SC, as servicer, were to voluntarily reduce the interest rate or principal balance of any receivable owned by the issuing entity, it may be required under the transaction documents to purchase the affected receivable. See “Risk Factors—The issuing entity has limited assets, and delays in payment or losses on your notes could arise from shortfalls or delays in amounts available to make payments on the notes—Repurchase obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables” in this prospectus for a discussion of the obligations of the servicer to purchase certain modified receivables.

For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the securities, see “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus.

Certain Matters Relating to Bankruptcy

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. However, there is a risk that the depositor, or SC, could file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to the originator should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of SC’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by SC under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of SC. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

SC and the depositor believe that:

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subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of SC will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of SC with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of SC in the event of a petition for relief under the Bankruptcy Code with respect to SC; and the transfer of receivables by SC or any other entity identified in this prospectus to the depositor should constitute an absolute transfer, and, therefore, such receivables would not be property of SC or that entity, as applicable, in the event of the filing of an application for relief by or against SC or such entity, as applicable, under the Bankruptcy Code.

Counsel to the depositor will also render its opinion that:

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subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of SC in the event of a petition for relief under the Bankruptcy Code with respect to SC; and

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the transfer of receivables by SC to the depositor constitutes an absolute transfer and would not be included in SC’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court or a creditor were to take the view that SC and the depositor should be substantively consolidated or that the transfer of the receivables from SC to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the notes.

Repurchase Obligation

SC will represent and warrant in the transaction documents that each receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date or (ii) would not render such receivable unenforceable or create liability for the depositor or the issuing entity, as assignee of such receivable. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, SC will be required under the transaction documents to repurchase the affected receivables. SC is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of SC’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors in military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act to receivables with annual rates (including fees and charges) greater than 6%, would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Additionally, the servicer’s customary servicing practices for the benefit of obligors who enter military service (and, in some cases, family members and certain other related parties of servicemembers in military service, even where not required by law) has in the past and may in the future exceed the minimum requirements required by the Relief Act or other applicable law, such as by reducing the annual rate even lower than the statutory maximum annual rate of 6%. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Relief Act and other applicable state laws impose limitations that would impair the ability of the servicer to repossess the vehicle financed by an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional specified period thereafter. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes. SC has not excluded receivables from the receivables pool based on the applicability or potential applicability of the Relief Act to the related obligors.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available from the reserve account or other credit enhancement, could result in losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including SC, the depositor or the issuing entity, or their respective creditors.

Potential Applicability to SC, the depositor and issuing entities. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of SC. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of SC, (1) the FDIC would have to be appointed as receiver for SC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of SC.

The Secretary of the Treasury could determine that the failure of SC or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, OLA could apply to SC, the depositor or the issuing entity and, if it were to apply, the timing and amounts of payments to the noteholders may be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of SC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which SC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of SC’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include SC or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include SC or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving SC or its subsidiaries (including the depositor or the issuing entity) are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, SC believes that the FDIC would not be able to recover the receivables transferred under each transfer agreement and the sale and servicing agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the applicable transfer agreement would be treated as having made a loan to SC, and the issuing entity under the sale and servicing agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If SC or the depositor were placed in receivership under OLA, the FDIC could assert that SC or the depositor, as applicable, effectively still owned the transferred receivables because the transfers by SC to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver.

There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount (“OID”) as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements are respected as legal true sales, as receiver for SC or a covered subsidiary the FDIC could:

•	require the issuing entity, as assignee of SC and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

•	if the issuing entity were a covered subsidiary, require the indenture trustee to go through an administrative claims procedure to establish its rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against SC or a covered subsidiary (including the issuing entity); or

•	repudiate SC’s ongoing servicing obligations under the sale and servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which SC or a covered subsidiary (including the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of SC or any covered subsidiary or affect any contractual rights of SC or a covered subsidiary (including the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for SC, the depositor or the issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If SC or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by SC or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against SC, the depositor and the issuing entity as provided in the applicable transfer agreement and sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Certain Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Act).

Requirements for Certain EU and UK Regulated Persons and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other EU directives and regulations (as amended, the “EU Securitization Regulation”) has direct effect in member states of the EU and will be applicable in any non-EU states of the EEA in which it has been implemented. The EU Securitization Regulation, together with all relevant implementing regulations in relation thereto, all regulatory technical standards and implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation and, in each case, any relevant guidance published in relation thereto by the European Banking Authority (the “EBA”), the European Securities and Markets Authority (the “ESMA”) and/or the European Insurance and Occupational Pensions Authority (the “EIOPA”) (or in each case, any predecessor or any other applicable regulatory or supervisory authority) or by the European Commission, in each case, as amended and in effect from time to time, are referred to in this prospectus as the “EU SR Rules”.

Article 5 of the EU Securitization Regulation places certain conditions (the “EU Investor Requirements”) on investments in a “securitisation” (as defined in the EU Securitization Regulation) by an “institutional investor”, defined by the EU Securitization Regulation to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the CRR, the EU Investor Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the EU Securitization Regulation), an EU Affected Investor, other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) must, among other things, (a) verify that, where the originator or original lender is established in a third country (meaning, for purposes of the EU Securitization Regulation, not within the EU or the EEA), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, where the originator, sponsor or original lender is established in a third country (that is, not within the EU or the EEA), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses the risk retention to the EU Affected Investor; (c) verify that the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs); and (d) carry out a due-diligence assessment which enables the EU Affected Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitization position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitization position.

In addition, while holding a securitization position, an EU Affected Investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks, and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information. It remains unclear what is and will be required for EU Affected Investors to demonstrate compliance with certain aspects of the EU Investor Requirements.

Article 6 of the EU Securitization Regulation imposes a direct obligation on the originator, sponsor or original lender of a securitization to retain a material net economic interest in the securitization of not less than 5% (the “EU Risk Retention Requirements”). Certain aspects of the EU Risk Retention Requirements are to be further specified in regulatory technical standards to be prepared by the EBA and adopted by the European Commission as a delegated regulation. The EBA published a final draft of those regulatory technical standards on July 31, 2018 (the “Final Draft RTS”), and, following certain amendments to the EU Securitization Regulation, published a consultation paper with draft regulatory technical standards in relation to risk retention on June 30, 2021. Those regulatory technical standards have not been finalized and consequently have not yet been adopted by the European Commission or published in final form. Pursuant to Article 43(7) of the EU Securitization Regulation, until these regulatory technical standards apply, certain provisions of Delegated Regulation (EU) No. 625/2014 (the “CRR RTS”) shall continue to apply in respect of the EU Risk Retention Requirements.

The EU Securitization Regulation is silent as to the jurisdictional scope of the EU Risk Retention Requirements and, consequently, whether, for example, they impose a direct obligation upon U.S.-established entities, such as SC. However (i) the explanatory memorandum to the original European Commission proposal for legislation that was ultimately enacted as the EU Securitization Regulation stated that “The current proposal thus imposes a direct risk retention requirement and a reporting obligation on the originator, sponsor or the original lenders… For securitisations notably in situations where the originator, sponsor nor original lender is not established in the EU the indirect approach will continue to fully apply.”; and (ii) the EBA, in its “Feedback on the public consultation” section of the Final Draft RTS, said: “The EBA agrees however that a ‘direct’ obligation should apply only to originators, sponsors and original lenders established in the EU as suggested by the [European] Commission in the explanatory memorandum”. This interpretation (the “EBA Guidance Interpretation”) is, however, non-binding and not legally enforceable.

Notwithstanding the foregoing, on the closing date, SC will covenant and agree, with reference to the SR Rules as in effect and applicable on the closing date, that it will, as “originator” (as such term is defined for the purposes of the EU Securitization Regulation), retain upon issuance of the notes, and on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus in accordance with the text of paragraph (d) of Article 6(3) of the EU Securitization Regulation, as in effect on the closing date, by holding all of the membership interests in the depositor (or one or more other wholly-owned special purpose subsidiaries of SC), which in turn will retain on an ongoing basis for as long as any notes remain outstanding a portion of the aggregate Percentage Interests in the certificates to be issued by the issuing entity, such retained portion of the Percentage Interests (i) being pro rata with the Percentage Interests not required to be retained and (ii) representing at least 5% of the aggregate nominal value of the receivables in the receivables pool transferred to the issuing entity, and to take certain other actions, all in the manner, and on the terms, summarized in “The Sponsor—EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

With respect to the UK, relevant UK established or UK regulated persons (as described below) are subject to the restrictions and obligations of Regulation (EU) 2017/2402 as it forms part of UK domestic law as “retained EU law” by operation of the EUWA, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (and as further amended, the “UK Securitization Regulation”). The UK Securitization Regulation, together with (a) all applicable binding technical standards made under the UK Securitization Regulation, (b) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including such regulatory technical standards or implementing technical standards which are applicable pursuant to any transitional provisions of the EU Securitization Regulation) forming part of UK domestic law by operation of the EUWA, (c) all relevant guidance, policy statements or directions relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the Financial Conduct Authority (the “FCA”) and/or the Prudential Regulation Authority (the “PRA”) (or their successors), (d) any guidelines relating to the application of the EU Securitization Regulation which are applicable in the UK, (e) any other transitional, saving or other provision relevant to the UK Securitization Regulation by virtue of the operation of the EUWA and (f) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation, in each case, as may be further amended, supplemented or replaced, from time to time, are referred to in this prospectus as the “UK SR Rules”, and together with the EU SR Rules, the “SR Rules”).

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation) (the “UK Investor Requirements”, and together with the EU Investor Requirements, the “Investor Requirements” (and references in this prospectus to “the applicable Investor Requirements” shall mean such Investor Requirements to which a particular Affected Investor is subject)) by an “institutional investor”, defined by the UK Securitization Regulation to include (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulation 2013 which markets or manages AIFs (as defined in regulation 3 of those Regulations) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; and (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA. The UK Investor Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of such CRR firms (such affiliates, together with all such institutional investors, “UK Affected Investors”, and together with EU Affected Investors, “Affected Investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the UK Securitization Regulation), a UK Affected Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitization Regulation) must, among other things: (a) verify that, where the originator or original lender is established in a third country (i.e., not within the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if established in the third country (i.e., not within the UK), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the UK Securitization Regulation, and discloses the risk retention to the UK Affected Investors; (c) verify that, where established in a third country (i.e., not within the UK), the originator, sponsor or SSPE, where applicable, has made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation (which sets out certain transparency requirements) if it had been established in the UK and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (d) carry out a due-diligence assessment which enables the UK Affected Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitization position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitization position.

In addition, while holding a securitization position, a UK Affected Investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information.

Certain temporary transitional arrangements are in effect, pursuant to directions made by the relevant UK regulators, with regard to the UK Investor Requirements. Under such arrangements, until March 31, 2022, subject to applicable conditions and in certain respects, a UK Affected Investor may be permitted to comply with a provision of the EU Securitization Regulation to which it would have been subject before the UK Securitization Regulation came into effect, in place of a corresponding provision of the UK Securitization Regulation. Notwithstanding the above, prospective investors that are UK Affected Investors should note the differences in the wording, as between the EU Investor Requirements and the UK Investor Requirements, with respect to the provision of information on the underlying exposures and investor reports as between the EU Investor Requirements and the UK Investor Requirements. There remains considerable uncertainty as to how UK Affected Investors should ensure compliance with certain aspects of the UK Investor Requirements, including in relation to the verification of disclosure of information and whether the information provided to the noteholders in relation to this securitization is or will be sufficient to meet such requirements, and also what view the relevant UK regulators might take.

Article 6 of the UK Securitization Regulation imposes a direct obligation on the originator, sponsor or original lender of a securitization to retain a material net economic interest in the securitization of not less than 5% (the “UK Risk Retention Requirements”). Certain aspects of the UK Risk Retention Requirements may be further specified in technical standards to be made by the FCA and the PRA, acting jointly. Pursuant to Article 43(7) of the UK Securitization Regulation, until these regulatory technical standards apply, certain provisions of CRR RTS, as they form part of UK domestic law by operation of the EUWA, continue to apply in respect of the UK Risk Retention Requirements.

Similarly to the position under the EU Securitization Regulation as regards the EU Risk Retention Requirements (see above), the UK Securitization Regulation is silent as to the jurisdictional scope of the UK Risk Retention Requirements and, consequently, whether, for example, they impose a direct obligation upon U.S.-established entities, such as SC. Although the wording of the UK Securitization Regulation with regard to the UK Risk Retention Requirements is similar to that of the EU Securitization Regulation with regard to the EU Risk Retention Requirements, such that the EBA Guidance Interpretation may be indicative of the position likely to be taken by the FCA in the future, the EBA Guidance Interpretation is non-binding and not legally enforceable.

Notwithstanding the foregoing, on the closing date, SC will covenant and agree, with reference to the SR Rules as in effect and applicable on the closing date, that it will, as “originator” (as such term is defined for the purposes of the UK Securitization Regulation), retain upon issuance of the notes, and on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus in accordance with the text of paragraph (d) of Article 6(3) of the UK Securitization Regulation, as in effect on the closing date, by holding all of the membership interests in the depositor (or one or more other wholly-owned special purpose subsidiaries of SC), which in turn will retain on an ongoing basis for as long as any notes remain outstanding a portion of the aggregate Percentage Interests in the certificates to be issued by the issuing entity, such retained portion of the Percentage Interests (i) being pro rata with the Percentage Interests not required to be retained and (ii) representing at least 5% of the aggregate nominal value of the receivables in the receivables pool transferred to the issuing entity, and to take certain other actions, all in the manner, and on the terms, summarized in “The Sponsor—EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

The EU Securitization Regulation and the UK Securitization Regulation each provide that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see, in particular, “The Sponsor” and “The Originator” in this prospectus for information with regard to SC’s business and related operations. With regard to SC’s credit-granting criteria and processes, see “The Originator—Credit Risk Management and Underwriting” and “Servicing by SC” in this prospectus.

The securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation. In particular, neither SC nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with any applicable Investor Requirements or any corresponding national measures that may be relevant.

It remains unclear, in certain respects, what will be required for Affected Investors to demonstrate compliance with the applicable Investor Requirements. Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by SC to retain the SR Retained Interest as described in this prospectus and the information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant. Prospective investors that are Affected Investors should be aware that the interpretation of the applicable Investor Requirements remains uncertain and that supervisory authorities and national regulators may have different views of how the applicable Investor Requirements, should be interpreted and those views are still evolving.

None of SC, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates nor any other party to the transactions described in this prospectus (a) makes any representation that the agreement by SC to retain the SR Retained Interest as described in this prospectus or any information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient in all circumstances for purposes of any person’s compliance with any applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the notes, SC (including its holding of a material net economic interest of not less than 5% in the securitization transaction described in this prospectus) and the transactions described herein are otherwise compliant with the SR Rules or any other applicable legal, regulatory or other requirements; (b) shall have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any person’s failure or inability to comply with any applicable Investor Requirements and/or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (c) shall have any obligation to enable any person to comply with any applicable Investor Requirements or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or any other obligation with respect to the SR Rules (other than, in each case, the specific obligations undertaken and/or representations made by SC in that regard under the transaction documents).

Any failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and have an adverse impact on the value and liquidity of the notes. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable Investor Requirements or other applicable regulations and the suitability of the offered notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for the issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by the issuing entity with terms similar to those of the notes. As a result, it is possible that the IRS could challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material United States federal income tax consequences to investors of the purchase, ownership and disposition of the notes.

However, the following discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the United States federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	mutual funds;

•	real estate investment trusts;

•	regulated investment companies;

•	S-corporations;

•	trusts and estates;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

Furthermore, the discussion below does not address the indirect effects on the holders of equity interests in any entity (e.g., a partnership) that is a beneficial owner of notes. Such holders, including partners in a partnership that beneficially own notes, should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This information is directed to prospective purchasers that are unrelated to the issuing entity who purchase notes at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following discussion addresses offered notes, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. On the closing date, Mayer Brown LLP will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, based on the terms of the offered notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the trust agreement and related documents, (i) the offered notes (other than any notes, if any, owned by: (A) the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for United States federal income tax purposes), (C) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be treated as debt for United States federal income tax purposes; and (ii) for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation. Noteholders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although tax counsel to the issuing entity will issue tax opinions to the effect described above, the IRS may successfully take a contrary position and the tax opinions are not binding on the IRS or on any court. The discussion below assumes the characterizations provided in these opinions are correct.

The Issuing Entity

At closing the issuing entity will be disregarded as separate from its owner for United States federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for United States federal income tax purposes) or should any of the notes be characterized by the IRS as equity of the issuing entity.

If the issuing entity is treated as a partnership for United States federal income tax purposes, partnership audit rules would generally apply to the issuing entity. Under these rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

The Notes

Treatment of Stated Interest & OID. Assuming the notes are treated as debt for United States federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting.

Original Issue Discount. It is not expected that any notes will be issued with OID; however, there is no assurance of that result. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable Prepayment Assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the Prepayment Assumption, and regulations could be adopted changing the application of these provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Maturity and Prepayment Considerations” in this prospectus. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain.

It is possible that certain notes will be treated as “Short-Term Notes”, which have a fixed maturity date not more than one year from the issue date. A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the United States Department of the Treasury, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

Market Discount

The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the noteholder purchases a note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) that gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related note multiplied by a fraction, the numerator of which is the number of days the noteholder held that note and the denominator of which is the number of days from the date the noteholder acquired that note until its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if that noteholder makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies. The adjusted basis of a note subject to that election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Total Accrual Election

A noteholder may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading “—Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “—Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing noteholder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing noteholder, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. Noteholders should consult with their own advisers as to the effect in their circumstances of making this election.

Amortizable Bond Premium

In general, if a noteholder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), that noteholder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of that excess. That noteholder may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. That noteholder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any elections to amortize the bond premium as an offset to interest income will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of such note.

Noteholders should consult their tax advisors with regard to OID, market discount and premium matters concerning their notes.

Related-Party Note Acquisition Considerations. The United States Department of the Treasury and the IRS have issued Treasury Regulations under Section 385 of the Code that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under the Treasury Regulations, any notes treated as stock under these rules could result in adverse tax consequences to such related party noteholder, including that United States federal withholding taxes could apply to distributions on the notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as reissued for United States federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. As a result of considerations arising from these rules, the trust agreement will provide restrictions on certain potential holders of certificates if they are related to a noteholder. The issuing entity does not expect that these Treasury Regulations will apply to any of the notes. However, the Treasury Regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury Regulations pending its further consideration. Prospective investors are urged to consult their tax advisors regarding the possible effects of these rules.

Disposition of Notes. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the noteholder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the noteholder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Potential Acceleration of Income. Accrual method noteholders that prepare an “applicable financial statement” (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income in gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The United States Department of the Treasury released final Treasury Regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount). Noteholders should consult their tax advisors with regard to these rules.

Net Investment Income. Certain non-corporate U.S. holders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, OID and market discount realized on a note and any net gain recognized upon a disposition of a note. U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Information Reporting and Backup Withholding. The issuing entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for United States federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the issuing entity or other intermediary, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the issuing entity or other intermediary will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s United States federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Non-U.S. Person is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Non-U.S. Person:

•

is not actually or constructively a “10 percent shareholder” of the depositor (or a holder of 10 percent of the applicable outstanding certificates), or a “controlled foreign corporation” with respect to which the issuing entity or depositor is a “related person” within the meaning of the Code; and

•

provides an appropriate statement on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing that Non-U.S. Person’s name and address. If the information provided in this statement changes, the Non-U.S. Person must so inform the issuing entity (or, if applicable, other intermediary) within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, and if the interest is not effectively connected with the conduct of a trade or business in the United States (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Person), then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Non-U.S. Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that:

•

the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Person); and

•	in the case of a foreign individual, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (and under certain tax treaties is attributable to a United States permanent establishment maintained by such Non-U.S. Person), the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Foreign Account Tax Compliance Act

Pursuant to the Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (“FATCA”), a United States withholding tax at the rate of 30% is imposed on payments of interest or, under rules previously scheduled to take effect on January 1, 2019, on gross proceeds from the sale or other taxable disposition of the notes made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Treasury Regulations were recently published in proposed form that eliminate withholding on payments of gross proceeds from such dispositions. Pursuant to these proposed Treasury Regulations, the issuing entity and any withholding agent may rely on this change to FATCA withholding until the final Treasury Regulations are issued. If an amount in respect of United States withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. Non-U.S. Persons should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, it is the opinion of tax counsel to the issuing entity that the offered notes will be treated as debt for United States federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class of notes were not debt for United States federal income tax purposes, such notes might be treated as equity interests in the issuing entity. As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for United States federal income tax purposes as an association taxable as a corporation or as a partnership. Additionally, even if all the notes are treated as debt for United States federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for United States federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for United States federal income tax purposes as an association taxable as a corporation or as a partnership.

A partnership is generally not subject to an entity level tax for United States federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected holders, according to their respective interests therein. Under current law, the income reportable by noteholders as partners in such a partnership could differ from the income reportable by the noteholders as holders of debt. Generally, such differences are not expected to be material; however, certain noteholders may experience adverse tax consequences. For example, cash basis noteholders might be required to report income when it accrues to the partnership rather than when it is received by the noteholders. Payments on the recharacterized notes would likely be treated as “guaranteed payments” within the meaning of Section 707 of the Code, in which case the amount and timing of income to a U.S. noteholder would generally not be expected to materially differ from that which would be the case were the notes not recharacterized. On the other hand, if payments are not treated as “guaranteed payments”, note that U.S. noteholders would be taxed on the partnership income regardless of when distributions are made to them and are not entitled to deduct miscellaneous itemized deductions that are not allocable to a trade or business (which may include their share of partnership expenses) for the tax years 2018-2025. In addition, to the extent partnership expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to the holders of recharacterized notes with respect to the issuing entity’s interest expense may be limited under the rules of Section 163(j) of the Code. Any income allocated to a noteholder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt noteholder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a noteholder that is a Non-U.S. Person might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) such person may be subject to (x) withholding of tax on purchase price paid to it in the event of a disposition of the note (treated as a partnership interest) and (y) tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty) or (ii) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty.

Further, in order to backstop a Non-U.S. Person’s tax liability associated with gain upon the sale of a partnership interest where the partnership is engaged in a trade or business within the United States, rules under Section 1446(f) of the Code provide that the transferee of a certificate or other equity interest in the issuing entity (including an offered note that the IRS successfully recharacterized as an equity interest) could be liable for a withholding tax of 10% of the amount realized by the transferor (including debt deemed to be assumed by the transferee) if the transferee does not obtain an affidavit meeting the requirements of Section 1446(f) of the Code or satisfy the requirements of IRS guidance issued thereunder so as to exempt the amount realized from such withholding. (The affidavits generally relate to either confirming that the transferor is a United States person for United States federal income tax purposes, that the issuing entity has not engaged in a trade or business within the United States at any time during the taxable year of the issuing entity through the date of the transfer, that the underlying assets of the issuing entity do not give rise to a certain level of income effectively connected with a trade or business in the United States, or that certain matters involving gain recognition are applicable to the transaction.) The issuing entity has not created a mechanism for a transferee of a certificate or a note to obtain any of the affidavits described above from a transferor. If any offered notes were successfully recharacterized by the IRS as other than indebtedness, a transferee of such offered note may be required to withhold unless it receives an appropriate affidavit. If a transferee is required to withhold and does not, the issuing entity is required to withhold, but only on distributions to such transferee. Under recently finalized Treasury Regulations, any partnership-level withholding requirement will only apply to transfers that occur on or after January 1, 2022. Any tax liability or penalties payable by the issuing entity could reduce the cash flow that would otherwise be available to make payments on all notes. Potential holders are encouraged to consult with their own tax advisors regarding the possible effect of these rules.

In addition, as described above, to the extent the issuing entity is treated as a partnership, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the noteholders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to noteholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to noteholders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the notes. To the extent distributions on such notes were treated as dividends, a Non-U.S. Person would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the securities. A noteholder may be required to report an investment in the securities even if the securities are treated as debt for United States federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to an investment in the securities, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to it with respect to this transaction.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of the issuing entity, notes or noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting on the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to income from receivables collected from customers located in such state (and may require withholding by the issuing entity on related income). Certain states have also recently enacted partnership audit rules that mirror or connect with the audit rules that now apply to partnerships for United States federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the offered notes may be acquired with assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity or account deemed to hold “plan assets” of any of the foregoing (each a “Benefit Plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a Benefit Plan by taking into account the particular circumstances of the Benefit Plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” in this prospectus and the fact that in the future, there may be no market in which such fiduciary will be able to sell or otherwise dispose of the notes should the Benefit Plan purchase them. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the notes shall also mean the acquisition, holding or disposition of a beneficial interest in such notes.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor (the “ERISA regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the ERISA regulation were applicable. An equity interest is defined under the ERISA regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the offered notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the ERISA regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of notes that the offered notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of the offered notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, (as amended), regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended), regarding investments by insurance company general accounts; PTCE 91-38 (as amended), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest or disqualified person to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest or disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There is a risk that none of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

The underwriters, the trustees, the depositor, the servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Benefit Plans. Because these parties may receive certain benefits in connection with the sale or holding of offered notes, the purchase of offered notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the offered notes may not be purchased using the assets of any Benefit Plan if any of the underwriters, the trustees, the depositor, the servicer or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Benefit Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and other plans (together with Benefit Plans, “Plans”) may not be subject to Title I of ERISA or to the prohibited transaction provisions under Section 4975 of the Code. However, federal, state, local or other laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction roles set forth in Section 503 of the Code. Accordingly, fiduciaries of governmental, church and other plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the offered notes, as well as general fiduciary considerations.

By acquiring an offered note (or any interest therein), each purchaser or transferee (and, if applicable, its fiduciary) (i) will be deemed to represent and warrant that either (a) it is not acquiring the offered notes (or any interest therein) on behalf of or with the assets of a Benefit Plan or Plan that is subject to any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (b) the acquisition, holding and disposition of such note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law and (ii) acknowledges and agrees if it is a Benefit Plan or a Plan that is subject to Similar Law, it shall not acquire such note (or any interest therein) at any time that the ratings on such note are below investment grade or if such note has been characterized as other than indebtedness for applicable local law purposes.

The sale of offered notes to a Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plans generally or by a particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other Similar Law, the effect of the assets of the issuing entity being deemed “plan assets” and the applicability of any exemption prior to making an investment in the offered notes. Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

None of the issuing entity, the depositor, the administrator, the indenture trustee, the owner trustee, any underwriter, or any of their respective affiliated entities will act as a fiduciary to a Plan with respect to such Plan’s decision to invest in the offered notes, to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any of the offered notes by any Plan. The sale of the offered notes to a Plan is in no respect a representation by the issuing entity, the depositor, the administrator, the trustees, any underwriter, or any of their respective affiliated entities that such investment meets all relevant legal requirements for investments by Plans generally or by any particular Plan, or that an investment is appropriate for Plans generally or for any particular Plan.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the offered notes set forth opposite its name below subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes
Citigroup Global Markets Inc.	$65,401,000	$177,901,000	$65,731,000
BMO Capital Markets Corp.	$65,401,000	$177,901,000	$65,730,000
Santander Investment Securities Inc.	$65,400,000	$177,900,000	$65,730,000
Guzman & Company	$7,266,000	$19,766,000	$7,303,000
Roberts & Ryan Investments, Inc.	$7,266,000	$19,766,000	$7,303,000
Siebert Williams Shank & Co., LLC	$7,266,000	$19,766,000	$7,303,000

Total	$218,000,000	$593,000,000	$219,100,000

Underwriter	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
Citigroup Global Markets Inc.	$80,290,000	$84,587,000	$91,757,000
BMO Capital Markets Corp.	$80,290,000	$84,587,000	$91,757,000
Santander Investment Securities Inc.	$80,290,000	$84,586,000	$91,756,000

Total	$240,870,000	$253,760,000	$275,270,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The depositor has been advised by the underwriters that the underwriters propose to offer the offered notes to the public initially at the offering prices set forth on the cover page of this prospectus and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession Not to Exceed(1)	Reallowance Discount Not to Exceed
Class A-1 Notes	0.060%	0.030%
Class A-2 Notes	0.090%	0.045%
Class A-3 Notes	0.108%	0.054%
Class B Notes	0.180%	0.090%
Class C Notes	0.192%	0.096%
Class D Notes	0.192%	0.096%

(1)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

If all of the classes of offered notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of offered notes and there is a risk that one will not develop. The underwriters expect, but will not be obligated, to make a market in each class of offered notes. A market for the offered notes may not develop, and if one does develop, it may not continue or it may not provide sufficient liquidity.

The depositor and SC have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the

SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such offered notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that it will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the offered notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in two Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered notes on the date hereof will be required, by virtue of the fact that the offered notes initially will settle more than two Business Days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of offered notes who wish to trade offered notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, SC, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. Further, one or more of the underwriters or their affiliates may be holding, buying or selling interests in motor vehicle receivables similar to the receivables in the pool of receivables or in credit default swaps or similar derivatives related to such similar receivables, not originating or limiting origination of such similar receivables or taking long or short positions with respect to securities backed by such similar receivables. One of the underwriters is an affiliate of the sponsor. Such activities may result in conflicts of interest and, consequently, the interest of the underwriters or their affiliates may not be aligned with the interests of investors in the notes.

As discussed under “Use of Proceeds” above, the depositor or its affiliates will apply all or a portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their transfer to the issuing entity. One or more of the underwriters, and the owner trustee, and/or their respective affiliates, or entities for which their respective affiliates act as administrator and/or provide liquidity lines, will receive a portion of the proceeds as a repayment of such debt.

The indenture trustee, at the direction of the servicer, on behalf of the issuing entity, may from time to time invest the funds in accounts and in Eligible Investments acquired from the underwriters or their affiliates.

The offered notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the offered notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters.

The depositor will receive aggregate proceeds of approximately $1,795,989,858.15 from the sale of the offered notes (representing approximately 99.7772% of the initial note balance of the offered notes) after paying the aggregate underwriting discount of $3,917,386.00 on the offered notes. Additional offering expenses are estimated to be $800,000.

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Conflicts of Interest

Our affiliate, Santander Investment Securities Inc., is a member of FINRA and is participating in the distribution of the notes. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with that rule, no FINRA member firm that has a “conflict of interest,” as defined therein, is permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates. Our affiliates, including Santander Investment Securities Inc., may use this prospectus in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the depositor and SC that:

•

it will not offer or sell any offered notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•

it will not offer or sell any offered notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

United Kingdom – Prohibition on Offers to UK Retail Investors

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any UK retail investor in the UK. For the purposes of this provision:

(a)	the expression “UK retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the EUWA, and as amended; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA, and as amended; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

United Kingdom – Other Regulatory Restrictions

Each underwriter has severally, but not jointly, represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the UK.

European Economic Area

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any EU retail investor in the EEA. For the purposes of this provision:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Article 2 of the EU Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by SC, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences and costs of integrating new businesses and technologies, many of which are beyond the control of SC, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of SC, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. SC, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

Other than as disclosed in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Certain legal matters with respect to the notes, including United States federal income tax matters, will be passed upon for the servicer, the depositor and the issuing entity by Mayer Brown LLP. Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP. Sidley Austin LLP from time to time renders legal services to SC and certain of its affiliates on other matters.

GLOSSARY

“Available Funds” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited into the collection account with respect to each receivable that will be repurchased or purchased by the sponsor or servicer, as applicable, on that payment date, (iii) any amounts of cash on deposit in the reserve account in excess of the Specified Reserve Account Balance and (iv) any amounts deposited into the collection account in connection with the exercise of an optional redemption of the notes.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Texas or New York, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed; provided that, when used in the context of a payment date, Business Day means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed.

“Class A-1 Note Balance” means, at any time, $218,000,000, reduced by all payments of principal made prior to such time on the Class A-1 notes.

“Class A-2 Note Balance” means, at any time, $593,000,000, reduced by all payments of principal made prior to such time on the Class A-2 notes.

“Class A-3 Note Balance” means, at any time, $219,100,000, reduced by all payments of principal made prior to such time on the Class A-3 notes.

“Class B Note Balance” means, at any time, $240,870,000, reduced by all payments of principal made prior to such time on the Class B notes.

“Class C Note Balance” means, at any time, $253,760,000, reduced by all payments of principal made prior to such time on the Class C notes.

“Class D Note Balance” means, at any time, $275,270,000, reduced by all payments of principal made prior to such time on the Class D notes.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the cut-off date and ending on August 31, 2021). As used in this prospectus, the “related” Collection Period with respect to any date of determination or payment date will be deemed to be the Collection Period which immediately precedes such date of determination or payment date.

“Collections” means, to the extent received by the servicer after the cut-off date, the sum of (A) with respect to any receivable, (i) any monthly payment by or on behalf of the obligor thereunder, (ii) any full or partial prepayment of that receivable and (iii) any other amounts received by the servicer which, in accordance with its customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the principal balance of that receivable, including rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract that was financed by such receivable and (B) Net Liquidation Proceeds; provided, however, that the term “Collections” in no event will include (1) for any payment date, any amounts in respect of any receivable repurchased or purchased by the sponsor or the servicer, as applicable, on a prior payment date and (2) any Supplemental Servicing Fees.

“Contract Rate” means, with respect to a receivable, the rate per annum at which interest accrues under the contract evidencing such receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the receivable.

“Controlling Class” means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding, and thereafter the Class D notes as long as any Class D notes are outstanding.

“Cram Down Loss” means, with respect to any receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the principal amount to be paid on such receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the amount of the principal reduction ordered by such court. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order.

“Defaulted Receivable” means, with respect to any Collection Period, a receivable as to which (a) a related monthly payment became 120 days past due during such Collection Period and the servicer has not repossessed the related financed vehicle, (b) the servicer has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 90 days, whichever occurs first, or (c) the servicer has charged-off in full the related principal balance or has determined that such principal balance should be charged-off in full on the servicing records of the servicer in accordance with its customary servicing practices.

“Deficiency Balance” means, with respect to any receivable, any deficiency balance, charged-off amount, principal balance, accrued interest and/or fees and any related security; provided, that such amounts and related security relate to a receivable which is a Defaulted Receivable.

“Delinquency Trigger” means, for any payment date and the related Collection Period, 35.00%.

“Eligible Investments” means any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States;

•

demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s of at least “Prime-1,” from S&P of at least “A-1,” from Fitch Ratings, Inc. (“Fitch”) of at least “F1+” if rated by Fitch and from DBRS, Inc. (“DBRS”) of at least “R-1(high)” if rated by DBRS;

•

commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a credit rating from Moody’s of at least “Prime-1,” from S&P of at least “A-1,” from Fitch of at least “F1+” if rated by Fitch and from DBRS of at least “R-1(high)” if rated by DBRS;

•

investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a credit rating in the highest rating category by each nationally recognized statistical rating organization then rating any class of the notes and such money market funds;

•	bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above; and

•

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above.

Each of the Eligible Investments may be purchased from the indenture trustee or through an affiliate of the indenture trustee. Each Eligible Investment must mature or be liquidated on the business day immediately preceding the related payment date.

“ERISA regulation” means the United States Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other EU directives and regulations, as amended.

“EU SR Rules ” means the EU Securitization Regulation, together with all relevant implementing regulations in relation thereto, all regulatory technical standards and implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation and, in each case, any relevant guidance published in relation thereto by the EBA, the ESMA and/or the EIOPA (or, in each case, any predecessor or any other applicable regulatory or supervisory authority) or by the European Commission, in each case, as amended and in effect from time to time.

“First Allocation of Principal” means, with respect to any payment date, an amount equal to the excess, if any, of (x) the Note Balance of the Class A notes as of that payment date (before giving effect to any principal payments made on the Class A notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period; provided, however, that the First Allocation of Principal for any payment date on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Class A notes to zero.

“Fourth Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes, the Class C notes and the Class D notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for that payment date; provided, however, that the Fourth Allocation of Principal on and after the final scheduled payment date for the Class D notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

“Liquidation Expenses” means, with respect to any Defaulted Receivable and any receivable for which the related financed vehicle has been repossessed and reinstated (or attempted to be repossessed), any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection with the collection of such receivable or the repossession or liquidation of the related financed vehicle.

“Liquidation Proceeds” means, with respect to any Defaulted Receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a Deficiency Balance recovered from the obligor after the charge-off of the related receivable or as a result of any recourse against the related dealer, if any) on such receivable other than any monthly payment by or on behalf of the obligor thereunder or any full or partial prepayment of such receivable, in the case of each of the foregoing clauses (a) through (c), net of any outstanding related Liquidation Expenses and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable shall not constitute “Liquidation Proceeds”.

“Majority Certificateholders” means certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“Net Liquidation Proceeds” means, for any Collection Period, the sum of all Liquidation Proceeds received during such Collection Period less all Liquidation Expenses incurred during such Collection Period.

“Non-U.S. Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, (iv) a trust, (1) if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust, or (v) an entity or arrangement treated as a partnership for United States federal income tax purposes.

“Note Balance” means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance or the Class D Note Balance, as applicable, or with respect to the notes generally, the sum of all of the foregoing.

“Percentage Interest” means, with respect to a certificate, the individual percentage interest of such certificate (calculated as the percentage that the notional principal amount of such certificate represents of the aggregate notional principal amount of all certificates), which will be specified on the face thereof and will represent the percentage of certain distributions of the issuing entity beneficially owned by such certificateholder. The sum of the Percentage Interests for all of the certificates is 100%.

“Pool Balance” means, at any time, the aggregate outstanding principal balance of the receivables (other than Defaulted Receivables) at such time.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that Hired Agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such Hired Agency) and such Hired Agency shall not have issued any written notice that the occurrence of that event or circumstance will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes.

“Record Date” means, with respect to any payment date or redemption date, (i) for any definitive securities, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry notes, the close of business on the Business Day immediately preceding such payment date or redemption date, or (iii) any other day specified in this prospectus.

“Regular Allocation of Principal” means, with respect to any payment date, an amount not less than zero equal to (1) the excess, if any, of (a) the Note Balance of the Notes as of such payment date (before giving effect to any principal payments made on the Notes on such payment date) over (b)(i) the Pool Balance as of the end of the related Collection Period less (ii) the Targeted Overcollateralization Amount minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for such payment date.

“SC” means Santander Consumer USA Inc., an Illinois corporation.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using a method which may consist of (i) the method known as the Rule of 78s or sum-of-the-digits method, (ii) the method known as the actuarial method and applying a pre-determined interest payment schedule or (iii) the method known as the actuarial method determining interest when payments are received (in variation of the Simple Interest Method).

“Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments and for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the contract rate of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

“SEC” means the Securities and Exchange Commission.

“Second Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes and the Class B notes as of that payment date (before giving effect to any principal payments made on the Class A notes and the Class B notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the First Allocation of Principal for that payment date; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for the Class B notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B notes to zero (after the application of the First Allocation of Principal).

“Severely Distressed Receivable” means, as of any date of determination, a receivable (other than a repurchased receivable) (i) that is 60 or more days delinquent or, if less than 60 days delinquent, the related obligor has experienced a hardship and, in the judgment of the servicer in accordance with its customary servicing practices, it is reasonably foreseeable that the obligor will be unable to pay the principal balance of, and accrued and unpaid interest and fees on, such receivable in accordance with its terms, (ii) that is a Defaulted Receivable, (iii) for which the obligor is the subject of a bankruptcy or other insolvency proceeding, (iv) for which the related financed vehicle has been repossessed (or for which the servicer has initiated repossession proceedings), (v) for which the related Financed Vehicle has been subject to theft or suffered destruction or damage that would be determined to be beyond repair in accordance with Customary Servicing Practices or (vi) for which the maturity date is in less than six months and, in the judgment of the servicer in accordance with its customary servicing practices, it is reasonably foreseeable that the obligor will be unable to pay the principal balance of, and accrued and unpaid interest and fees on, such receivable by the maturity date.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate.

“Special Tax Counsel” means Mayer Brown LLP, as special federal tax counsel to the depositor.

“Specified Reserve Account Balance” means, for any payment date, an amount not less than 1.00% of the Pool Balance as of the cut-off date; provided, that on any payment date after the notes are no longer outstanding following payment in full of the principal of and interest on the notes, the “Specified Reserve Account Balance” shall be $0.

“SR Rules” means the EU SR Rules and the UK SR Rules.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

“Targeted Overcollateralization Amount” means, for any payment date, the sum of 24.00% of the Pool Balance as of the last day of the related Collection Period and 3.50% of the Pool Balance as of the cut-off date.

“Third Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B notes and the Class C notes as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes and the Class C notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal and the Second Allocation of Principal for that payment date; provided, however, that the Third Allocation of Principal on and after the final scheduled payment date for the Class C notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).

“UK Securitization Regulation” means Regulation (EU) 2017/2402 as it forms part of UK domestic law as “retained EU law” by operation of the EUWA and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019, and as further amended.

“UK SR Rules” means the UK Securitization Regulation, together with (a) all applicable binding technical standards made under the UK Securitization Regulation, (b) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including such regulatory technical standards or implementing technical standards which are applicable pursuant to any transitional provisions of the EU Securitization Regulation) forming part of UK domestic law by operation of the EUWA, (c) all relevant guidance, policy statements or directions relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the FCA and/or the PRA (or their successors), (d) any guidelines relating to the application of the EU Securitization Regulation which are applicable in the UK, (e) any other transitional, saving or other provision relevant to the UK Securitization Regulation by virtue of the operation of the EUWA, and (f) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation, in each case, as may be further amended, supplemented or replaced from time to time.

“Unrelated Amounts” means (a) amounts deposited by the servicer into the collection account but later determined by the servicer to be mistaken or returned deposits or postings, (b) amounts deposited by the servicer into the collection account as Collections but which were later determined by the servicer to not constitute Collections with respect to the receivables and (c) amounts received by the servicer with respect to a receivable that the servicer is prohibited from depositing into the collection account or otherwise remitting to the issuing entity by law or court order, the direction of a regulatory authority or regulatory guidance

INDEX

10 percent shareholder	132
60-Day Delinquent Receivables	90
AAA	93
ABS	70
ABS Tables	71
administration agreement	86
administrator	1
Affected Investors	125
American Rescue Plan Act	17
amortizable bond premium	130
Appendix A	67
Appropriations Act	22
Assessment of Compliance	104
asset representations reviewer	1
Asset Review	91
asset-level data	50
Attestation Report	104
Available Funds	142
Bankruptcy Code	117
Benefit Plan	135
Business Day	142
capital assets	128
CARES Act	22
Cede	v
certificateholders	2
certificates	2
CFPB	21
chattel paper	112
Class A notes	2
Class A-1 Note Balance	142
Class A-2 Note Balance	142
Class A-3 Note Balance	142
Class B Note Balance	142
Class C Note Balance	142
Class D Note Balance	142
Clayton	46
Clearstream	80
closing date	2
Code	105
Collection Period	142
Collections	142
Computershare	28
Contract Rate	142
controlled foreign corporation	132
Controlling Class	142
COVID-19	13
Cram Down Loss	143
CRR	122
CRR RTS	123
CTS	28
cut-off date	5
DBRS	143
Defaulted Receivable	143
Deficiency Balance	143

Delinquency Percentage	90
Delinquency Trigger	90, 143
depositor	1
Dodd-Frank Act	21, 119
DTC	v
EBA	122
EBA Guidance Interpretation	124
EEA	vii
effectively connected earnings and profits	132
EIOPA	122
Eligibility Representations	89
Eligible Investments	143
ERISA regulation	135, 144
ESMA	122
EU	25
EU Affected Investors	123
EU Investor Requirements	122
EU PRIIPS Regulation	vii
EU Prospectus Regulation	vii
EU Qualified Investor	vii
EU retail investor	141
EU Retail Investor	vii
EU Risk Retention Requirements	123
EU Securitization Regulation	122, 144
EU SR Rules	122, 144
Euroclear	80
EUWA	vi
event of default	4, 107
excess interest	9
Exchange Act	138
FATCA	132
FCA	124
FDIC	119
FETL	viii
Final Draft RTS	123
final scheduled payment date	85
financed vehicles	5
First Allocation of Principal	144
Fitch	143
Fourth Allocation of Principal	144
FSCMA	viii
FSMA	vi
FTC Rule	116
HDC Rule	116
Hired Agencies	12
Holder-in-Due-Course	116
indenture trustee	1, 29
Instituting Noteholders	90
Investment Company Act	10, 122
Investor Requirements	124
investors	80
IRS	127
issuing entity	1
issuing entity property	5

I-1

Liquidation Expenses	144
Liquidation Proceeds	144
LTV	38
Majority Certificateholders	145
market discount rules	130
MIFID II	vii
monthly remittance condition	95
Moody’s	96
Net Liquidation Proceeds	145
NI 33-105	vii
Non-U.S. Person	145
Note Balance	145
Note Factor	83
Note Owner	80
Noteholder Direction	91
notes	2
obligors	5
offered notes	2
OID	121
OLA	119
Order	vi
originator	1
owner trustee	1, 28
Ownership Trigger Event	103
payment date	2
payment default	108
Percentage Interest	145
Plan	136
pool balance	4
Pool Balance	145
Pool Factor	83
portfolio interest	132
PRA	124
Prepayment Assumption	145
Previous Loan Policy	38
PTCE	136
purchase agreement	86
Rating Agency Condition	145
Ratings Trigger Event	103
receivables	5
receivables pool	5
record date	2, 80
Record Date	145
Regular Allocation of Principal	146
Regulation RR	10
related person	132
Relief Act	42, 118
requesting party	92
Retained Notes	139
Review Expenses	91
Review Satisfaction Date	90
Rule 193 Information	69

S&P	96
sale and servicing agreement	86
SC	v, 1, 146
SC Holdings	31
Scheduled Interest Method	146
Scheduled Interest Receivables	146
SEC	v, 146
Second Allocation of Principal	146
Securities Act	138
securitized pool	67
seller	1
servicer	1, 41
servicer replacement events	102
servicing fee	1, 100
Severely Distressed Receivable	146
Short-Term Note	146
SHUSA	31
Similar Law	137
Simple Interest Method	146
Simple Interest Receivables	146
Special Tax Counsel	147
specified reserve account balance	9
Specified Reserve Account Balance	147
sponsor	1
SR Retained Interest	35
SR Rules	124, 147
SSPE	123
Subject Receivables	90
Supplemental Servicing Fees	147
Targeted Overcollateralization Amount	147
the applicable Investor Requirements	124
Third Allocation of Principal	147
transfer agreements	86
TRIPP	44
UCITS	123
UK	vi
UK Affected Investors	125
UK Investor Requirements	124
UK PRIIPS Regulation	vi
UK Prospectus Regulation	vi
UK Qualified Investor	vi
UK retail investor	140
UK Retail Investor	vi
UK Risk Retention Requirements	125
UK Securitization Regulation	124, 147
UK Securitization Rules	147
UK SR Rules	124
Unrelated Amounts	148
verification documents	89
weighted average life	72
Wells Fargo Trust	28
WTNA	29

I-2

APPENDIX A

Static Pool Information About Certain Previous Securitizations

Monthly Net Cumulative Losses(1)

As of June 30, 2021

Period	DRIVE 2016-A	DRIVE 2016-B	DRIVE 2016-C	DRIVE 2017-A	DRIVE 2017-B	DRIVE 2017-1	DRIVE 2017-2	DRIVE 2017-3	DRIVE 2018-1	DRIVE 2018-2
1	0.00%	0.01%	0.00%	0.02%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%
2	0.05%	0.05%	0.04%	0.06%	0.05%	0.02%	0.03%	0.04%	0.02%	0.02%
3	0.22%	0.20%	0.17%	0.20%	0.16%	0.10%	0.08%	0.14%	0.06%	0.04%
4	0.72%	0.71%	0.58%	0.65%	0.50%	0.33%	0.29%	0.53%	0.20%	0.18%
5	1.22%	1.43%	1.08%	1.10%	0.92%	0.82%	0.64%	1.04%	0.47%	0.46%
6	1.97%	2.38%	1.69%	1.79%	1.58%	1.55%	1.33%	1.71%	0.96%	1.15%
7	2.99%	3.23%	2.37%	2.77%	2.44%	2.42%	2.41%	2.38%	1.79%	2.16%
8	4.06%	4.13%	3.12%	3.61%	3.30%	3.26%	3.24%	2.83%	2.58%	3.18%
9	5.04%	5.13%	3.86%	4.27%	4.08%	3.94%	3.86%	3.39%	3.29%	4.00%
10	6.18%	6.03%	4.68%	5.12%	4.91%	4.49%	4.32%	3.99%	3.89%	4.64%
11	7.39%	6.74%	5.46%	5.95%	5.82%	5.02%	4.75%	4.77%	4.68%	5.17%
12	8.61%	7.35%	6.17%	6.80%	6.61%	5.44%	5.25%	5.64%	5.39%	5.56%
13	9.71%	7.90%	6.86%	7.68%	7.17%	5.93%	5.94%	6.38%	5.98%	5.90%
14	10.56%	8.53%	7.58%	8.40%	7.62%	6.51%	6.59%	7.11%	6.36%	6.37%
15	11.20%	9.23%	8.35%	8.84%	7.96%	7.18%	7.33%	7.91%	6.67%	6.96%
16	11.86%	9.93%	9.04%	9.18%	8.35%	7.86%	8.01%	8.59%	6.88%	7.51%
17	12.37%	10.54%	9.46%	9.44%	8.85%	8.58%	8.60%	9.13%	7.34%	8.05%
18	13.02%	11.24%	9.80%	9.78%	9.32%	9.26%	9.41%	9.53%	7.80%	8.58%
19	13.80%	11.86%	10.02%	10.26%	9.98%	10.03%	9.93%	9.83%	8.29%	9.07%
20	14.42%	12.51%	10.44%	10.83%	10.49%	10.57%	10.52%	10.10%	8.71%	9.55%
21	15.02%	13.18%	10.86%	11.39%	11.09%	11.11%	10.83%	10.45%	9.15%	10.03%
22	15.67%	13.72%	11.32%	11.96%	11.69%	11.39%	11.09%	10.83%	9.53%	10.44%
23	16.23%	14.03%	11.89%	12.61%	12.19%	11.65%	11.31%	11.25%	10.01%	10.77%
24	16.90%	14.29%	12.41%	13.21%	12.64%	11.86%	11.63%	11.69%	10.43%	11.16%
25	17.45%	14.55%	12.94%	13.71%	12.89%	12.19%	12.02%	12.09%	10.78%	11.33%
26	18.02%	14.88%	13.55%	14.16%	13.13%	12.59%	12.33%	12.47%	11.12%	11.43%
27	18.33%	15.27%	14.02%	14.41%	13.34%	12.99%	12.73%	12.85%	11.47%	11.50%
28	18.59%	15.74%	14.42%	14.70%	13.58%	13.36%	13.11%	13.17%	11.65%	11.55%
29	18.79%	16.17%	14.72%	14.93%	13.91%	13.71%	13.52%	13.50%	11.77%	11.62%
30	19.10%	16.60%	14.95%	15.23%	14.14%	14.01%	13.81%	13.77%	11.82%	11.65%
31	19.49%	17.05%	15.15%	15.52%	14.46%	14.32%	14.12%	14.09%	11.83%	11.80%
32	19.92%	17.58%	15.43%	15.85%	14.73%	14.63%	14.43%	14.18%	11.85%	11.99%
33	20.40%	18.07%	15.76%	16.16%	15.00%	14.88%	14.66%	14.26%	11.86%	12.18%
34	20.85%	18.44%	16.04%	16.49%	15.30%	15.15%	14.93%	14.28%	11.96%	12.35%
35	21.29%	18.67%	16.35%	16.73%	15.55%	15.40%	15.03%	14.30%	12.11%	12.32%
36	21.85%	18.89%	16.71%	17.01%	15.79%	15.51%	15.11%	14.36%	12.21%	12.32%
37	22.25%	19.07%	16.95%	17.29%	16.01%	15.56%	15.14%	14.39%	12.31%	12.29%
38	22.62%	19.36%	17.21%	17.52%	16.19%	15.60%	15.13%	14.49%	12.30%	12.29%
39	22.83%	19.59%	17.44%	17.72%	16.27%	15.62%	15.13%	14.59%	12.28%
40	23.05%	19.81%	17.68%	17.96%	16.32%	15.66%	15.16%	14.71%	12.25%
41	23.21%	20.11%	17.86%	18.05%	16.32%	15.72%	15.24%	14.76%	12.22%
42	23.44%	20.37%	18.07%	18.12%	16.30%	15.79%	15.33%	14.78%
43	23.65%	20.56%	18.15%	18.15%	16.35%	15.88%	15.41%	14.75%
44	23.87%	20.78%	18.21%	18.14%	16.38%	15.99%	15.46%	14.73%
45	24.08%	20.98%	18.21%	18.15%	16.43%	16.05%	15.48%	14.70%
46	24.32%	21.15%	18.21%	18.21%	16.52%	16.07%	15.43%
47	24.50%	21.31%	18.24%	18.25%	16.60%	16.06%	15.42%
48	24.69%	21.46%	18.30%	18.33%	16.66%	16.02%	15.39%
49	24.88%	21.52%	18.36%	18.40%	16.64%	16.03%
50	25.02%	21.55%	18.44%	18.43%	16.62%
51	25.15%	21.55%	18.50%	18.45%
52	25.31%	21.55%	18.55%	18.41%
53		21.57%	18.54%	18.41%

(1)

For securitization transactions that closed after January 1, 2016, “liquidation proceeds” included in the calculation of “net cumulative loss” are net of external costs associated with repossession, as well as auction, painting, repair, refurbishment and similar expenses. For securitization transactions (and similar pools) that closed prior to January 1, 2016, “liquidation proceeds” included in the calculation of “net cumulative loss” are net of auction, painting, repair, refurbishment and similar expenses only.

Monthly Net Cumulative Losses(2) (cont’d)

As of June 30, 2021

Period	DRIVE 2018-3	DRIVE 2018-4	DRIVE 2018-5	DRIVE 2019-1	DRIVE 2019-2	DRIVE 2019-3	DRIVE 2019-4	DRIVE 2020-1	DRIVE 2020-2	DRIVE 2021-1
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.03%	0.02%	0.01%	0.02%	0.01%	0.01%	0.03%	0.02%	0.01%	0.02%
3	0.11%	0.11%	0.09%	0.09%	0.07%	0.08%	0.11%	0.06%	0.04%	0.08%
4	0.32%	0.38%	0.29%	0.17%	0.23%	0.29%	0.44%	0.24%	0.16%
5	0.74%	0.77%	0.54%	0.38%	0.46%	0.69%	0.93%	0.54%	0.30%
6	1.54%	1.52%	1.05%	0.89%	1.03%	1.39%	1.55%	1.01%	0.59%
7	2.78%	2.43%	1.83%	1.73%	2.02%	2.29%	2.44%	1.49%	1.02%
8	3.71%	3.21%	2.59%	2.59%	2.84%	3.07%	3.30%	1.72%	1.45%
9	4.34%	3.71%	3.31%	3.44%	3.55%	3.77%	3.77%	2.08%	1.85%
10	4.83%	4.26%	4.12%	4.11%	4.32%	4.42%	4.14%	2.52%	2.06%
11	5.28%	5.00%	4.85%	4.75%	5.01%	5.10%	4.31%	3.04%	2.25%
12	5.86%	5.70%	5.52%	5.38%	5.67%	5.46%	4.42%	3.59%	2.32%
13	6.46%	6.44%	6.20%	6.02%	6.21%	5.70%	4.60%	4.16%	2.43%
14	7.16%	7.05%	6.76%	6.68%	6.93%	5.79%	4.76%	4.58%
15	7.76%	7.66%	7.35%	7.23%	7.28%	5.84%	5.16%	4.73%
16	8.36%	8.27%	8.01%	7.80%	7.49%	6.05%	5.51%	4.85%
17	8.94%	8.83%	8.57%	8.03%	7.59%	6.20%	5.89%	4.90%
18	9.56%	9.39%	9.18%	8.25%	7.60%	6.45%	6.16%	4.98%
19	10.01%	9.89%	9.43%	8.33%	7.74%	6.76%	6.24%
20	10.52%	10.37%	9.53%	8.32%	7.80%	7.08%	6.23%
21	10.94%	10.52%	9.54%	8.38%	7.98%	7.33%	6.19%
22	11.39%	10.66%	9.60%	8.43%	8.29%	7.43%	6.24%
23	11.55%	10.77%	9.77%	8.64%	8.54%	7.38%
24	11.70%	10.77%	9.78%	8.90%	8.70%	7.32%
25	11.76%	10.84%	9.96%	9.15%	8.78%	7.36%
26	11.77%	10.92%	10.16%	9.34%	8.75%
27	11.86%	11.08%	10.38%	9.35%	8.77%
28	11.91%	11.27%	10.60%	9.32%	8.73%
29	12.08%	11.45%	10.66%	9.24%
30	12.33%	11.64%	10.64%	9.22%
31	12.51%	11.66%	10.58%
32	12.62%	11.66%	10.60%
33	12.65%	11.61%
34	12.63%	11.59%
35	12.60%
36	12.59%
37
38
39
40
41
42
43
44
45

(2)

For securitization transactions that closed after January 1, 2016, “liquidation proceeds” included in the calculation of “net cumulative loss” are net of external costs associated with repossession, as well as auction, painting, repair, refurbishment and similar expenses. For securitization transactions (and similar pools) that closed prior to January 1, 2016, “liquidation proceeds” included in the calculation of “net cumulative loss” are net of auction, painting, repair, refurbishment and similar expenses only.

31-60 Days Delinquent

As of June 30, 2021

Period	DRIVE 2016-A	DRIVE 2016-B	DRIVE 2016-C	DRIVE 2017-A	DRIVE 2017-B	DRIVE 2017-1	DRIVE 2017-2	DRIVE 2017-3	DRIVE 2018-1	DRIVE 2018-2
1	5.31%	4.67%	4.80%	5.75%	3.22%	4.14%	4.00%	5.25%	3.12%	2.68%
2	6.38%	6.96%	7.24%	7.28%	6.62%	7.05%	7.40%	8.00%	4.09%	5.84%
3	6.43%	8.30%	7.94%	6.25%	8.24%	8.27%	7.84%	9.53%	6.12%	7.62%
4	7.93%	8.88%	7.77%	8.92%	9.43%	8.33%	9.07%	9.89%	7.32%	8.40%
5	8.63%	8.81%	6.29%	9.32%	10.04%	8.48%	9.96%	9.17%	8.05%	9.15%
6	9.31%	9.08%	8.24%	8.80%	9.38%	8.83%	9.66%	7.10%	8.79%	9.12%
7	9.66%	9.69%	8.91%	9.23%	8.89%	9.54%	9.05%	8.72%	8.62%	8.85%
8	11.12%	10.93%	9.42%	9.62%	9.93%	10.23%	9.02%	9.39%	9.57%	10.53%
9	11.50%	11.34%	10.08%	9.86%	11.14%	9.51%	7.62%	10.53%	10.27%	10.41%
10	11.86%	10.44%	10.09%	10.79%	12.03%	7.97%	10.16%	12.16%	10.27%	9.55%
11	12.66%	8.37%	10.17%	11.69%	12.12%	10.35%	10.51%	12.21%	11.67%	7.66%
12	13.44%	11.30%	10.62%	12.05%	11.45%	10.50%	11.14%	12.75%	11.22%	10.34%
13	13.15%	11.59%	11.60%	11.61%	9.20%	10.92%	12.27%	12.83%	10.60%	10.37%
14	12.26%	11.75%	11.95%	10.88%	11.18%	12.43%	12.10%	12.65%	8.59%	11.09%
15	10.12%	12.17%	11.74%	9.11%	11.40%	12.40%	12.86%	14.08%	10.89%	11.97%
16	13.29%	12.11%	11.35%	10.83%	12.37%	13.08%	12.93%	13.35%	10.72%	11.66%
17	13.18%	11.67%	9.14%	11.00%	13.64%	13.49%	12.92%	12.51%	11.58%	11.89%
18	13.69%	12.11%	10.79%	11.65%	13.73%	13.35%	14.11%	10.37%	11.98%	12.11%
19	13.83%	13.11%	10.93%	12.88%	13.94%	14.24%	13.45%	12.91%	11.86%	11.99%
20	13.61%	13.93%	11.58%	12.99%	14.52%	13.33%	12.52%	12.71%	12.55%	13.09%
21	13.49%	13.33%	13.12%	13.58%	14.01%	12.46%	10.22%	13.24%	12.70%	12.71%
22	13.88%	12.33%	13.15%	13.79%	15.10%	9.99%	12.77%	14.05%	12.15%	11.77%
23	14.62%	10.03%	13.50%	13.50%	14.56%	12.53%	12.82%	13.82%	13.39%	11.09%
24	15.11%	12.32%	13.56%	14.75%	13.64%	12.80%	13.45%	14.09%	12.90%	9.47%
25	15.05%	12.48%	13.42%	14.19%	11.46%	13.44%	14.15%	14.21%	11.82%	7.04%
26	14.16%	13.05%	14.60%	13.02%	13.81%	14.26%	13.78%	13.85%	11.89%	6.42%
27	11.64%	14.36%	13.83%	10.86%	13.61%	13.34%	14.17%	14.88%	9.74%	6.23%
28	13.55%	14.74%	12.84%	13.39%	14.38%	14.08%	14.14%	14.15%	6.92%	7.57%
29	14.35%	15.24%	10.94%	13.02%	15.53%	14.03%	13.99%	13.22%	6.24%	8.30%
30	14.82%	15.13%	13.41%	13.59%	14.92%	14.14%	15.16%	12.62%	6.46%	8.53%
31	16.27%	14.77%	12.81%	14.45%	15.40%	15.53%	14.76%	10.64%	7.42%	9.66%
32	16.15%	16.09%	13.61%	14.47%	15.11%	14.45%	13.51%	7.83%	8.31%	9.81%
33	16.54%	15.27%	14.46%	14.85%	15.13%	13.46%	12.79%	7.11%	8.31%	8.46%
34	16.14%	14.34%	14.18%	15.13%	16.60%	12.40%	10.73%	7.36%	9.05%	9.49%
35	16.50%	11.99%	15.55%	14.84%	15.56%	10.94%	7.57%	8.28%	9.74%	6.38%
36	17.19%	14.30%	15.65%	16.07%	15.03%	7.91%	6.82%	8.87%	8.51%	7.88%
37	17.07%	14.13%	15.17%	15.20%	14.72%	7.09%	7.16%	9.57%	9.65%	8.75%
38	16.35%	15.11%	16.35%	14.62%	11.89%	7.11%	8.03%	10.59%	7.06%	10.06%
39	13.44%	15.69%	15.79%	13.73%	8.82%	8.29%	8.81%	10.81%	7.84%
40	16.03%	15.81%	14.97%	12.00%	7.60%	9.46%	9.84%	9.35%	8.97%
41	15.29%	16.32%	14.21%	8.56%	8.08%	9.90%	10.09%	10.80%	9.62%
42	16.17%	16.70%	12.12%	7.66%	9.21%	11.05%	10.37%	7.10%
43	17.28%	16.59%	8.86%	7.73%	9.95%	11.52%	9.62%	8.64%
44	17.25%	17.70%	7.75%	8.31%	10.70%	9.89%	10.65%	9.41%
45	17.96%	16.73%	8.32%	9.11%	11.57%	10.92%	7.50%	10.59%
46	17.31%	16.22%	9.32%	9.73%	12.38%	7.40%	9.10%
47	17.12%	14.94%	10.07%	10.60%	10.97%	8.81%	9.83%
48	18.79%	12.36%	10.42%	11.43%	11.50%	9.52%	11.07%
49	18.96%	9.01%	11.54%	10.33%	8.97%	10.95%
50	17.09%	8.24%	12.01%	11.23%	9.84%
51	16.05%	8.28%	10.53%	7.68%
52	13.67%	9.49%	11.84%	9.62%
53		10.35%	8.23%	10.16%

31-60 Days Delinquent (cont’d)

As of June 30, 2021

Period	DRIVE 2018-3	DRIVE 2018-4	DRIVE 2018-5	DRIVE 2019-1	DRIVE 2019-2	DRIVE 2019-3	DRIVE 2019-4	DRIVE 2020-1	DRIVE 2020-2	DRIVE 2021-1
1	3.86%	3.77%	2.25%	2.31%	1.35%	1.90%	2.82%	2.14%	0.96%	1.56%
2	6.85%	7.65%	6.75%	5.09%	4.85%	4.69%	5.54%	4.39%	1.84%	2.87%
3	8.05%	8.07%	7.50%	4.55%	5.59%	5.52%	6.30%	4.96%	2.32%	4.11%
4	9.09%	9.67%	7.62%	6.59%	6.87%	6.63%	7.74%	5.59%	3.07%
5	9.26%	9.77%	6.49%	7.25%	8.24%	7.02%	8.09%	3.57%	3.68%
6	9.84%	8.75%	8.15%	7.66%	8.01%	7.11%	7.57%	3.46%	4.39%
7	9.35%	7.02%	8.26%	8.21%	8.22%	8.24%	7.40%	3.57%	4.62%
8	8.87%	8.85%	8.77%	8.19%	8.77%	8.10%	6.97%	4.41%	4.23%
9	7.18%	9.18%	9.70%	9.00%	9.01%	7.63%	4.80%	5.16%	4.86%
10	9.91%	10.11%	9.46%	9.37%	10.03%	7.70%	4.38%	5.54%	3.14%
11	10.08%	11.12%	10.08%	9.53%	10.03%	7.02%	4.52%	6.09%	3.75%
12	10.72%	10.90%	10.63%	10.63%	9.28%	5.12%	5.69%	6.55%	4.50%
13	11.27%	11.22%	10.96%	10.30%	9.14%	4.55%	6.26%	5.81%	5.62%
14	10.91%	11.58%	12.02%	9.78%	8.09%	4.82%	6.53%	6.59%
15	11.48%	11.62%	11.36%	9.44%	5.89%	5.67%	7.35%	4.46%
16	11.84%	12.63%	10.61%	8.36%	5.14%	6.23%	7.60%	5.51%
17	11.82%	12.10%	10.31%	5.77%	5.31%	6.41%	6.49%	6.13%
18	13.00%	11.03%	8.89%	5.35%	6.34%	7.25%	7.31%	6.90%
19	12.33%	10.76%	6.45%	5.63%	6.80%	7.47%	5.13%
20	11.43%	9.08%	5.75%	6.61%	7.41%	6.65%	6.15%
21	10.98%	6.58%	5.73%	6.98%	7.95%	7.70%	7.04%
22	9.24%	5.75%	7.16%	7.56%	8.44%	5.12%	7.80%
23	6.85%	6.30%	7.70%	8.48%	7.37%	6.05%
24	5.74%	7.30%	8.02%	8.55%	8.25%	6.71%
25	6.15%	7.78%	8.98%	7.75%	5.69%	7.75%
26	7.28%	8.32%	9.29%	8.12%	7.06%
27	8.06%	8.96%	7.96%	5.86%	7.53%
28	8.11%	9.40%	8.84%	7.23%	8.45%
29	9.03%	8.22%	6.14%	7.70%
30	9.53%	8.90%	7.43%	8.86%
31	8.35%	6.25%	8.38%
32	9.39%	7.55%	9.26%
33	6.37%	8.16%
34	7.33%	9.32%
35	8.50%
36	9.66%
37
38
39
40
41
42
43
44
45
46
47
48
49
50

61-90 Days Delinquent

As of June 30, 2021

Period	DRIVE 2016-A	DRIVE 2016-B	DRIVE 2016-C	DRIVE 2017-A	DRIVE 2017-B	DRIVE 2017-1	DRIVE 2017-2	DRIVE 2017-3	DRIVE 2018-1	DRIVE 2018-2
1	0.05%	0.07%	0.04%	0.09%	0.03%	0.02%	0.04%	0.05%	0.03%	0.01%
2	1.70%	1.96%	1.85%	2.07%	1.32%	1.66%	1.71%	2.01%	1.09%	1.37%
3	2.52%	2.78%	2.79%	2.59%	2.74%	2.86%	3.40%	3.42%	1.91%	3.09%
4	2.60%	3.13%	2.69%	2.65%	3.35%	3.03%	3.29%	3.81%	2.59%	3.12%
5	3.32%	3.05%	2.34%	3.63%	3.63%	3.03%	3.79%	3.33%	2.68%	3.51%
6	3.44%	3.18%	2.44%	3.44%	3.50%	3.25%	3.65%	2.59%	3.04%	3.50%
7	3.66%	3.68%	3.16%	3.23%	3.32%	3.29%	3.30%	2.41%	2.98%	3.51%
8	4.14%	4.09%	3.42%	3.66%	3.51%	3.62%	3.04%	3.09%	3.30%	3.79%
9	4.65%	4.57%	3.76%	3.78%	4.16%	3.56%	3.01%	3.70%	3.52%	3.95%
10	5.19%	4.28%	4.13%	4.25%	4.79%	3.24%	2.82%	4.42%	4.04%	3.72%
11	5.31%	3.66%	3.96%	4.91%	5.02%	3.23%	4.05%	4.73%	4.40%	3.18%
12	5.65%	3.62%	4.21%	5.18%	4.46%	3.83%	4.11%	4.99%	4.29%	3.16%
13	5.59%	4.93%	4.66%	4.87%	3.86%	4.00%	4.64%	5.06%	4.28%	4.22%
14	5.19%	4.88%	5.07%	4.40%	3.37%	4.54%	4.74%	5.23%	3.50%	4.48%
15	4.42%	4.93%	4.67%	3.58%	4.09%	5.07%	4.98%	5.65%	3.34%	4.64%
16	4.75%	5.42%	4.39%	3.50%	4.09%	5.33%	5.41%	5.61%	4.12%	4.51%
17	6.20%	5.12%	3.59%	4.13%	4.90%	5.65%	5.40%	5.07%	4.43%	4.93%
18	5.93%	5.35%	3.37%	4.37%	5.33%	5.69%	5.96%	4.26%	4.68%	4.73%
19	5.89%	5.80%	3.98%	5.00%	5.82%	5.93%	5.60%	4.07%	4.61%	5.00%
20	6.02%	6.07%	4.14%	5.13%	5.60%	5.97%	5.25%	4.93%	4.78%	5.52%
21	5.80%	5.94%	4.66%	5.37%	6.15%	5.18%	4.35%	5.32%	4.74%	5.07%
22	6.20%	5.20%	5.15%	5.47%	6.27%	4.21%	4.12%	5.52%	5.02%	4.65%
23	6.68%	4.23%	5.58%	5.67%	5.87%	4.12%	5.08%	5.40%	5.27%	4.90%
24	7.01%	3.82%	5.63%	6.17%	5.47%	4.96%	5.22%	5.63%	5.37%	3.56%
25	6.50%	4.59%	5.73%	5.87%	4.86%	5.45%	5.58%	5.53%	4.78%	2.79%
26	6.28%	4.74%	6.13%	5.59%	4.51%	5.70%	5.26%	5.65%	5.18%	2.26%
27	4.95%	5.58%	5.82%	4.74%	5.27%	5.51%	5.58%	6.27%	3.89%	2.28%
28	4.70%	5.51%	5.53%	4.54%	5.75%	5.61%	5.48%	5.99%	2.94%	2.79%
29	5.14%	6.20%	4.60%	5.28%	6.05%	5.57%	5.62%	5.57%	2.32%	2.98%
30	5.65%	6.36%	4.28%	5.31%	5.85%	5.83%	6.42%	5.45%	2.37%	3.40%
31	6.41%	6.64%	5.31%	5.74%	6.09%	6.50%	5.87%	4.10%	2.73%	3.72%
32	6.87%	7.12%	5.27%	5.76%	6.15%	6.32%	5.73%	3.31%	2.95%	4.04%
33	7.18%	6.79%	5.86%	6.10%	6.12%	5.54%	5.57%	2.74%	3.10%	3.26%
34	7.68%	6.08%	5.94%	5.88%	6.84%	5.70%	4.02%	2.63%	3.36%	3.49%
35	7.40%	5.22%	5.81%	6.14%	6.43%	4.02%	3.31%	3.07%	3.60%	2.58%
36	7.86%	4.98%	5.80%	6.58%	5.59%	3.29%	2.49%	3.22%	3.03%	2.15%
37	7.26%	5.94%	6.06%	6.52%	6.11%	2.64%	2.48%	3.19%	3.31%	2.86%
38	7.16%	5.93%	6.69%	5.99%	4.62%	2.74%	3.11%	3.98%	2.38%	3.28%
39	6.31%	6.66%	6.46%	6.16%	3.67%	3.05%	3.30%	4.31%	2.36%
40	5.86%	6.51%	6.16%	4.90%	2.85%	3.34%	3.16%	3.74%	2.58%
41	6.64%	6.57%	6.60%	3.82%	2.80%	3.45%	3.93%	3.60%	3.02%
42	6.93%	6.51%	4.31%	2.85%	3.43%	4.36%	4.20%	3.06%
43	7.24%	6.49%	3.73%	3.02%	3.89%	4.80%	3.72%	2.65%
44	7.09%	7.29%	3.00%	3.42%	3.80%	4.11%	3.90%	3.21%
45	7.77%	7.27%	2.72%	3.39%	4.48%	4.18%	3.11%	3.54%
46	7.70%	6.14%	3.38%	3.54%	4.69%	3.04%	2.58%
47	7.59%	6.80%	3.52%	3.94%	4.01%	2.65%	3.31%
48	7.92%	4.75%	3.59%	4.63%	4.65%	3.29%	3.73%
49	7.47%	3.84%	4.16%	4.04%	3.37%	3.76%
50	7.58%	3.13%	4.55%	4.03%	3.16%
51	7.51%	3.11%	4.27%	3.53%
52	5.21%	3.66%	4.14%	2.73%
53		3.78%	3.28%	3.41%

61-90 Days Delinquent (cont’d)

As of June 30, 2021

Period	DRIVE 2018-3	DRIVE 2018-4	DRIVE 2018-5	DRIVE 2019-1	DRIVE 2019-2	DRIVE 2019-3	DRIVE 2019-4	DRIVE 2020-1	DRIVE 2020-2	DRIVE 2021-1
1	0.01%	0.01%	0.02%	0.00%	0.02%	0.00%	0.02%	0.01%	0.00%	0.01%
2	1.91%	1.96%	0.97%	0.98%	0.60%	0.92%	0.94%	0.87%	0.37%	0.62%
3	3.60%	3.97%	3.30%	2.35%	2.45%	2.02%	2.36%	2.05%	0.94%	1.11%
4	3.67%	3.79%	3.09%	2.01%	2.57%	2.31%	2.81%	1.75%	1.00%
5	3.91%	3.86%	2.70%	2.67%	3.05%	2.60%	3.05%	1.76%	1.20%
6	3.94%	3.53%	2.67%	3.13%	2.96%	2.82%	2.86%	1.17%	1.48%
7	3.71%	2.93%	3.12%	3.26%	3.23%	3.22%	3.15%	1.38%	1.70%
8	3.50%	2.83%	3.50%	3.09%	3.26%	3.42%	2.39%	1.81%	1.62%
9	3.08%	3.72%	3.82%	3.40%	3.68%	3.05%	2.09%	2.03%	1.88%
10	2.88%	4.08%	3.77%	3.64%	4.15%	3.30%	1.59%	2.18%	1.34%
11	3.89%	4.30%	4.03%	3.97%	4.10%	2.64%	1.65%	2.56%	1.21%
12	4.31%	4.09%	3.92%	4.46%	4.12%	2.14%	1.90%	2.80%	1.63%
13	4.65%	4.58%	4.35%	4.46%	4.18%	1.72%	2.33%	2.43%	1.70%
14	4.40%	4.56%	4.96%	4.07%	2.99%	1.90%	2.41%	2.55%
15	4.62%	4.75%	4.80%	4.35%	2.60%	2.30%	2.79%	1.96%
16	4.68%	5.23%	4.39%	3.19%	2.05%	2.54%	3.10%	1.76%
17	4.87%	5.18%	4.52%	2.58%	2.09%	2.54%	2.53%	2.20%
18	5.42%	4.82%	3.19%	1.99%	2.48%	2.94%	2.64%	2.57%
19	5.25%	4.75%	2.64%	2.00%	2.63%	3.29%	2.04%
20	4.75%	3.48%	2.26%	2.54%	2.74%	2.77%	1.84%
21	4.72%	2.83%	2.32%	2.85%	3.36%	2.84%	2.34%
22	3.71%	2.24%	2.58%	2.77%	3.38%	2.02%	2.73%
23	2.90%	2.23%	2.88%	3.22%	2.85%	1.93%
24	2.35%	2.81%	3.12%	3.57%	3.04%	2.36%
25	2.22%	3.04%	3.56%	3.00%	2.41%	2.64%
26	2.63%	3.03%	3.68%	3.49%	2.07%
27	2.92%	3.48%	3.20%	2.34%	2.60%
28	3.34%	3.84%	3.39%	2.18%	3.09%
29	3.35%	3.31%	2.45%	2.81%
30	3.64%	3.49%	2.41%	2.99%
31	3.33%	2.66%	2.76%
32	3.38%	2.33%	3.08%
33	2.79%	3.00%
34	2.32%	3.05%
35	2.84%
36	3.10%
37
38
39
40
41
42
43
44
45
46
47
48
49
50

91-120 Days Delinquent

As of June 30, 2021

Period	DRIVE 2016-A	DRIVE 2016-B	DRIVE 2016-C	DRIVE 2017-A	DRIVE 2017-B	DRIVE 2017-1	DRIVE 2017-2	DRIVE 2017-3	DRIVE 2018-1	DRIVE 2018-2
1	0.01%	0.00%	0.00%	0.01%	0.01%	0.00%	0.01%	0.01%	0.01%	0.00%
2	0.02%	0.04%	0.02%	0.03%	0.01%	0.01%	0.01%	0.03%	0.01%	0.00%
3	0.93%	1.10%	1.00%	1.07%	0.71%	0.91%	1.01%	1.11%	0.59%	0.87%
4	1.38%	1.42%	1.45%	1.39%	1.43%	1.54%	2.10%	1.88%	1.03%	1.73%
5	1.52%	1.58%	1.23%	1.30%	1.58%	1.42%	1.87%	1.70%	1.21%	1.72%
6	1.57%	1.42%	1.11%	1.62%	1.50%	1.41%	1.85%	1.26%	1.42%	1.77%
7	1.71%	1.54%	1.14%	1.58%	1.57%	1.51%	1.68%	1.05%	1.48%	1.85%
8	1.71%	1.75%	1.36%	1.40%	1.58%	1.46%	1.45%	1.04%	1.57%	1.94%
9	2.04%	1.97%	1.62%	1.74%	1.65%	1.48%	1.30%	1.22%	1.57%	1.87%
10	2.34%	1.92%	1.77%	1.80%	1.94%	1.36%	1.37%	1.70%	1.77%	1.73%
11	2.54%	1.59%	1.83%	2.00%	2.13%	1.32%	1.31%	1.97%	2.05%	1.50%
12	2.59%	1.66%	1.88%	2.24%	2.05%	1.32%	1.76%	2.27%	1.97%	1.42%
13	2.43%	1.63%	1.88%	2.14%	1.62%	1.57%	1.90%	2.29%	1.76%	1.41%
14	2.31%	2.02%	2.04%	1.95%	1.48%	1.90%	2.07%	2.37%	1.48%	1.96%
15	2.02%	2.11%	2.21%	1.57%	1.33%	2.01%	2.27%	2.49%	1.39%	2.05%
16	2.03%	2.11%	1.87%	1.40%	1.68%	2.44%	2.21%	2.34%	1.50%	2.05%
17	2.14%	2.31%	1.56%	1.36%	1.84%	2.46%	2.58%	2.13%	1.83%	2.11%
18	2.56%	2.25%	1.44%	1.77%	2.01%	2.67%	2.48%	1.68%	2.06%	2.06%
19	2.49%	2.35%	1.32%	1.91%	2.24%	2.73%	2.54%	1.70%	1.97%	2.08%
20	2.63%	2.43%	1.57%	2.12%	2.53%	2.59%	2.19%	1.49%	2.07%	2.38%
21	2.63%	2.38%	1.80%	2.44%	2.49%	2.29%	1.95%	1.96%	1.97%	2.29%
22	2.47%	2.17%	1.99%	2.45%	2.74%	1.89%	1.83%	2.21%	2.15%	2.08%
23	2.80%	1.76%	2.32%	2.54%	2.55%	1.65%	1.63%	2.19%	2.36%	2.01%
24	2.70%	1.63%	2.29%	2.73%	2.20%	1.64%	2.12%	2.31%	2.10%	1.89%
25	2.84%	1.46%	2.56%	2.46%	1.93%	2.15%	2.09%	2.22%	2.22%	1.29%
26	2.31%	1.76%	2.61%	2.36%	1.97%	2.47%	2.20%	2.33%	2.07%	1.15%
27	2.10%	2.04%	2.48%	1.93%	1.68%	2.36%	2.38%	2.62%	1.87%	0.99%
28	1.78%	2.08%	2.38%	1.93%	2.13%	2.42%	2.31%	2.48%	1.55%	1.09%
29	1.88%	2.38%	1.79%	1.73%	2.19%	2.36%	2.18%	2.27%	1.22%	1.25%
30	2.02%	2.49%	1.78%	2.19%	2.36%	2.21%	2.42%	2.38%	1.00%	1.30%
31	2.32%	2.74%	1.67%	2.38%	2.43%	2.63%	2.44%	1.98%	1.08%	1.60%
32	2.56%	2.95%	2.11%	2.29%	2.48%	2.42%	2.15%	1.41%	1.26%	1.82%
33	2.92%	2.73%	2.24%	2.38%	2.49%	2.32%	2.35%	1.21%	1.33%	1.54%
34	2.94%	2.56%	2.29%	2.14%	2.44%	2.25%	2.13%	1.09%	1.59%	1.38%
35	3.42%	2.06%	2.49%	2.31%	2.55%	1.89%	1.42%	1.20%	1.64%	1.19%
36	3.28%	2.02%	2.22%	2.62%	2.40%	1.44%	1.33%	1.50%	1.66%	0.96%
37	3.29%	1.95%	2.35%	2.39%	2.23%	1.37%	1.00%	1.36%	1.33%	0.84%
38	2.76%	2.18%	2.50%	2.42%	2.09%	1.12%	1.12%	1.34%	0.98%	1.06%
39	2.43%	2.39%	2.36%	2.50%	1.56%	1.35%	1.31%	1.74%	0.91%
40	2.31%	2.63%	2.25%	2.00%	1.32%	1.39%	1.40%	1.60%	0.95%
41	2.24%	2.60%	2.41%	1.58%	1.05%	1.35%	1.41%	1.60%	1.02%
42	2.51%	2.41%	2.24%	1.34%	1.44%	1.52%	1.74%	1.13%
43	2.77%	2.51%	1.51%	0.96%	1.62%	2.01%	1.55%	1.12%
44	2.71%	2.77%	1.24%	1.21%	1.45%	1.66%	1.59%	1.02%
45	2.82%	2.56%	0.97%	1.45%	1.61%	1.72%	1.01%	1.21%
46	2.80%	2.52%	1.15%	1.27%	2.05%	1.27%	0.99%
47	2.80%	2.37%	1.46%	1.69%	1.92%	1.01%	0.99%
48	3.19%	2.14%	1.32%	1.65%	1.64%	1.07%	1.13%
49	2.70%	1.55%	1.66%	1.51%	1.42%	1.21%
50	2.57%	1.36%	1.69%	1.49%	1.06%
51	2.80%	1.07%	1.52%	1.00%
52	2.36%	1.25%	1.55%	1.10%
53		1.56%	1.20%	0.91%

91-120 Days Delinquent (cont’d)

As of June 30, 2021

Period	DRIVE 2018-3	DRIVE 2018-4	DRIVE 2018-5	DRIVE 2019-1	DRIVE 2019-2	DRIVE 2019-3	DRIVE 2019-4	DRIVE 2020-1	DRIVE 2020-2	DRIVE 2021-1
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.01%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%
3	1.24%	1.30%	0.64%	0.57%	0.33%	0.55%	0.57%	0.65%	0.24%	0.39%
4	2.22%	2.54%	1.95%	1.37%	1.59%	1.07%	1.51%	1.36%	0.64%
5	2.08%	2.05%	1.55%	0.98%	1.49%	1.21%	1.49%	0.90%	0.64%
6	2.15%	1.83%	1.34%	1.39%	1.57%	1.42%	1.58%	0.83%	0.75%
7	1.98%	1.58%	1.26%	1.66%	1.60%	1.60%	1.54%	0.60%	0.87%
8	1.69%	1.41%	1.60%	1.73%	1.62%	1.65%	1.43%	0.76%	0.89%
9	1.50%	1.32%	1.88%	1.65%	1.68%	1.65%	1.11%	1.02%	0.85%
10	1.54%	1.85%	1.88%	1.68%	1.93%	1.60%	0.91%	1.13%	0.78%
11	1.44%	1.98%	1.93%	1.81%	2.05%	1.46%	0.72%	1.24%	0.63%
12	1.88%	2.12%	1.98%	2.05%	1.87%	1.12%	0.86%	1.43%	0.57%
13	2.15%	2.01%	1.85%	2.20%	2.02%	0.93%	1.01%	1.27%	0.82%
14	2.18%	2.13%	2.17%	2.08%	1.81%	0.73%	1.15%	1.22%
15	2.11%	2.12%	2.38%	1.91%	1.25%	0.99%	1.22%	1.02%
16	2.13%	2.36%	2.21%	1.78%	1.11%	1.14%	1.44%	0.86%
17	2.20%	2.34%	2.13%	1.35%	0.93%	1.18%	1.41%	0.80%
18	2.31%	2.16%	1.93%	1.06%	1.11%	1.33%	1.28%	1.02%
19	2.38%	2.17%	1.28%	0.87%	1.19%	1.60%	0.98%
20	2.08%	1.72%	1.09%	1.01%	1.26%	1.44%	0.80%
21	2.15%	1.39%	0.99%	1.26%	1.42%	1.37%	0.81%
22	1.85%	1.24%	1.16%	1.30%	1.61%	0.99%	1.02%
23	1.48%	0.91%	1.16%	1.45%	1.40%	0.87%
24	1.23%	1.07%	1.26%	1.57%	1.54%	0.89%
25	0.96%	1.36%	1.51%	1.42%	1.10%	1.02%
26	1.11%	1.43%	1.74%	1.29%	1.07%
27	1.25%	1.52%	1.63%	1.12%	0.93%
28	1.31%	1.75%	1.50%	0.85%	1.05%
29	1.79%	1.68%	1.14%	0.90%
30	1.60%	1.56%	0.91%	1.16%
31	1.44%	1.16%	0.93%
32	1.53%	1.07%	1.08%
33	1.06%	0.95%
34	1.10%	1.29%
35	0.92%
36	1.13%
37
38
39
40
41
42
43
44
45
46
47
48
49
50

Note Factor Rate

As of June 30, 2021

Period	DRIVE 2016-A	DRIVE 2016-B	DRIVE 2016-C	DRIVE 2017-A	DRIVE 2017-B	DRIVE 2017-1	DRIVE 2017-2	DRIVE 2017-3	DRIVE 2018-1	DRIVE 2018-2
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	97.17%	96.99%	97.16%	96.87%	96.29%	97.00%	97.34%	97.03%	97.04%	97.18%
2	93.79%	93.71%	93.94%	93.06%	93.03%	94.02%	94.26%	93.86%	93.42%	94.33%
3	89.93%	90.13%	90.41%	89.05%	89.38%	90.53%	90.98%	90.36%	89.73%	90.98%
4	85.40%	85.54%	85.91%	84.59%	85.05%	86.25%	86.52%	85.63%	85.18%	85.78%
5	80.68%	81.04%	80.77%	79.72%	80.15%	81.71%	79.99%	80.14%	80.06%	80.38%
6	77.06%	77.15%	76.80%	75.51%	75.55%	77.23%	75.38%	75.11%	75.72%	75.81%
7	74.25%	73.68%	73.12%	71.59%	72.05%	73.85%	71.67%	71.24%	71.40%	72.23%
8	71.39%	70.25%	69.38%	67.72%	68.49%	70.52%	68.09%	67.39%	67.74%	68.91%
9	68.60%	67.10%	65.91%	64.90%	64.56%	66.89%	64.21%	63.73%	63.91%	65.34%
10	65.87%	64.54%	63.35%	62.47%	61.22%	62.65%	60.65%	60.37%	60.79%	61.75%
11	63.06%	61.77%	60.97%	59.78%	58.00%	59.28%	58.19%	57.57%	58.13%	58.12%
12	60.23%	59.46%	58.52%	57.40%	55.39%	56.89%	55.81%	54.92%	55.28%	55.62%
13	57.61%	57.15%	56.01%	54.93%	52.56%	54.56%	53.39%	52.26%	52.69%	53.14%
14	55.18%	54.89%	53.82%	52.67%	50.12%	52.40%	50.92%	49.82%	50.16%	50.89%
15	52.66%	52.68%	51.66%	50.39%	47.88%	50.01%	48.67%	47.47%	47.84%	48.43%
16	50.45%	50.52%	49.52%	48.42%	45.82%	47.84%	46.38%	45.14%	45.71%	46.09%
17	48.45%	48.54%	47.31%	46.57%	43.77%	45.58%	44.37%	42.99%	43.63%	43.93%
18	46.41%	46.51%	45.39%	44.83%	41.67%	43.44%	42.23%	40.81%	41.52%	41.77%
19	44.40%	44.58%	43.72%	42.97%	39.65%	41.33%	40.23%	38.91%	39.39%	39.84%
20	42.45%	42.73%	41.95%	41.03%	37.62%	39.33%	38.26%	37.04%	37.39%	38.06%
21	40.66%	40.94%	40.28%	39.27%	35.70%	37.37%	36.42%	35.31%	35.42%	36.20%
22	38.80%	39.21%	38.45%	37.38%	33.86%	35.46%	34.77%	33.48%	33.69%	34.44%
23	37.16%	37.39%	36.74%	35.58%	32.02%	33.75%	33.10%	31.72%	31.98%	32.75%
24	35.45%	35.81%	34.97%	33.90%	30.26%	32.12%	31.59%	30.07%	30.28%	31.40%
25	33.85%	34.31%	33.33%	32.21%	28.57%	30.57%	29.89%	28.45%	28.70%	30.19%
26	32.29%	32.90%	31.73%	30.66%	27.08%	28.99%	28.34%	26.98%	27.24%	29.12%
27	30.76%	31.49%	30.14%	29.13%	25.60%	27.32%	26.84%	25.62%	26.05%	28.01%
28	29.43%	30.01%	28.67%	27.73%	24.29%	25.89%	25.36%	24.20%	24.91%	26.94%
29	28.18%	28.64%	27.16%	26.36%	22.84%	24.44%	24.02%	22.88%	23.83%	25.84%
30	26.91%	27.20%	25.88%	25.12%	21.53%	23.18%	22.80%	21.63%	22.77%	24.67%
31	25.72%	25.88%	24.66%	23.82%	20.28%	22.00%	21.56%	20.60%	21.76%	23.60%
32	24.44%	24.55%	23.47%	22.57%	19.02%	20.76%	20.39%	19.66%	20.77%	22.47%
33	23.23%	23.20%	22.25%	21.37%	17.88%	19.60%	19.29%	18.77%	19.69%	21.34%
34	22.00%	21.92%	21.06%	20.16%	16.80%	18.45%	18.38%	17.89%	18.77%	20.37%
35	20.87%	20.66%	19.90%	19.13%	15.72%	17.56%	17.54%	17.04%	17.75%	19.11%
36	19.67%	19.64%	18.74%	18.10%	14.67%	16.73%	16.77%	16.17%	16.79%	17.94%
37	18.57%	18.64%	17.76%	17.04%	13.68%	16.00%	15.96%	15.26%	15.94%	16.93%
38	17.47%	17.61%	16.80%	16.04%	12.93%	15.20%	15.23%	14.47%	14.89%	15.93%
39	16.46%	16.65%	15.84%	15.12%	12.19%	14.43%	14.47%	13.69%	13.97%
40	15.50%	15.66%	14.90%	14.35%	11.56%	13.63%	13.68%	12.86%	13.08%
41	14.63%	14.73%	14.06%	13.68%	10.89%	12.82%	12.96%	12.17%	12.21%
42	13.78%	13.79%	13.33%	12.99%	10.30%	12.10%	12.26%	11.25%
43	12.96%	12.96%	12.67%	12.32%	9.62%	11.38%	11.53%	10.46%
44	12.12%	12.18%	12.08%	11.69%	8.96%	10.61%	10.87%	9.73%
45	11.36%	11.36%	11.45%	11.04%	8.37%	9.97%	10.07%	9.01%
46	10.56%	10.60%	10.86%	10.35%	7.78%	9.10%	9.33%
47	9.89%	9.88%	10.25%	9.77%	7.15%	8.36%	8.67%
48	9.25%	9.29%	9.61%	9.16%	6.59%	7.73%	8.01%
49	8.56%	8.76%	9.07%	8.56%	5.94%	7.12%
50	7.94%	8.28%	8.47%	8.01%	0.00%
51	7.36%	7.77%	7.87%	7.33%
52	0.00%	7.30%	7.34%	6.74%
53		0.00%	0.00%	0.00%

Note Factor Rate (cont’d)

As of June 30, 2021

Period	DRIVE 2018-3	DRIVE 2018-4	DRIVE 2018-5	DRIVE 2019-1	DRIVE 2019-2	DRIVE 2019-3	DRIVE 2019-4	DRIVE 2020-1	DRIVE 2020-2	DRIVE 2021-1
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	97.35%	97.05%	97.15%	96.82%	96.79%	96.94%	96.84%	96.96%	96.34%	95.93%
2	94.29%	93.78%	94.18%	93.56%	93.57%	93.47%	93.29%	93.75%	92.34%	91.45%
3	90.99%	89.90%	90.71%	89.71%	89.82%	89.48%	89.72%	90.43%	88.29%	86.41%
4	85.66%	84.11%	85.66%	84.75%	85.48%	84.62%	85.64%	86.98%	83.58%
5	80.02%	77.12%	78.90%	78.88%	79.46%	79.45%	80.49%	83.04%	78.20%
6	75.44%	71.79%	73.80%	74.31%	74.03%	75.18%	75.81%	79.60%	73.59%
7	71.72%	67.26%	70.61%	70.47%	70.89%	71.71%	71.85%	75.89%	70.89%
8	68.08%	63.99%	67.78%	67.17%	67.81%	68.83%	68.78%	72.55%	68.21%
9	64.63%	61.14%	64.77%	64.09%	64.91%	65.99%	66.40%	70.02%	65.74%
10	61.96%	58.47%	61.64%	60.94%	62.29%	63.02%	64.15%	67.11%	62.27%
11	59.28%	55.50%	58.58%	57.99%	59.29%	60.54%	61.83%	64.36%	58.99%
12	56.60%	52.49%	55.59%	55.10%	56.33%	58.28%	59.55%	61.49%	55.91%
13	53.86%	49.64%	52.81%	52.23%	53.60%	56.23%	57.18%	58.89%	52.80%
14	51.15%	47.00%	50.39%	49.50%	51.29%	54.31%	54.71%	56.62%
15	48.69%	44.62%	47.84%	46.99%	49.29%	52.48%	52.45%	53.75%
16	46.31%	42.40%	45.39%	44.97%	47.53%	50.41%	50.27%	51.02%
17	44.14%	40.21%	43.05%	43.24%	45.79%	48.19%	48.10%	48.43%
18	42.06%	38.11%	41.21%	41.58%	44.06%	46.26%	46.16%	45.88%
19	40.06%	36.11%	39.56%	39.97%	42.18%	44.29%	43.66%
20	38.07%	34.55%	38.13%	38.43%	40.29%	42.42%	41.40%
21	36.22%	33.22%	36.74%	36.79%	38.61%	40.66%	39.25%
22	34.72%	31.87%	35.36%	35.08%	36.83%	38.41%	37.12%
23	33.39%	30.53%	33.78%	33.50%	35.09%	36.35%
24	32.14%	29.24%	32.20%	31.82%	33.63%	34.44%
25	30.92%	27.94%	30.77%	30.30%	31.59%	32.54%
26	29.73%	26.57%	29.32%	28.95%	29.81%
27	28.41%	25.35%	27.91%	27.33%	28.18%
28	27.12%	24.07%	26.62%	25.77%	26.62%
29	25.97%	22.86%	25.04%	24.37%
30	24.70%	21.72%	23.60%	23.03%
31	23.54%	20.33%	22.33%
32	22.53%	19.13%	21.00%
33	21.15%	18.01%
34	19.94%	16.90%
35	18.80%
36	17.70%
37
38
39
40
41
42
43
44
45
46
47
48
49
50

Pool Factor Rate

As of June 30, 2021

Period	DRIVE 2016-A	DRIVE 2016-B	DRIVE 2016-C	DRIVE 2017-A	DRIVE 2017-B	DRIVE 2017-1	DRIVE 2017-2	DRIVE 2017-3	DRIVE 2018-1	DRIVE 2018-2
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	98.94%	98.61%	98.85%	98.71%	98.09%	98.71%	98.88%	98.57%	98.59%	98.70%
2	97.51%	97.02%	97.35%	96.88%	96.38%	97.29%	97.43%	96.96%	96.72%	97.32%
3	95.40%	95.09%	95.49%	94.78%	94.28%	95.41%	95.72%	95.02%	94.64%	95.45%
4	92.40%	91.97%	92.63%	91.87%	91.42%	92.74%	92.91%	91.85%	91.78%	92.08%
5	89.12%	88.69%	89.14%	88.69%	88.10%	89.54%	88.36%	87.99%	88.37%	88.34%
6	85.93%	85.55%	86.26%	85.73%	84.64%	86.05%	84.88%	84.18%	85.24%	84.76%
7	82.87%	82.76%	83.55%	82.78%	81.72%	83.28%	81.66%	81.14%	81.78%	81.59%
8	79.75%	79.96%	80.74%	79.81%	78.71%	80.59%	78.80%	78.33%	78.78%	78.53%
9	76.72%	77.13%	78.07%	77.28%	75.49%	77.90%	75.89%	75.58%	75.72%	75.55%
10	73.75%	74.27%	75.13%	74.48%	72.71%	74.79%	73.29%	72.85%	72.91%	72.71%
11	70.70%	71.17%	72.39%	71.38%	69.77%	71.78%	70.53%	69.64%	69.88%	69.58%
12	67.61%	68.59%	69.58%	68.62%	66.80%	69.03%	67.78%	66.60%	66.63%	66.74%
13	64.76%	66.01%	66.68%	65.78%	63.56%	66.35%	65.00%	63.54%	63.67%	63.91%
14	62.12%	63.50%	64.17%	63.16%	60.78%	63.86%	62.16%	60.74%	60.78%	61.36%
15	59.38%	61.03%	61.69%	60.53%	58.21%	61.12%	59.58%	58.05%	58.13%	58.56%
16	56.97%	58.61%	59.22%	58.25%	55.87%	58.62%	56.94%	55.36%	55.71%	55.89%
17	54.80%	56.40%	56.68%	56.12%	53.52%	56.02%	54.62%	52.90%	53.33%	53.44%
18	52.58%	54.13%	54.47%	54.10%	51.12%	53.56%	52.16%	50.39%	50.92%	50.98%
19	50.39%	51.97%	52.55%	51.96%	48.82%	51.12%	49.86%	48.21%	48.49%	48.78%
20	48.27%	49.91%	50.51%	49.71%	46.51%	48.83%	47.60%	46.06%	46.21%	46.76%
21	46.32%	47.91%	48.59%	47.68%	44.31%	46.57%	45.48%	44.08%	43.96%	44.64%
22	44.30%	45.98%	46.49%	45.50%	42.20%	44.37%	43.58%	41.98%	41.99%	42.64%
23	42.51%	43.94%	44.52%	43.42%	40.11%	42.40%	41.66%	39.95%	40.03%	40.72%
24	40.66%	42.18%	42.48%	41.48%	38.10%	40.53%	39.92%	38.06%	38.09%	39.18%
25	38.92%	40.51%	40.60%	39.53%	36.17%	38.76%	37.97%	36.20%	36.29%	37.81%
26	37.22%	38.93%	38.75%	37.74%	34.46%	36.93%	36.18%	34.51%	34.62%	36.58%
27	35.55%	37.36%	36.93%	35.97%	32.78%	35.01%	34.46%	32.96%	33.27%	35.32%
28	34.10%	35.70%	35.24%	34.36%	31.29%	33.36%	32.76%	31.32%	31.96%	34.10%
29	32.75%	34.18%	33.50%	32.78%	29.62%	31.70%	31.22%	29.80%	30.73%	32.85%
30	31.36%	32.57%	32.03%	31.34%	28.13%	30.24%	29.81%	28.37%	29.52%	31.52%
31	30.07%	31.09%	30.62%	29.84%	26.70%	28.89%	28.38%	27.18%	28.37%	30.30%
32	28.68%	29.61%	29.25%	28.39%	25.26%	27.46%	27.03%	26.11%	27.24%	29.02%
33	27.37%	28.10%	27.85%	27.00%	23.97%	26.12%	25.78%	25.08%	26.01%	27.73%
34	26.03%	26.67%	26.48%	25.62%	22.73%	24.81%	24.73%	24.07%	24.95%	26.62%
35	24.80%	25.26%	25.14%	24.42%	21.50%	23.78%	23.76%	23.10%	23.79%	25.19%
36	23.49%	24.12%	23.82%	23.23%	20.30%	22.83%	22.87%	22.10%	22.70%	23.87%
37	22.29%	23.01%	22.69%	22.01%	19.17%	21.99%	21.94%	21.06%	21.73%	22.71%
38	21.10%	21.86%	21.58%	20.85%	18.31%	21.06%	21.10%	20.15%	20.52%	21.58%
39	20.00%	20.78%	20.47%	19.79%	17.47%	20.19%	20.23%	19.25%	19.48%
40	18.96%	19.68%	19.40%	18.90%	16.75%	19.26%	19.32%	18.30%	18.46%
41	18.00%	18.64%	18.43%	18.12%	15.98%	18.33%	18.50%	17.51%	17.47%
42	17.08%	17.58%	17.59%	17.33%	15.30%	17.50%	17.68%	16.45%
43	16.19%	16.67%	16.83%	16.55%	14.53%	16.68%	16.84%	15.54%
44	15.28%	15.79%	16.15%	15.83%	13.78%	15.79%	16.09%	14.71%
45	14.45%	14.87%	15.43%	15.08%	13.11%	15.05%	15.17%	13.87%
46	13.58%	14.03%	14.75%	14.28%	12.43%	14.06%	14.31%
47	12.85%	13.22%	14.05%	13.61%	11.71%	13.20%	13.56%
48	12.15%	12.56%	13.31%	12.90%	11.07%	12.47%	12.80%
49	11.40%	11.97%	12.69%	12.21%	10.33%	11.78%
50	10.72%	11.43%	11.99%	11.57%	9.66%
51	10.10%	10.86%	11.31%	10.79%
52	9.57%	10.34%	10.70%	10.11%
53		9.81%	9.95%	9.51%

Pool Factor Rate (cont’d)

As of June 30, 2021

Period	DRIVE 2018-3	DRIVE 2018-4	DRIVE 2018-5	DRIVE 2019-1	DRIVE 2019-2	DRIVE 2019-3	DRIVE 2019-4	DRIVE 2020-1	DRIVE 2020-2	DRIVE 2021-1
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	98.86%	98.67%	98.77%	98.55%	98.58%	98.69%	98.48%	98.70%	98.46%	97.82%
2	97.31%	97.02%	97.37%	96.87%	97.03%	96.96%	96.60%	97.13%	96.59%	95.21%
3	95.40%	94.86%	95.57%	94.64%	95.04%	94.85%	94.64%	95.21%	94.59%	92.07%
4	91.79%	91.08%	92.43%	91.50%	92.44%	91.84%	91.96%	92.91%	92.02%
5	87.75%	86.35%	87.98%	87.57%	88.52%	88.40%	88.37%	90.15%	88.97%
6	84.03%	82.38%	84.36%	84.22%	84.73%	85.29%	84.92%	87.73%	86.20%
7	80.53%	78.72%	81.06%	80.75%	81.36%	82.22%	81.53%	85.14%	83.30%
8	77.38%	75.48%	78.01%	77.19%	78.04%	79.12%	78.74%	82.75%	80.36%
9	74.22%	72.35%	74.76%	73.86%	74.91%	76.06%	76.28%	80.03%	77.66%
10	71.29%	69.40%	71.38%	70.47%	72.09%	72.85%	73.85%	76.89%	73.85%
11	68.35%	66.13%	68.08%	67.28%	68.85%	70.17%	71.35%	73.93%	70.25%
12	65.41%	62.82%	64.85%	64.16%	65.65%	67.74%	68.89%	70.85%	66.87%
13	62.41%	59.68%	61.85%	61.06%	62.71%	65.52%	66.33%	68.05%	63.46%
14	59.43%	56.76%	59.24%	58.12%	60.21%	63.46%	63.67%	65.60%
15	56.73%	54.14%	56.49%	55.40%	58.05%	61.48%	61.23%	62.50%
16	54.12%	51.69%	53.84%	53.23%	56.15%	59.24%	58.88%	59.57%
17	51.74%	49.28%	51.32%	51.36%	54.28%	56.85%	56.53%	56.78%
18	49.46%	46.96%	49.33%	49.57%	52.41%	54.77%	54.45%	54.03%
19	47.26%	44.77%	47.56%	47.83%	50.38%	52.64%	51.75%
20	45.08%	43.05%	46.01%	46.17%	48.34%	50.62%	49.31%
21	43.05%	41.58%	44.51%	44.40%	46.53%	48.72%	47.00%
22	41.40%	40.09%	43.02%	42.55%	44.61%	46.29%	44.69%
23	39.95%	38.61%	41.32%	40.85%	42.73%	44.07%
24	38.58%	37.19%	39.61%	39.03%	41.15%	42.01%
25	37.24%	35.76%	38.07%	37.40%	38.95%	39.97%
26	35.93%	34.24%	36.50%	35.94%	37.03%
27	34.49%	32.91%	34.98%	34.19%	35.27%
28	33.07%	31.49%	33.59%	32.51%	33.59%
29	31.81%	30.16%	31.88%	30.99%
30	30.41%	28.91%	30.33%	29.55%
31	29.15%	27.37%	28.96%
32	28.03%	26.04%	27.53%
33	26.52%	24.82%
34	25.20%	23.59%
35	23.94%
36	22.74%
37
38
39
40
41
42
43
44
45
46
47
48
49
50

Prepayment Speed (1-month ABS)

As of June 30, 2021

Period	DRIVE 2016-A	DRIVE 2016-B	DRIVE 2016-C	DRIVE 2017-A	DRIVE 2017-B	DRIVE 2017-1	DRIVE 2017-2	DRIVE 2017-3	DRIVE 2018-1	DRIVE 2018-2
1	0.62%	0.76%	0.56%	0.71%	0.91%	0.68%	0.65%	0.74%	0.72%	0.74%
2	0.79%	0.92%	0.81%	1.11%	0.83%	0.71%	0.87%	0.86%	0.90%	0.75%
3	1.37%	1.24%	1.15%	1.20%	1.10%	1.16%	1.11%	1.10%	1.21%	1.21%
4	2.24%	2.27%	1.99%	2.03%	1.70%	1.88%	2.10%	2.11%	1.87%	2.57%
5	2.48%	2.43%	2.38%	2.24%	2.03%	2.35%	3.58%	2.56%	2.35%	2.95%
6	2.48%	2.36%	2.08%	2.12%	2.16%	2.64%	2.75%	2.46%	2.17%	2.81%
7	2.40%	2.14%	1.96%	2.15%	1.88%	2.09%	2.57%	2.09%	2.42%	2.51%
8	2.49%	2.18%	2.08%	2.20%	1.96%	2.04%	2.24%	1.93%	2.17%	2.44%
9	2.47%	2.24%	1.99%	1.93%	2.15%	1.98%	2.23%	1.96%	2.23%	2.41%
10	2.45%	2.23%	2.26%	2.14%	1.90%	2.25%	2.10%	1.98%	2.07%	2.24%
11	2.55%	2.35%	2.15%	2.40%	2.02%	2.30%	2.27%	2.34%	2.27%	2.41%
12	2.60%	2.12%	2.24%	2.18%	2.02%	2.14%	2.28%	2.29%	2.46%	2.34%
13	2.47%	2.12%	2.34%	2.26%	2.13%	2.15%	2.34%	2.31%	2.25%	2.34%
14	2.32%	2.11%	2.09%	2.07%	1.99%	2.04%	2.41%	2.18%	2.16%	2.19%
15	2.31%	2.13%	2.09%	2.05%	1.89%	2.24%	2.28%	2.16%	2.13%	2.39%
16	2.21%	2.12%	2.05%	1.90%	1.78%	2.12%	2.32%	2.18%	1.99%	2.32%
17	2.05%	2.00%	2.06%	1.81%	1.83%	2.20%	2.12%	2.03%	2.05%	2.23%
18	2.11%	2.07%	1.91%	1.76%	1.88%	2.14%	2.25%	2.03%	2.08%	2.23%
19	2.12%	2.03%	1.73%	1.87%	1.88%	2.16%	2.13%	1.92%	2.14%	2.07%
20	2.09%	1.98%	1.85%	1.96%	1.90%	2.06%	2.10%	1.91%	2.08%	1.95%
21	2.01%	1.93%	1.78%	1.84%	1.86%	1.99%	1.95%	1.85%	2.06%	2.02%
22	2.06%	1.85%	1.93%	1.96%	1.85%	1.92%	1.87%	1.96%	1.89%	1.91%
23	1.93%	1.89%	1.88%	1.93%	1.84%	1.87%	1.91%	1.93%	1.92%	1.90%
24	1.99%	1.78%	1.94%	1.85%	1.79%	1.81%	1.82%	1.89%	1.91%	1.64%
25	1.93%	1.72%	1.85%	1.86%	1.70%	1.80%	2.01%	1.87%	1.80%	1.52%
26	1.88%	1.68%	1.84%	1.74%	1.65%	1.85%	1.89%	1.77%	1.76%	1.41%
27	1.81%	1.68%	1.83%	1.69%	1.66%	1.94%	1.88%	1.70%	1.56%	1.42%
28	1.72%	1.76%	1.73%	1.66%	1.57%	1.79%	1.88%	1.75%	1.53%	1.43%
29	1.65%	1.70%	1.72%	1.65%	1.72%	1.80%	1.76%	1.66%	1.49%	1.47%
30	1.70%	1.76%	1.61%	1.58%	1.61%	1.65%	1.69%	1.64%	1.44%	1.55%
31	1.65%	1.69%	1.56%	1.64%	1.62%	1.59%	1.70%	1.48%	1.43%	1.49%
32	1.74%	1.72%	1.59%	1.62%	1.62%	1.65%	1.61%	1.38%	1.44%	1.55%
33	1.69%	1.74%	1.62%	1.60%	1.55%	1.54%	1.57%	1.37%	1.52%	1.54%
34	1.72%	1.66%	1.61%	1.60%	1.54%	1.59%	1.44%	1.30%	1.40%	1.41%
35	1.66%	1.63%	1.62%	1.46%	1.53%	1.38%	1.36%	1.33%	1.53%	1.57%
36	1.74%	1.47%	1.61%	1.49%	1.50%	1.29%	1.29%	1.39%	1.43%	1.58%
37	1.65%	1.46%	1.45%	1.52%	1.52%	1.20%	1.32%	1.43%	1.37%	1.50%
38	1.64%	1.53%	1.46%	1.45%	1.30%	1.27%	1.25%	1.36%	1.49%	1.52%
39	1.53%	1.48%	1.46%	1.42%	1.27%	1.28%	1.31%	1.34%	1.43%
40	1.54%	1.51%	1.42%	1.30%	1.16%	1.36%	1.35%	1.37%	1.43%
41	1.47%	1.49%	1.37%	1.18%	1.22%	1.37%	1.31%	1.23%	1.47%
42	1.48%	1.50%	1.31%	1.22%	1.14%	1.31%	1.30%	1.42%
43	1.46%	1.39%	1.19%	1.17%	1.32%	1.30%	1.30%	1.37%
44	1.49%	1.38%	1.11%	1.14%	1.29%	1.34%	1.23%	1.33%
45	1.44%	1.41%	1.12%	1.21%	1.23%	1.20%	1.32%	1.41%
46	1.47%	1.32%	1.12%	1.27%	1.25%	1.38%	1.33%
47	1.36%	1.35%	1.17%	1.16%	1.31%	1.34%	1.28%
48	1.34%	1.23%	1.23%	1.22%	1.25%	1.23%	1.34%
49	1.40%	1.12%	1.14%	1.18%	1.27%	1.27%
50	1.31%	1.06%	1.23%	1.15%	1.32%
51	1.31%	1.08%	1.20%	1.21%
52	1.21%	1.05%	1.14%	1.19%
53		1.11%	1.22%	1.13%

Prepayment Speed (1-month ABS) (cont’d)

As of June 30, 2021

Period	DRIVE 2018-3	DRIVE 2018-4	DRIVE 2018-5	DRIVE 2019-1	DRIVE 2019-2	DRIVE 2019-3	DRIVE 2019-4	DRIVE 2020-1	DRIVE 2020-2	DRIVE 2021-1
1	0.61%	0.65%	0.67%	0.68%	0.73%	0.66%	0.71%	0.58%	0.72%	1.16%
2	0.91%	0.84%	0.74%	0.79%	0.87%	0.96%	0.91%	0.73%	0.86%	1.49%
3	1.28%	1.28%	1.06%	1.10%	1.22%	1.31%	1.01%	0.97%	1.04%	2.01%
4	2.79%	2.63%	2.21%	2.08%	1.84%	2.18%	1.64%	1.44%	1.55%
5	3.17%	3.32%	3.17%	2.67%	2.95%	2.51%	2.36%	1.92%	1.94%
6	2.97%	2.79%	2.70%	2.34%	2.90%	2.29%	2.20%	1.68%	1.82%
7	2.79%	2.51%	2.43%	2.43%	2.65%	2.26%	2.23%	1.77%	1.92%
8	2.47%	2.35%	2.33%	2.54%	2.58%	2.34%	1.92%	1.70%	1.94%
9	2.42%	2.30%	2.50%	2.47%	2.46%	2.25%	1.72%	1.98%	1.87%
10	2.38%	2.25%	2.61%	2.51%	2.27%	2.40%	1.74%	2.29%	2.42%
11	2.40%	2.50%	2.63%	2.42%	2.59%	2.13%	1.77%	2.24%	2.45%
12	2.45%	2.59%	2.59%	2.41%	2.54%	2.00%	1.84%	2.33%	2.40%
13	2.54%	2.54%	2.46%	2.43%	2.44%	1.84%	1.93%	2.14%	2.52%
14	2.54%	2.40%	2.20%	2.33%	2.18%	1.67%	1.99%	1.93%
15	2.41%	2.27%	2.35%	2.22%	1.96%	1.68%	1.92%	2.24%
16	2.34%	2.16%	2.25%	1.92%	1.78%	1.92%	1.88%	2.24%
17	2.20%	2.16%	2.22%	1.70%	1.71%	2.05%	1.86%	2.21%
18	2.15%	2.09%	1.91%	1.69%	1.79%	1.86%	1.71%	2.26%
19	2.09%	2.06%	1.73%	1.64%	1.92%	1.88%	2.03%
20	2.06%	1.77%	1.58%	1.62%	1.93%	1.78%	1.96%
21	1.99%	1.54%	1.52%	1.73%	1.81%	1.75%	1.96%
22	1.77%	1.59%	1.54%	1.80%	1.90%	2.02%	2.03%
23	1.60%	1.59%	1.77%	1.77%	1.83%	1.95%
24	1.55%	1.57%	1.78%	1.87%	1.65%	1.90%
25	1.51%	1.61%	1.70%	1.71%	2.03%	1.97%
26	1.51%	1.71%	1.69%	1.59%	1.94%
27	1.64%	1.61%	1.66%	1.73%	1.86%
28	1.63%	1.67%	1.60%	1.78%	1.85%
29	1.54%	1.58%	1.75%	1.70%
30	1.68%	1.57%	1.72%	1.70%
31	1.52%	1.72%	1.62%
32	1.40%	1.63%	1.72%
33	1.67%	1.59%
34	1.59%	1.65%
35	1.59%
36	1.60%
37
38
39
40
41
42
43
44
45
46
47
48
49
50

Summary Information for Prior Securitized Pools

	DRIVE 2021-1	DRIVE 2020-2	DRIVE 2020-1	DRIVE 2019-4	DRIVE 2019-3	DRIVE 2019-2	DRIVE 2019-1	DRIVE 2018-5	DRIVE 2018-4	DRIVE 2018-3	DRIVE 2018-2	DRIVEd 2018-1
Origination Statistics

Original Pool Balance	$1,934,846,855	$1,271,513,438	$1,298,944,569	$1,477,898,386	$1,550,251,005	$1,306,759,251	$1,284,910,630	$1,302,590,076	$1,617,751,847	$1,643,374,873	$1,625,505,005	$1,161,713,631

Original Pool Count	97,002	65,649	65,084	78,200	75,375	62,886	67,820	63,445	83,271	80,474	84,218	65,216

Average Original Contract Balance	$20,886	$20,246	$20,790	$20,632	$20,904	$21,044	$20,834	$21,143	$21,084	$20,544	$19,391	$19,033

Weighted Average Contract Rate	19.02%	18.98%	18.96%	18.94%	19.01%	18.99%	18.88%	18.95%	18.97%	19.11%	18.95%	19.02%

Weighted Average Original Term	71.05	71.11	71.07	71.19	71.14	71.13	71.07	71.31	71.40	71.27	70.95	71.01

Weighted Average Remaining Term	66.53	67.57	68.25	66.23	69.56	70.01	67.31	69.22	67.42	70.34	70.26	67.32

Weighted Average LTV	111.54%	110.55%	111.84%	110.48%	109.39%	109.64%	109.92%	107.90%	107.59%	107.96%	107.74%	108.34%

Non-Zero Weighted Average FICO® Score	582	583	582	581	587	579	584	577	576	581	574	572

Min FICO® Score	367	362	361	371	391	365	340	360	336	379	361	374

Max FICO® Score	887	897	891	891	889	879	900	870	868	898	900	877

Weighted Average Loan Funded Score(3)(4)	493	493	491	494	496	489	494	487	487	487	490	491

Vehicle Type (% of Aggregate Principal Balance)

Used %	72.31%	71.00%	66.94%	66.05%	63.84%	64.86%	61.12%	57.68%	55.81%	55.69%	65.83%	65.45%

New %	27.69%	29.00%	33.06%	33.95%	36.16%	35.14%	38.88%	42.32%	44.19%	44.31%	34.17%	34.55%

(3)

The sponsor’s scoring model has been refined from time to time. The information presented in this table reflects loan funded scores (formerly known as loss forecasting scores) generated under SC’s current scoring model.

(4)	Excludes receivables in pools that were acquired from unaffiliated third-party originators or were originated prior to 2009.

	DRIVE 2021-1	DRIVE 2020-2	DRIVE 2020-1	DRIVE 2019-4	DRIVE 2019-3	DRIVE 2019-2	DRIVE 2019-1	DRIVE 2018-5	DRIVE 2018-4	DRIVE 2018-3	DRIVE 2018-2	DRIVE 2018-1
Contract Rate (% of Aggregate Principal Balance)
14.00% and below	11.57%	10.53%	7.90%	4.81%	10.98%	9.04%	8.06%	9.59%	10.72%	7.10%	10.50%	7.35%
14.01% - 15.00%	6.34%	4.23%	3.10%	3.15%	3.52%	5.18%	2.66%	3.33%	3.62%	2.14%	3.17%	3.92%
15.01% - 16.00%	6.92%	6.15%	4.73%	6.42%	4.73%	6.22%	4.36%	3.73%	3.93%	3.75%	4.55%	5.39%
16.01% - 17.00%	8.68%	8.44%	9.49%	11.86%	8.15%	9.60%	8.34%	7.24%	6.97%	8.85%	7.94%	9.22%
17.01% - 18.00%	13.08%	15.35%	19.34%	21.28%	17.28%	18.25%	19.66%	22.19%	18.24%	21.45%	17.02%	19.25%
18.01% - 19.00%	6.36%	7.09%	9.20%	9.67%	6.95%	7.37%	9.42%	9.72%	9.63%	10.04%	9.85%	11.61%
19.01% - 20.00%	5.87%	6.64%	7.52%	7.40%	5.76%	5.62%	8.25%	8.51%	8.95%	9.26%	8.33%	7.77%
20.01% - 21.00%	9.68%	11.10%	11.73%	11.64%	11.38%	10.17%	11.39%	10.80%	11.31%	11.60%	11.16%	10.76%
21.01% - 22.00%	5.79%	6.75%	7.29%	6.75%	6.34%	6.29%	6.25%	5.49%	6.21%	6.68%	6.39%	6.23%
22.01% - 23.00%	5.28%	5.81%	5.51%	4.89%	6.10%	5.54%	5.54%	4.75%	4.82%	4.61%	4.19%	3.91%
23.01% - 24.00%	6.80%	6.96%	6.08%	5.33%	7.15%	5.84%	5.73%	4.92%	4.94%	4.67%	5.11%	5.43%
24.01% - 25.00%	6.93%	5.50%	4.61%	3.59%	6.03%	5.43%	4.82%	4.20%	4.57%	4.19%	4.83%	3.94%
25.01% and above	6.71%	5.44%	3.51%	3.20%	5.62%	5.47%	5.52%	5.52%	6.07%	5.66%	6.94%	5.20%

Geographic Distribution (% of Aggregate Principal Balance)
Top 1 State	TX	TX	TX	TX	TX	TX	TX	TX	TX	TX	TX	TX
Top 1 State %	17.21%	18.26%	17.57%	15.02%	17.46%	19.23%	16.68%	18.29%	15.76%	17.99%	16.68%	15.62%
Top 2 State	FL	FL	FL	FL	FL	FL	FL	FL	FL	FL	FL	FL
Top 2 State %	11.29%	10.54%	11.39%	11.71%	10.22%	11.92%	10.35%	10.01%	9.81%	11.18%	11.66%	12.43%
Top 3 State	CA	CA	CA	CA	CA	CA	CA	CA	CA	CA	CA	CA
Top 3 State %	8.51%	6.69%	7.49%	7.38%	7.89%	8.62%	9.13%	8.23%	9.04%	8.60%	8.68%	8.19%
Top 4 State	GA	GA	GA	GA	GA	GA	GA	GA	GA	GA	GA	GA
Top 4 State %	6.38%	6.06%	6.26%	6.13%	5.61%	6.13%	5.75%	5.69%	6.26%	5.80%	5.99%	5.91%
Top 5 State	NY	NC	NC	NC	PA	NC	IL	NC	IL	NC	NY	MD
Top 5 State %	4.18%	4.22%	4.36%	4.21%	4.84%	4.22%	3.97%	3.69%	4.28%	3.66%	3.76%	3.97%

	DRIVE 2021-1	DRIVE 2020-2	DRIVE 2020-1	DRIVE 2019-4	DRIVE 2019-3	DRIVE 2019-2	DRIVE 2019-1	DRIVE 2018-5	DRIVE 2018-4	DRIVE 2018-3	DRIVE 2018-2	DRIVE 2018-1
Vehicle Make Distribution (% of Aggregate Principal Balance)
Top 1 Make	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge
Top 1 Make %	14.51%	17.26%	16.08%	15.61%	16.82%	16.70%	17.70%	16.37%	18.94%	16.42%	15.20%	14.12%
Top 2 Make	Nissan	Chevrolet	Chevrolet	Chevrolet	Jeep	Nissan	Nissan	Jeep	Jeep	Nissan	Nissan	Chevrolet
Top 2 Make %	12.49%	12.49%	12.13%	11.88%	11.98%	12.20%	12.17%	15.63%	14.99%	12.70%	13.40%	13.00%
Top 3 Make	Chevrolet	Nissan	Nissan	Nissan	Chevrolet	Chevrolet	Jeep	Nissan	Chevrolet	Jeep	Chevrolet	Nissan
Top 3 Make %	11.93%	11.25%	11.97%	11.15%	11.55%	11.94%	12.02%	11.16%	11.09%	12.14%	13.13%	12.65%
Top 4 Make	Ford	Jeep	Jeep	Jeep	Nissan	Jeep	Chevrolet	Chevrolet	Nissan	Chevrolet	Ford	Jeep
Top 4 Make %	10.07%	10.94%	10.59%	10.91%	11.16%	10.76%	11.35%	11.12%	10.56%	12.05%	9.76%	9.75%
Top 5 Make	Jeep	Ford	Ford	Ford	Ford	Ford	Ford	Ford	Ford	Ford	Jeep	Ford
Top 5 Make %	9.87%	10.13%	10.00%	9.72%	10.00%	10.16%	9.44%	9.62%	8.98%	9.35%	9.24%	8.88%

Model Year (% of Aggregate Principal Balance)
2012 or earlier	2.22%	3.81%	4.77%	6.95%	4.91%	5.69%	8.67%	7.89%	10.06%	7.32%	9.61%	15.23%
2013	2.81%	3.51%	3.99%	4.93%	4.21%	4.66%	5.71%	5.61%	6.39%	5.46%	6.69%	8.66%
2014	4.54%	5.59%	5.94%	7.36%	6.95%	7.95%	9.93%	8.91%	8.55%	8.70%	11.40%	12.78%
2015	7.26%	9.40%	9.78%	11.20%	12.48%	13.83%	14.36%	14.57%	13.97%	14.84%	16.37%	13.15%
2016	9.77%	13.11%	15.61%	16.16%	14.78%	13.52%	10.69%	9.78%	9.06%	10.26%	12.80%	12.34%
2017	16.78%	16.20%	11.97%	10.43%	11.77%	13.09%	11.30%	10.20%	10.39%	13.22%	16.58%	23.54%
2018	13.55%	12.90%	13.12%	14.83%	19.89%	22.07%	27.05%	34.32%	37.37%	38.49%	26.47%	14.30%
2019	15.13%	20.09%	28.79%	26.40%	25.01%	19.20%	12.30%	8.72%	4.20%	1.70%	0.09%	0.00%
2020	18.71%	15.37%	6.02%	1.75%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2021	9.22%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Original Term (% of Aggregate Principal Balance)
0-24	0.00%	0.00%	0.01%	0.04%	0.08%	0.08%	0.10%	0.08%	0.07%	0.06%	0.06%	0.06%
25-36	0.24%	0.37%	0.40%	0.34%	0.43%	0.38%	0.42%	0.38%	0.33%	0.30%	0.34%	0.30%
37-48	1.93%	1.79%	1.83%	1.66%	1.74%	1.67%	1.79%	1.57%	1.47%	1.61%	1.85%	1.70%
49-60	5.66%	5.37%	5.19%	4.80%	5.03%	5.12%	5.22%	4.79%	4.39%	4.66%	5.60%	5.57%
61-72	81.92%	80.74%	81.96%	82.08%	79.87%	81.12%	80.73%	77.71%	78.27%	80.68%	83.79%	83.77%
73+	10.25%	11.73%	10.60%	11.07%	12.85%	11.63%	11.74%	15.47%	15.47%	12.68%	8.36%	8.60%

	DRIVE 2021-1	DRIVE 2020-2	DRIVE 2020-1	DRIVE 2019-4	DRIVE 2019-3	DRIVE 2019-2	DRIVE 2019-1	DRIVE 2018-5	DRIVE 2018-4	DRIVE 2018-3	DRIVE 2018-2	DRIVE 2018-1
Remaining Term (% of Aggregate Principal Balance)
1-6	0.02%	0.00%	0.02%	0.03%	0.00%	0.00%	0.07%	0.01%	0.05%	0.00%	0.00%	0.07%
7-12	0.19%	0.00%	0.06%	0.12%	0.03%	0.02%	0.13%	0.04%	0.37%	0.00%	0.00%	0.30%
13-18	0.36%	0.24%	0.72%	1.53%	0.13%	0.14%	1.60%	0.27%	2.39%	0.00%	0.00%	2.25%
19-24	0.70%	1.73%	1.18%	2.36%	0.11%	0.53%	2.85%	1.48%	2.50%	0.06%	0.06%	2.55%
25-30	0.22%	0.51%	0.65%	1.59%	0.04%	0.18%	1.09%	1.04%	0.68%	0.00%	0.00%	0.48%
31-36	0.21%	0.45%	0.47%	2.04%	0.50%	0.49%	0.56%	0.55%	0.36%	0.30%	0.33%	0.42%
37-42	0.57%	0.16%	0.06%	0.51%	0.09%	0.06%	0.16%	0.09%	0.07%	0.02%	0.02%	0.10%
43-48	1.61%	1.92%	1.80%	1.65%	1.85%	1.77%	1.96%	1.72%	1.47%	1.60%	1.83%	1.74%
49-54	1.94%	1.10%	0.22%	0.20%	0.23%	0.12%	0.22%	0.34%	0.39%	0.07%	0.08%	0.23%
55-60	7.94%	6.15%	5.22%	4.56%	5.11%	5.07%	5.09%	4.86%	4.24%	4.60%	5.52%	5.59%
61-66	16.05%	6.80%	2.96%	2.31%	1.22%	0.79%	0.79%	0.95%	1.52%	0.83%	0.50%	1.16%
67-72	65.21%	73.61%	78.11%	74.75%	79.45%	80.34%	75.40%	75.83%	73.61%	80.77%	83.37%	77.00%
73+	4.97%	7.32%	8.54%	8.35%	11.24%	10.50%	10.08%	12.83%	12.36%	11.76%	8.28%	8.12%

Amount Financed (% of Aggregate Principal Balance)
$0.01 - $5,000.00	0.00%	0.01%	0.01%	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%
$5,000.01 - $10,000.00	2.23%	2.97%	2.40%	2.14%	2.38%	2.29%	2.58%	2.28%	2.05%	2.29%	3.40%	3.40%
$10,000.01 - $15,000.00	12.13%	14.28%	11.96%	11.69%	11.91%	11.42%	12.04%	10.35%	10.62%	11.53%	15.29%	16.26%
$15,000.01 - $20,000.00	22.18%	22.42%	21.84%	23.03%	22.76%	22.04%	22.20%	20.31%	20.94%	22.98%	24.87%	25.74%
$20,000.01 - $25,000.00	20.81%	20.28%	22.15%	22.97%	21.12%	21.76%	22.63%	24.30%	24.50%	25.77%	23.03%	22.93%
$25,000.01 - $30,000.00	17.20%	16.93%	18.07%	18.58%	17.35%	17.90%	17.95%	20.96%	20.11%	18.69%	15.78%	15.35%
$30,000.01 - $35,000.00	12.34%	11.48%	12.38%	11.78%	11.51%	11.98%	11.21%	11.68%	11.99%	10.57%	9.42%	8.93%
$35,000.01 - $40,000.00	8.04%	6.70%	7.28%	7.28%	7.66%	7.95%	7.29%	7.15%	6.74%	6.00%	5.51%	5.47%
$40,000.01 - $45,000.00	3.65%	2.78%	2.01%	1.68%	3.02%	3.23%	2.11%	1.77%	1.70%	1.47%	1.80%	1.42%
$45,000.01 - $50,000.00	1.01%	0.95%	0.84%	0.34%	1.07%	0.89%	0.80%	0.85%	0.83%	0.53%	0.61%	0.38%
$50,000.01 and greater	0.40%	1.20%	1.06%	0.51%	1.22%	0.53%	1.17%	0.33%	0.49%	0.16%	0.28%	0.10%

	DRIVE 2021-1	DRIVE 2020-2	DRIVE 2020-1	DRIVE 2019-4	DRIVE 2019-3	DRIVE 2019-2	DRIVE 2019-1	DRIVE 2018-5	DRIVE 2018-4	DRIVE 2018-3	DRIVE 2018-2	DRIVE 2018-1
Current Principal Balance (% of Aggregate Principal Balance)
$0.01 - $5,000.00	0.30%	0.14%	0.26%	0.61%	0.07%	0.06%	0.53%	0.12%	0.56%	0.02%	0.03%	0.61%
$5,000.01 - $10,000.00	3.16%	4.11%	3.45%	4.65%	2.70%	2.54%	4.95%	3.08%	4.38%	2.38%	3.49%	5.56%
$10,000.01 - $15,000.00	13.30%	15.45%	12.70%	13.48%	12.38%	11.83%	13.42%	11.38%	12.06%	11.73%	15.49%	17.21%
$15,000.01 - $20,000.00	22.64%	22.89%	21.76%	22.28%	22.90%	22.12%	21.81%	20.18%	20.10%	23.29%	24.97%	24.63%
$20,000.01 - $25,000.00	20.56%	19.98%	21.76%	21.70%	21.08%	21.66%	21.46%	23.70%	23.23%	25.78%	23.00%	21.65%
$25,000.01 - $30,000.00	16.71%	16.23%	17.71%	17.36%	17.24%	17.71%	16.97%	20.31%	19.17%	18.49%	15.75%	14.57%
$30,000.01 - $35,000.00	11.65%	10.83%	12.00%	11.17%	11.33%	11.80%	10.56%	11.46%	11.44%	10.41%	9.29%	8.63%
$35,000.01 - $40,000.00	7.46%	6.23%	6.88%	6.72%	7.35%	7.85%	6.79%	6.94%	6.31%	5.82%	5.40%	5.34%
$40,000.01 - $45,000.00	3.04%	2.34%	1.87%	1.39%	2.83%	3.09%	1.85%	1.69%	1.54%	1.41%	1.74%	1.36%
$45,000.01 - $50,000.00	0.86%	0.80%	0.73%	0.24%	0.97%	0.84%	0.66%	0.83%	0.76%	0.53%	0.59%	0.33%
$50,000.01 and greater	0.31%	1.00%	0.88%	0.39%	1.15%	0.49%	0.99%	0.31%	0.44%	0.15%	0.25%	0.10%

Original Mileage (% of Aggregate Principal Balance)
0 - 5,000	28.55%	29.65%	33.95%	35.03%	37.00%	35.93%	39.62%	43.03%	45.01%	45.04%	35.03%	35.26%
5,001 - 10,000	1.90%	1.86%	1.78%	1.75%	1.68%	1.97%	1.65%	1.79%	1.68%	1.49%	1.71%	1.98%
10,001 - 15,000	2.65%	2.81%	2.58%	2.64%	2.45%	2.55%	2.41%	2.20%	2.24%	2.09%	2.51%	2.53%
15,001 - 20,000	3.56%	3.87%	3.40%	3.54%	3.32%	3.38%	3.10%	2.84%	2.89%	2.95%	3.34%	3.38%
20,001 - 25,000	4.46%	4.55%	4.23%	4.11%	3.86%	3.94%	3.69%	3.50%	3.40%	3.29%	4.19%	4.23%
25,001 - 30,000	5.52%	5.17%	4.71%	4.81%	4.42%	4.45%	4.46%	4.04%	3.93%	3.83%	4.59%	4.58%
30,001 - 35,000	6.94%	5.94%	5.53%	5.83%	5.50%	5.11%	4.92%	4.62%	4.55%	4.46%	5.23%	5.38%
35,001 - 40,000	7.28%	7.01%	6.04%	6.21%	5.80%	5.60%	5.25%	4.86%	5.09%	5.12%	6.06%	5.83%
40,001 - 45,000	6.57%	6.73%	6.59%	6.27%	6.34%	6.27%	5.67%	5.48%	5.59%	5.86%	6.89%	6.59%
45,001 - 50,000	4.90%	5.20%	5.55%	5.21%	5.53%	5.93%	5.32%	4.90%	4.58%	4.84%	5.87%	5.87%
50,001 and above	27.67%	27.22%	25.63%	24.58%	24.10%	24.87%	23.92%	22.75%	21.03%	21.04%	24.59%	24.38%

	DRIVE 2021-1	DRIVE 2020-2	DRIVE 2020-1	DRIVE 2019-4	DRIVE 2019-3	DRIVE 2019-2	DRIVE 2019-1	DRIVE 2018-5	DRIVE 2018-4	DRIVE 2018-3	DRIVE 2018-2	DRIVE 2018-1
Loan Funded Score (% of Aggregate Principal Balance)(5)
350 and lower	0.56%	0.50%	0.68%	0.58%	0.57%	0.76%	0.79%	1.11%	1.15%	1.07%	0.88%	0.83%
351-400	3.53%	2.90%	4.30%	3.59%	3.80%	4.88%	4.54%	5.82%	6.11%	5.75%	5.56%	5.22%
401-450	16.93%	16.25%	18.18%	17.51%	18.74%	20.29%	19.41%	21.65%	21.44%	22.12%	20.84%	19.26%
451-500	36.30%	38.87%	37.32%	35.82%	34.05%	34.12%	33.76%	32.77%	32.67%	33.72%	33.78%	33.26%
501-550	26.79%	26.15%	25.53%	27.20%	25.24%	25.27%	25.09%	23.46%	23.44%	23.10%	23.18%	25.70%
551-600	13.23%	12.22%	10.12%	10.83%	11.46%	10.40%	10.11%	10.46%	10.46%	9.43%	10.17%	10.93%
601 and higher	2.66%	3.11%	3.88%	4.47%	6.13%	4.27%	6.31%	4.73%	4.72%	4.81%	5.60%	4.79%
Not Available(6)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

FICO® Score (% of Aggregate Principal Balance)
400 and lower	0.01%	0.02%	0.03%	0.02%	0.02%	0.03%	0.02%	0.03%	0.04%	0.01%	0.04%	0.04%
401-450	0.54%	0.82%	0.82%	0.70%	0.59%	0.80%	0.78%	0.94%	1.02%	0.59%	1.14%	1.30%
451-500	4.54%	5.07%	4.37%	4.89%	4.19%	5.45%	5.24%	6.36%	6.48%	4.81%	6.99%	7.20%
501-550	18.29%	20.20%	18.67%	19.90%	17.74%	20.59%	19.10%	20.92%	21.35%	19.34%	21.34%	22.55%
551-600	31.72%	28.97%	31.93%	31.76%	30.09%	31.62%	29.60%	31.26%	30.76%	32.31%	30.99%	32.38%
601-650	21.46%	19.81%	20.19%	20.53%	20.68%	20.07%	19.97%	18.24%	18.58%	19.88%	17.56%	18.93%
651-700	5.79%	6.04%	6.45%	6.45%	7.94%	6.44%	7.06%	6.40%	6.12%	5.13%	4.86%	4.68%
701 and higher	2.42%	3.81%	2.45%	2.57%	3.67%	2.70%	3.78%	2.98%	2.66%	3.21%	3.01%	2.06%
Null FICO Score	15.24%	15.27%	15.09%	13.19%	15.09%	12.30%	14.44%	12.88%	12.99%	14.71%	14.08%	10.86%

LTV Range (% of Aggregate Principal Balance)
Less than 100%	23.16%	24.85%	22.99%	25.01%	27.75%	26.78%	27.39%	33.34%	33.82%	31.83%	31.26%	29.05%
100% - 109.99%	21.50%	22.25%	20.64%	21.61%	22.09%	22.16%	22.43%	21.44%	21.56%	23.39%	23.34%	22.45%
110% - 119.99%	24.32%	25.19%	24.60%	24.94%	23.93%	24.71%	22.27%	21.16%	21.40%	22.43%	23.50%	24.08%
120% - 129.99%	17.43%	17.32%	18.59%	17.47%	16.34%	16.68%	16.51%	14.91%	14.80%	14.66%	14.55%	15.33%
130% - 139.99%	13.04%	9.97%	12.52%	10.52%	9.39%	9.28%	10.51%	8.59%	7.72%	7.28%	6.95%	8.43%
140% - 149.99%	0.53%	0.41%	0.64%	0.41%	0.49%	0.39%	0.85%	0.50%	0.60%	0.37%	0.35%	0.51%
150% and greater	0.01%	0.01%	0.01%	0.04%	0.01%	0.01%	0.04%	0.06%	0.09%	0.05%	0.05%	0.14%

(5)

The sponsor’s scoring model has been refined from time to time. The information presented in this table reflects loan funded scores (formerly known as loss forecasting scores) generated under SC’s current scoring model.

(6)	Receivables in pools that were acquired from unaffiliated third-party originators or were originated prior to 2009 were unable to be scored with the current model.

	DRIVE 2017-3	DRIVE 2017-2	DRIVE 2017-1	DRIVE 2017-B	DRIVE 2017-A	DRIVE 2016-C	DRIVE 2016-B	DRIVE 2016-A
Origination Statistics
Original Pool Balance	$1,534,751,067	$1,180,452,151	$1,382,670,257	$1,363,027,661	$1,342,298,460	$1,633,986,932	$1,584,988,186	$964,475,131
Original Pool Count	89,894	62,648	80,636	84,203	74,381	93,237	87,972	55,499
Average Original Contract Balance	$18,540	$19,150	$17,621	$18,291	$18,702	$18,040	$18,481	$17,694
Weighted Average Contract Rate	19.05%	19.07%	19.14%	19.06%	18.93%	18.97%	19.00%	21.09%
Weighted Average Original Term	70.94	71.51	69.95	70.78	71.37	70.59	70.68	70.35
Weighted Average Remaining Term	65.62	69.88	67.40	61.71	66.98	67.44	67.68	67.91
Weighted Average LTV	107.88%	106.30%	108.60%	108.51%	108.19%	108.03%	107.59%	111.80%
Non-Zero Weighted Average FICO® Score	566	568	570	552	552	551	551	550
Min FICO® Score	366	357	359	361	346	336	356	350
Max FICO® Score	882	867	900	733	871	830	897	822
Weighted Average Loan Funded Score(1)(2)	489	487	490	486	485	487	483	468

Vehicle Type (% of Aggregate Principal Balance)
Used %	66.36%	60.08%	75.91%	68.60%	65.68%	67.57%	67.93%	72.71%
New %	33.64%	39.92%	24.09%	31.40%	34.32%	32.43%	32.07%	27.29%

(1)

The sponsor’s scoring model has been refined from time to time. The information presented in this table reflects loan funded scores (formerly known as loss forecasting scores) generated under SC’s current scoring model.

(2)	Excludes receivables in pools that were acquired from unaffiliated third-party originators or were originated prior to 2009.

	DRIVE 2017-3	DRIVE 2017-2	DRIVE 2017-1	DRIVE 2017-B	DRIVE 2017-A	DRIVE 2016-C	DRIVE 2016-B	DRIVE 2016-A
Contract Rate (% of Aggregate Principal Balance)
14.00% and below	8.97%	4.35%	8.19%	10.87%	6.95%	10.32%	11.05%	0.84%
14.01% - 15.00%	2.98%	4.62%	2.58%	3.20%	4.00%	3.81%	2.83%	0.85%
15.01% - 16.00%	4.50%	6.15%	3.56%	3.96%	5.32%	4.90%	5.06%	2.29%
16.01% - 17.00%	6.80%	10.15%	7.84%	7.13%	10.02%	8.49%	6.81%	3.31%
17.01% - 18.00%	20.07%	22.05%	16.59%	16.62%	21.52%	17.12%	18.18%	11.08%
18.01% - 19.00%	11.56%	11.28%	11.28%	9.22%	11.19%	8.79%	9.21%	7.66%
19.01% - 20.00%	8.50%	8.17%	9.16%	7.56%	8.26%	7.92%	7.93%	12.18%
20.01% - 21.00%	12.30%	9.72%	13.04%	10.92%	9.72%	9.95%	9.24%	15.99%
21.01% - 22.00%	6.16%	6.05%	8.18%	7.49%	4.84%	5.66%	5.71%	10.91%
22.01% - 23.00%	3.90%	3.85%	4.27%	4.62%	3.28%	4.99%	4.99%	8.58%
23.01% - 24.00%	5.14%	4.49%	4.92%	6.10%	4.38%	6.73%	6.34%	9.05%
24.01% - 25.00%	3.77%	3.72%	4.91%	5.56%	3.85%	4.87%	4.97%	6.31%
25.01% and above	5.35%	5.40%	5.47%	6.76%	6.66%	6.47%	7.66%	10.94%

Geographic Distribution (% of Aggregate Principal Balance)
Top 1 State	TX	TX	TX	TX	TX	TX	TX	CA
Top 1 State %	14.58%	16.24%	15.70%	16.68%	15.90%	16.60%	17.23%	12.89%
Top 2 State	FL	FL	FL	FL	FL	FL	FL	TX
Top 2 State %	7.10%	10.16%	11.11%	11.18%	12.12%	12.69%	16.09%	11.95%
Top 3 State	CA	GA	GA	CA	CA	CA	CA	FL
Top 3 State %	7.08%	7.94%	7.50%	8.37%	8.90%	9.47%	10.86%	10.61%
Top 4 State	GA	CA	CA	GA	GA	GA	GA	GA
Top 4 State %	6.60%	7.69%	7.25%	6.58%	6.81%	6.41%	5.53%	6.25%
Top 5 State	PA	NC	NY	NC	NC	NY	NY	NY
Top 5 State %	6.08%	4.63%	4.26%	4.17%	4.20%	3.81%	3.53%	4.43%

	DRIVE 2017-3	DRIVE 2017-2	DRIVE 2017-1	DRIVE 2017-B	DRIVE 2017-A	DRIVE 2016-C	DRIVE 2016-B	DRIVE 2016-A
Vehicle Make Distribution (% of Aggregate Principal Balance)
Top 1 Make	Dodge	Dodge	Chevrolet	Dodge	Nissan	Nissan	Dodge	Dodge
Top 1 Make %	15.12%	17.74%	14.08%	16.97%	14.37%	14.40%	16.93%	14.38%
Top 2 Make	Nissan	Nissan	Nissan	Nissan	Dodge	Dodge	Nissan	Nissan
Top 2 Make %	14.80%	12.84%	13.73%	12.40%	14.21%	13.96%	12.53%	13.08%
Top 3 Make	Chevrolet	Chevrolet	Dodge	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet
Top 3 Make %	11.21%	10.71%	11.70%	11.75%	12.43%	11.77%	11.16%	11.72%
Top 4 Make	Jeep	Jeep	Ford	Ford	Ford	Ford	Ford	Ford
Top 4 Make %	9.31%	10.28%	10.64%	9.73%	8.96%	8.78%	8.26%	8.69%
Top 5 Make	Ford	Ford	Toyota	Jeep	Toyota	Toyota	Jeep	Toyota
Top 5 Make %	9.01%	8.77%	8.45%	8.20%	7.64%	7.68%	7.60%	6.36%

Model Year (% of Aggregate Principal Balance)
2012 or earlier	20.85%	14.76%	22.06%	31.21%	23.25%	26.58%	31.25%	46.05%
2013	9.56%	8.81%	11.72%	12.63%	14.18%	15.31%	15.39%	13.05%
2014	15.02%	14.19%	17.73%	14.32%	12.66%	11.79%	13.24%	10.98%
2015	11.36%	11.48%	14.13%	10.89%	16.62%	13.98%	20.75%	21.20%
2016	12.10%	16.64%	15.41%	16.77%	24.42%	29.39%	19.34%	8.72%
2017	30.30%	34.06%	18.95%	14.18%	8.87%	2.95%	0.04%	0.00%
2018	0.80%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Original Term (% of Aggregate Principal Balance)
0-24	0.07%	0.05%	0.12%	0.07%	0.02%	0.08%	0.05%	0.09%
25-36	0.33%	0.25%	0.57%	0.35%	0.18%	0.46%	0.41%	0.48%
37-48	1.93%	1.40%	3.03%	2.17%	1.05%	2.21%	2.05%	2.78%
49-60	5.74%	3.96%	8.56%	6.52%	4.02%	6.48%	6.36%	7.75%
61-72	82.58%	78.79%	87.18%	81.56%	87.96%	85.86%	86.10%	81.90%
73+	9.35%	15.55%	0.54%	9.34%	6.78%	4.91%	5.03%	7.00%

	DRIVE 2017-3	DRIVE 2017-2	DRIVE 2017-1	DRIVE 2017-B	DRIVE 2017-A	DRIVE 2016-C	DRIVE 2016-B	DRIVE 2016-A
Remaining Term (% of Aggregate Principal Balance)
1-6	0.10%	0.02%	0.04%	0.12%	0.02%	0.05%	0.02%	0.03%
7-12	0.37%	0.09%	0.15%	0.49%	0.06%	0.15%	0.11%	0.11%
13-18	2.44%	0.25%	0.51%	1.72%	0.18%	0.43%	0.21%	0.23%
19-24	2.76%	0.53%	0.85%	3.08%	0.37%	0.53%	0.28%	0.36%
25-30	0.98%	0.29%	0.38%	2.26%	0.53%	0.25%	0.08%	0.11%
31-36	1.02%	0.80%	1.13%	3.80%	1.07%	0.48%	0.41%	0.47%
37-42	0.92%	0.54%	0.60%	5.79%	0.46%	0.36%	0.35%	0.33%
43-48	2.14%	1.60%	3.22%	5.72%	1.64%	2.30%	2.17%	2.62%
49-54	0.70%	0.24%	0.31%	1.34%	1.60%	0.90%	1.47%	1.42%
55-60	5.80%	4.11%	8.46%	6.44%	14.18%	7.27%	5.68%	7.07%
61-66	3.47%	0.74%	1.03%	3.21%	7.31%	8.25%	12.26%	6.88%
67-72	71.84%	77.67%	83.34%	59.00%	68.16%	75.50%	73.88%	77.16%
73+	7.47%	13.13%	0.00%	7.04%	4.40%	3.53%	3.08%	3.20%

Amount Financed (% of Aggregate Principal Balance)
$0.01 - $5,000.00	0.01%	0.01%	0.02%	0.01%	0.01%	0.02%	0.02%	0.02%
$5,000.01 - $10,000.00	3.71%	3.18%	4.88%	4.01%	3.28%	4.67%	4.17%	4.48%
$10,000.01 - $15,000.00	17.86%	16.00%	21.18%	18.92%	17.80%	19.43%	18.95%	21.42%
$15,000.01 - $20,000.00	27.76%	26.31%	29.19%	27.89%	28.11%	28.49%	26.69%	28.65%
$20,000.01 - $25,000.00	23.48%	24.25%	20.98%	21.82%	22.89%	20.71%	21.39%	22.40%
$25,000.01 - $30,000.00	13.32%	14.86%	12.49%	13.41%	13.65%	13.04%	13.75%	12.95%
$30,000.01 - $35,000.00	7.18%	8.16%	6.56%	6.60%	7.38%	6.92%	7.07%	5.50%
$35,000.01 - $40,000.00	4.51%	5.46%	3.39%	4.28%	4.52%	4.00%	3.47%	2.03%
$40,000.01 - $45,000.00	1.32%	1.45%	0.81%	1.63%	1.37%	1.51%	1.76%	0.88%
$45,000.01 - $50,000.00	0.65%	0.29%	0.34%	0.69%	0.50%	0.65%	1.02%	0.57%
$50,000.01 and greater	0.20%	0.04%	0.16%	0.73%	0.49%	0.55%	1.71%	1.09%

	DRIVE 2017-3	DRIVE 2017-2	DRIVE 2017-1	DRIVE 2017-B	DRIVE 2017-A	DRIVE 2016-C	DRIVE 2016-B	DRIVE 2016-A
Current Principal Balance (% of Aggregate Principal Balance)
$0.01 - $5,000.00	0.61%	0.06%	0.15%	0.71%	0.12%	0.20%	0.14%	0.13%
$5,000.01 - $10,000.00	6.45%	3.60%	5.81%	8.41%	4.25%	5.52%	4.77%	5.03%
$10,000.01 - $15,000.00	19.69%	16.70%	22.22%	22.85%	19.58%	20.34%	19.85%	22.08%
$15,000.01 - $20,000.00	26.38%	26.39%	28.79%	25.95%	28.23%	28.40%	26.98%	28.45%
$20,000.01 - $25,000.00	21.76%	23.78%	20.22%	18.52%	21.87%	20.26%	21.20%	22.12%
$25,000.01 - $30,000.00	12.10%	14.41%	12.06%	11.05%	12.88%	12.46%	13.15%	12.53%
$30,000.01 - $35,000.00	6.75%	8.02%	6.33%	5.87%	6.88%	6.64%	6.62%	5.31%
$35,000.01 - $40,000.00	4.25%	5.39%	3.23%	3.94%	4.16%	3.72%	3.15%	1.90%
$40,000.01 - $45,000.00	1.28%	1.39%	0.76%	1.49%	1.23%	1.38%	1.65%	0.83%
$45,000.01 - $50,000.00	0.59%	0.25%	0.31%	0.63%	0.43%	0.59%	0.96%	0.55%
$50,000.01 and greater	0.14%	0.02%	0.13%	0.58%	0.38%	0.49%	1.53%	1.06%

Original Mileage (% of Aggregate Principal Balance)
0 - 5,000	34.35%	40.59%	24.84%	32.14%	35.17%	33.34%	33.02%	28.01%
5,001 - 10,000	1.81%	1.72%	1.69%	1.66%	1.81%	1.78%	1.84%	1.44%
10,001 - 15,000	2.65%	2.36%	2.77%	2.47%	2.80%	2.59%	2.75%	2.15%
15,001 - 20,000	3.27%	3.29%	3.67%	3.58%	3.74%	3.53%	3.45%	2.76%
20,001 - 25,000	3.87%	3.85%	4.54%	4.24%	4.33%	4.23%	4.36%	3.54%
25,001 - 30,000	4.79%	4.53%	5.38%	4.95%	4.87%	4.65%	4.81%	4.50%
30,001 - 35,000	5.79%	5.48%	6.41%	5.91%	5.88%	5.33%	5.60%	5.39%
35,001 - 40,000	6.34%	6.88%	7.78%	6.82%	6.77%	6.46%	6.34%	6.43%
40,001 - 45,000	6.36%	6.10%	7.61%	6.67%	6.38%	6.28%	5.94%	5.88%
45,001 - 50,000	5.30%	4.16%	5.23%	5.31%	4.79%	4.73%	4.67%	5.06%
50,001 and above	25.48%	21.03%	30.09%	26.25%	23.46%	27.07%	27.22%	34.83%

	DRIVE 2017-3	DRIVE 2017-2	DRIVE 2017-1	DRIVE 2017-B	DRIVE 2017-A	DRIVE 2016-C	DRIVE 2016-B	DRIVE 2016-A
Loan Funded Score (% of Aggregate Principal Balance)(1)
350 and lower	0.90%	1.04%	0.90%	0.94%	1.12%	1.29%	1.61%	2.13%
351-400	5.83%	6.09%	5.97%	6.20%	6.43%	6.71%	7.55%	9.48%
401-450	20.33%	20.41%	21.14%	21.95%	21.13%	21.03%	22.37%	26.93%
451-500	33.17%	32.76%	32.85%	33.28%	33.04%	31.87%	31.28%	34.61%
501-550	24.55%	25.26%	23.29%	23.28%	24.78%	23.63%	22.52%	18.99%
551-600	10.55%	10.39%	9.86%	9.73%	9.71%	10.53%	10.07%	5.87%
601 and higher	4.66%	4.06%	5.98%	4.59%	3.79%	4.93%	4.56%	1.97%
Not Available(2)	0.00%	0.00%	0.00%	0.03%	0.00%	0.00%	0.04%	0.01%

FICO® Score (% of Aggregate Principal Balance)
400 and lower	0.06%	0.08%	0.09%	0.08%	0.13%	0.16%	0.14%	0.12%
401-450	1.81%	1.66%	1.79%	2.50%	2.73%	2.95%	2.67%	2.50%
451-500	9.46%	8.43%	9.55%	11.91%	12.95%	13.25%	11.11%	11.55%
501-550	24.74%	22.47%	22.42%	26.81%	23.63%	22.80%	23.42%	26.42%
551-600	30.64%	31.03%	29.16%	28.49%	29.57%	29.06%	28.55%	29.60%
601-650	16.09%	17.35%	15.43%	13.55%	14.55%	14.08%	11.16%	10.28%
651-700	4.48%	4.44%	5.45%	2.27%	1.63%	2.09%	1.37%	1.73%
701 and higher	2.19%	1.81%	3.18%	0.02%	0.16%	0.38%	0.62%	0.49%
Null FICO Score	10.53%	12.73%	12.93%	14.35%	14.66%	15.23%	20.95%	17.30%

LTV Range (% of Aggregate Principal Balance)
Less than 100%	30.84%	34.80%	27.89%	28.52%	27.94%	28.62%	27.91%	16.99%
100% - 109.99%	22.20%	22.97%	23.65%	23.58%	24.96%	25.25%	28.66%	28.06%
110% - 119.99%	23.57%	22.44%	25.83%	24.99%	25.60%	24.90%	25.01%	30.60%
120% - 129.99%	14.62%	12.64%	15.07%	14.52%	14.40%	13.91%	12.16%	15.64%
130% - 139.99%	7.88%	6.60%	6.97%	7.17%	6.61%	6.89%	5.61%	7.88%
140% - 149.99%	0.68%	0.42%	0.46%	1.02%	0.38%	0.36%	0.55%	0.64%
150% and greater	0.22%	0.13%	0.11%	0.20%	0.10%	0.07%	0.10%	0.19%

(1)

The sponsor’s scoring model has been refined from time to time. The information presented in this table reflects loan funded scores (formerly known as loss forecasting scores) generated under SC’s current scoring model.

(2)	Receivables in pools that were acquired from unaffiliated third-party originators or were originated prior to 2009 were unable to be scored with the current model.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2016-A

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2016-A

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2016-A

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2016-B

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2016-B

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2016-B

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2016-C

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2016-C

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2016-C

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2017-A

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2017-A

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2017-A

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2017-B

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2017-B

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2017-B

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2017-1

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2017-1

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2017-1

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2017-2

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2017-2

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2017-2

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2017-3

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2017-3

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2017-3

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2018-1

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2018-1

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2018-1

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2018-2

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2018-2

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2018-2

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2018-3

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2018-3

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2018-3

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2018-4

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2018-4

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2018-4

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2018-5

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2018-5

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2018-5

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2019-1

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2019-1

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2019-1

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2019-2

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2019-2

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2019-2

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2019-3

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2019-3

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2019-3

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2019-4

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2019-4

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2019-4

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2020-1

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2020-1

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2020-1

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2020-2

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2020-2

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2020-2

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

DRIVE 2021-1

(1)	As of June 30, 2021.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. In July 2019, SC made certain changes to its treatment of partial payments, as described under “Servicing by SC—Partial Payments” in this prospectus. Prior to these changes, the required minimum payment for all receivables originated by SC (other than receivables originated by SC through its “Chrysler Capital” channel) or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017 was 50% of the scheduled payment; the required minimum payment for all other receivables in SC’s managed portfolio was 90% of the scheduled payment. After implementing the July 2019 changes, the required minimum payment under SC’s servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. Under SC’s current accounting policy, which was in effect prior to the July 2019 changes to SC’s servicing practices, a receivable is considered delinquent if an obligor fails to pay at least 90% of the scheduled payment (regardless of origination channel or origination date). For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

DRIVE 2021-1

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

DRIVE 2021-1

(1)	As of June 30, 2021.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the sponsor or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time since the date of this prospectus.

Drive Auto Receivables Trust 2021-2

Issuing Entity

Class A-1 Notes	$218,000,000
Class A-2 Notes	$593,000,000
Class A-3 Notes	$219,100,000
Class B Notes	$240,870,000
Class C Notes	$253,760,000
Class D Notes	$275,270,000

Santander Drive Auto Receivables LLC

Depositor

Santander Consumer USA Inc.

Sponsor and Servicer

PROSPECTUS

UNDERWRITERS

Citigroup	BMO Capital Markets	Santander

Solely with respect to the Class A notes:

Guzman & Company	Roberts & Ryan	Siebert Williams Shank

Until November 15, 2021, which is ninety days following the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver this prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.